    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 1998
                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-11
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            FORTRESS INVESTMENT CORP.
             (Exact name of Registrant as specified in its charter)


                           1301 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 798-6100
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                                RANDAL A. NARDONE
                      CHIEF OPERATING OFFICER AND SECRETARY
                            FORTRESS INVESTMENT CORP.
                           1301 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10019
                                 (212) 798-6110
            (Name, Address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                              DAVID J. GOLDSCHMIDT
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 735-3000

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         CALCULATION OF REGISTRATION FEE

                                                                                  PROPOSED
                                                                                   MAXIMUM         PROPOSED
                                                                                  OFFERING          MAXIMUM         AMOUNT OF
                TITLE OF EACH CLASS OF                       AMOUNT BEING         PRICE PER        AGGREGATE       REGISTRATION
             SECURITIES TO BE REGISTERED                      REGISTERED          SHARE(1)     OFFERING PRICE(1)       FEE
             ---------------------------                      ----------          ---------    -----------------   ------------
Common Stock, par value $.01 per share................     20,916,739 shares         $20         $418,334,780        $123,409


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 8, 1998

PROSPECTUS

                                20,916,739 SHARES
                            FORTRESS INVESTMENT CORP.
                                  COMMON STOCK

         This Prospectus relates to shares of common stock, par value $.01 per share (the "Common Stock"), of Fortress Investment Corp., a Maryland corporation ("Fortress"). Certain shares of the Common Stock were issued and sold (the "Original Offering") on June 10, 1998 (the "First Closing Date") and July 1, 1998 (the "Second Closing Date") to the Initial Purchaser (as defined herein) and subsequently sold by the Initial Purchaser in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by the Initial Purchaser to be qualified institutional buyers as defined in Rule 144A under the Securities Act, to a limited number of institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and to certain individual "accredited investors" (as defined in Rule 501(a)(4), (5) or (6) under the Securities Act). In addition, certain shares of the Common Stock were sold directly by Fortress to the Manager (as defined below) or to an affiliate of the Manager and to certain employees of the Manager (the "Private Placement").

         The Common Stock offered hereby (the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Stockholders") pursuant to this Prospectus. All of the Offered Securities are being offered by the Selling Stockholders. The Offered Securities may be sold by the Selling Stockholders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Stockholders" and "Plan of Distribution." The Selling Stockholders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the registration of the Offered Securities. See "Plan of Distribution."

         Fortress is a newly-formed Maryland corporation established to continue the opportunistic real estate-related investment activities of Messrs. Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone and Erik P. Nygaard (each, a "Principal, collectively, the "Principals"). Fortress Investment Group LLC (the "Manager") will manage the day-to-day operations of Fortress and the Operating Partnership (as defined below), under the direction of Fortress' Board of Directors. Fortress will be the sole general partner of Fortress Partners, L.P. (the "Operating Partnership" and, collectively with Fortress and their subsidiaries, the "Company"), through which the investments of the Company will be made. The Manager (or an affiliate) currently owns approximately 12.8% of the equity interests in the Company (on a fully diluted basis) and has options to purchase an additional 10% of the outstanding equity. See "Management -- Stock Options."

         Fortress expects to qualify as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), commencing with its taxable year ending December 31, 1998. The charter of Fortress, as may be amended or restated from time to time (the "Charter"), contains various restrictions on the ownership and transfer of the Common Stock in order to preserve Fortress' status as a REIT. See "Description of Securities -- Transfer Restrictions."

         SEE "RISK FACTORS" BEGINNING ON PAGE __ FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING, AMONG OTHERS:

         - The Company relies on the Manager for advisory and management services pursuant to the Management Agreement, and on key personnel of the Manager, including the Principals, whose continued service is not guaranteed.

         - Certain of the Company's real estate-related assets will require significant management resources, will be illiquid, and may decrease in value due to factors and conditions beyond the Company's control.

         - The Company has a limited operating history and competes with respect to its acquisition of investments with other investors, including other REITs and private real estate opportunity funds.

         - Conflicts of interest may arise among Fortress, the Operating Partnership, the Manager and the Principals, which may result in decisions that do not fully reflect the best interests of all of the stockholders of Fortress.

         - The Company has broad discretion in the types and percentages of any types of real estate-related assets included in its portfolio and may change its investment and operating policies and strategies at any time without the consent of the stockholders of Fortress.

         - The Company invests in commercial real properties, including net leased properties, which are subject to risk of non-payment by the applicable tenant, particularly in the event of an economic downturn, and various types of commercial mortgage loans, which may be subject to significant credit risk, resulting in possible losses.

         - The Management Agreement provides for base management fees payable to the Manager without consideration of the performance of the Company's portfolio. The Manager or an affiliate also will receive incentive fees based on certain performance criteria, which could result in the Manager recommending investments which are riskier or more speculative investments.

         - If it fails to qualify as a REIT, Fortress will be subject to income tax at regular corporate rates, which may have the effect of reducing cash available for distribution to stockholders of Fortress.

         - There is no established market for the Common Stock, which may affect the liquidity of an investment in the Common Stock.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

               The date of this Prospectus is            , 1998.

                               TABLE OF CONTENTS



OFFERING SUMMARY...................................................................................................  2
    The Company....................................................................................................  2
    INVESTMENT STRATEGY............................................................................................  3
    The Sister Co. and Preferred Stock Affiliates..................................................................  5
    Summary Risk Factors...........................................................................................  6
    The Manager....................................................................................................  7
    Management Agreement and Management Incentives.................................................................  8
    Exclusivity....................................................................................................  9
    Conflicts of Interest.......................................................................................... 10
    Restrictions on Ownership of Stock............................................................................. 10
    Use of Proceeds................................................................................................ 10
    Distribution Policy............................................................................................ 10
    Tax Status of the Company...................................................................................... 11
    Organization and Relationships................................................................................. 12
RISK FACTORS....................................................................................................... 13
    INVESTMENT ACTIVITY RISKS...................................................................................... 14
         Conflicts of Interest in Relationship with the Manager.................................................... 14
         External Management of the Company........................................................................ 14
         Manager May Advise Others................................................................................. 14
         Structure of Management Compensation Could Jeopardize the Invested Portfolio.............................. 14
         Management Agreement May Not be Most Favorable to the Company............................................. 14
         Dependence on Key Personnel............................................................................... 14
         Conflicts Relating to the Operating Partnership........................................................... 14
         Geographic Concentration of the Properties:
         Significant Concentration of Credit Risk.................................................................. 15
         Appropriate Investments May Not Be Available; Broad Discretion on Investments............................. 15
         No Limitation on Coverages Leverage Can Reduce Income Available for Distribution.......................... 15
         Real Estate is Illiquid and Value is Dependent on Conditions Beyond Company's Control..................... 16
         Real Estate Investment Risks.............................................................................. 16
         Risks Related to Investments in Mortgage Loans............................................................ 16
         Conflicts Relating to the Sister Co....................................................................... 17
         International Investments are Subject to Currency Conversion Risks and Uncertainty of Foreign Laws........ 17
    ECONOMIC AND BUSINESS RISKS.................................................................................... 18
         Newly-Organized Corporation............................................................................... 18
         Availability of Capital................................................................................... 18
         Adverse Changes in General Economic Conditions Can Adversely Affect the Company's Business................ 18
         Risks Associated with Hedging Investments................................................................. 18
         Financing Risks........................................................................................... 18
         Multi-Sector and Multi-Jurisdiction Investment Strategy................................................... 18
         The Company's Insurance May Not Cover All Losses.......................................................... 19
         Property Taxes Decrease Returns on Real Estate............................................................ 19
         Compliance with Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations May Be Costly..................................................... 19
         Risk of Adverse Effect on Results of Operations Due to Possible Environmental Liabilities................. 19
    LEGAL AND TAX RISKS............................................................................................ 20
         Tax Risks................................................................................................. 20
         Stock Ownership Limit May Restrict Business Combination Opportunities..................................... 20
         Maryland Takeover Statutes May Restrict Certain Opportunities............................................. 21


         Preferred Stock May Prevent Change in Control.............................................................  21
         Stockholder Rights Plan Could Inhibit Change of Control...................................................  21
         Board of Directors May Change Certain Policies Without Stockholder Consent................................  21
         Plans Should Consider ERISA Risks of Investing in Common Stock............................................  22
         Loss of Investment Company Act Exemption Would Adversely Affect the Company...............................  22
         Limitations on Liability of Manager and Officers and Directors of the Company.............................  22
         Possible Legislative or Other Actions Affecting Tax Consequences..........................................  23
    OTHER RISKS....................................................................................................  23
         Risk that Market for Common Stock Will Not Develop........................................................  23
         Year 2000 Compliance......................................................................................  23
INVESTMENT STRATEGY................................................................................................  24
    General........................................................................................................  24
    Targeted Investments...........................................................................................  25
    Investment Management..........................................................................................  26
    The Sister Co. and Preferred Stock Affiliates..................................................................  26
    Policies with Respect to Certain other Activities..............................................................  27
THE COMPANY........................................................................................................  29
    Investments....................................................................................................  29
    Borrowings.....................................................................................................  31
THE MANAGER AND THE MANAGEMENT AGREEMENT...........................................................................  32
    The Manager....................................................................................................  32
    The Manager's Experience.......................................................................................  32
    Officers of the Manager........................................................................................  32
    The Management Agreement.......................................................................................  32
    Management Fee.................................................................................................  37
    Management Incentives..........................................................................................  40
    Limits of Responsibility.......................................................................................
    Certain Relationships: Conflicts of Interest...................................................................
MANAGEMENT.........................................................................................................
    Directors and Executive Officers of the Company................................................................
    Executive Compensation.........................................................................................
    Compensation of Directors......................................................................................
    Stock Options..................................................................................................
    Liability and Indemnification of Officers and Directors........................................................
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....................................................
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...............................................................
    USE OF PROCEEDS................................................................................................
    DISTRIBUTION POLICY............................................................................................
    PRICE RANGE OF COMMON STOCK....................................................................................
    CONSOLIDATED UNAUDITED PRO FORMA FINANCIAL STATEMENTS..........................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS......................................................................
    Overview.......................................................................................................
    Liquidity and Capital Resources................................................................................
    Result of Operations...........................................................................................
    Year 2000 Compliance...........................................................................................
DESCRIPTION OF SECURITIES..........................................................................................
    General........................................................................................................
    Common Stock...................................................................................................
    Preferred Stock................................................................................................
    Power to Issue Additional Shares of Common Stock and Preferred Stock...........................................
    Stockholder Rights Plan........................................................................................
    Dividend Reinvestment Plan.....................................................................................
    Transfer Agent and Registrar...................................................................................



    Transfer Restrictions..........................................................................................  63
    Book-Entry Only Issuance - The Depository Trust Company........................................................  67
CERTAIN PROVISIONS OF MARYLAND LAW AND OF FORTRESS' CHARTER AND BYLAWS.............................................  69
    Classification of the Board of Directors.......................................................................  69
    Removal of Directors...........................................................................................  69
    Business Combinations..........................................................................................  69
    Control Share Acquisitions.....................................................................................  70
    Amendment to the Charter.......................................................................................  70
    Dissolution of Fortress........................................................................................  71
    Advance Notice of Director Nominations and New Business........................................................  71
    Anti-takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws.......................  71
COMMON STOCK AVAILABLE FOR FUTURE SALE.............................................................................  72
OPERATING PARTNERSHIP AGREEMENT....................................................................................  73
    General........................................................................................................  73
    General Partner Not to Withdraw................................................................................  73
    Capital Contributions..........................................................................................  73
    Issuance of Additional LP Interests............................................................................  74
    Redemption Rights..............................................................................................  74
    Operations.....................................................................................................  74
    Distributions: Preferred Incentive Return......................................................................  74
    Allocations....................................................................................................  74
    Term...........................................................................................................  74
    Tax Matters....................................................................................................  74
    Sister Co......................................................................................................  74
FEDERAL INCOME TAX CONSIDERATIONS..................................................................................  76
    Taxation of the Company........................................................................................  76
    Requirements for Qualification.................................................................................  77
    Failure to Qualify.............................................................................................  82
    Taxation of Taxable U.S. Stockholders..........................................................................  82
    Taxation of Stockholders on the Disposition of the Common Stock................................................  83
    Taxation of Tax-Exempt Stockholders............................................................................  83
    Taxation of Non-U.S. Stockholders..............................................................................  84
    Possible Legislative or Other Actions Affecting Tax Consequences...............................................  85
    State, Local and Foreign Tax Consequences......................................................................  85
    Sister Co......................................................................................................  86
ERISA CONSIDERATIONS...............................................................................................  86
    The Acquisition and Holding of Common Stock....................................................................  86
    The Treatment of the Company's Underlying Assets Under ERISA...................................................  86
SELLING STOCKHOLDERS...............................................................................................  89
PLAN OF DISTRIBUTION...............................................................................................  90
LEGAL MATTERS......................................................................................................  90
EXPERTS............................................................................................................  91
GLOSSARY OF TERMS..................................................................................................  92
INDEX TO FINANCIAL STATEMENTS...................................................................................... F-1

                              AVAILABLE INFORMATION

         Fortress has filed with the Securities and Exchange Commission (the "Commission") in Washington D.C. a Registration Statement on Form S-11 (as amended, the "Registration Statement") of which this Prospectus is a part under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements contained in this Prospectus as to the content of any contract, agreement or other document are summaries of the material terms of such contract, agreement or other document. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. The Registration Statement (including the exhibits thereto) filed by Fortress with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street (Suite 1400), Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a website that contains reports, proxy and information statements and other information. The website address is http://www.sec.gov.

         Upon the effectiveness of the Registration Statement, Fortress will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the addresses set forth above. Fortress will report its financial statements on a year ended December 31. Fortress intends to furnish its stockholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

                                OFFERING SUMMARY

         The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the more detailed information included elsewhere in this Prospectus. Capitalized terms used but not defined herein shall have the meanings set forth in the Glossary beginning on page __. All references to dollars are to U.S. Dollars unless otherwise specified.

                                   THE COMPANY

         Fortress was established to continue the opportunistic real estate-related investment activities of Messrs. Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone and Erik P. Nygaard (each, a "Principal", and collectively the "Principals"), which were previously conducted on behalf of BlackRock Asset Investors ("BAI") and on behalf of the Global Principal Finance group ("GPF") of UBS Securities LLC ("UBS"). The Company is externally managed and advised by the Manager, which the Company believes has developed an organization of investment management professionals that is well-positioned to take advantage of today's real estate and capital markets environment. The Manager employs 41 professionals in offices in New York, Toronto and London and expects to open an office in Tokyo. The Manager's professionals combine real estate, risk management, structured finance, capital markets, financial engineering and legal expertise, with respect to both dollar and non-dollar denominated investments. The Company believes that it is uniquely positioned to capitalize on market and industry trends in complex real estate-related investments across product, credit, geographic and industry lines.

         The Principals have an average of over 15 years of real estate-related experience and believe that they have a strong track record in building and managing successful finance and investment management businesses, and have developed key relationships with premier organizations involved in various real estate-related activities.

         BAI is a real estate and mortgage debt fund established in 1995. The Principals have been responsible for the day-to-day management of BAI since its formation and will continue to manage BAI through its liquidation, which is expected to be substantially completed by September 1999. GPF was established in May 1997 by UBS and the Principals, as employees of UBS, to continue the investment activities of the Principals after BAI was fully invested. The Principals were responsible for managing the day-to-day operations of GPF throughout its existence, which ended with the complete liquidation of the portfolio acquired by GPF (the "GPF Assets"). The Company acquired real estate related assets from UBS for approximately $679 million. See "The Company -- Investments."

         The Company believes that the interests of both the Principals and the Manager are aligned with those of the stockholders of Fortress because the Principals, along with the Manager (or an affiliate of the Manager) and employees of the Manager, have acquired an aggregate of approximately $53.7 million of shares of Common Stock of Fortress and Units of the Operating Partnership. As a further incentive, the Manager (or an affiliate of the Manager) receives a Preferred Incentive Return (as defined herein) on its limited partnership interest in the Operating Partnership based in part on Fortress' Funds From Operations (as defined herein) and was granted options to acquire additional shares of Common Stock (or, at the option of the Company, Units) at an exercise price, subject to adjustment, equal to the offering price in the Original Offering. See "The Manager and the Management
Agreement -- Management Incentives" and "Management -- Stock Options."

         Fortress was incorporated in the State of Maryland in May 1998 and expects to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1998. The Operating Partnership was formed in the State of Delaware in May 1998. The Company had no operations prior to the Original Offering. The principal executive offices of the Company are located at 1301 Avenue of the Americas, New York, New York 10019. The Company's telephone number is (212) 798-6100.

                               INVESTMENT STRATEGY

GENERAL

         The Company intends to maximize stockholder value by pursuing investments in a manner consistent with the fundamental investment philosophy of the Principals -- that attractive risk-adjusted returns can be achieved through a combination of real estate, structured finance and capital markets expertise and a highly disciplined investment process. The Principals believe that they have created a unique organization capable of successfully executing an extensive array of multi-national real estate-related transactions. The Company and the Manager include individuals who are former investment bankers, bond traders, structured finance attorneys, real estate brokers, asset managers, real estate attorneys and financial engineers. In addition, the Manager's professionals have established relationships with various other real estate, structured finance and capital markets professionals. The Company believes that these relationships enable it better to cultivate investment opportunities in diverse real estate-related asset types and jurisdictions.

         The investment activities of the Company are primarily focused on real estate-related assets that produce cash flows that are undervalued, whether due to the credit quality of the obligors, the value of the underlying assets, the complexity of the transaction, the viability of the capital structure, the accuracy and availability of information or the availability of appropriate operating systems. The Principals believe that they have historically been successful in adding value to these types of assets through (a) increasing and stabilizing cash flows through restructuring and workouts, (b) creating optimal servicing and operating systems, (c) gathering and monitoring asset-specific and obligor-specific information and (d) developing appropriate short-term and long-term capital structures for the assets. The Principals also believe that they have historically been successful in monetizing the value created by these strategies through securitizations, negotiated restructurings and liquidations.

TARGETED INVESTMENTS

         The Company engages primarily in the same areas of investment activity as BAI and GPF, which include: (i) investing in net leased real estate ("Credit Leased Real Estate"); (ii) investing in portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans ("Loan Portfolios"); and (iii) providing financing to third party owners of real estate and portfolios of mortgage loans ("Financings"), in each case with respect to assets located in the U.S. and in foreign jurisdictions. Such investments are made directly or indirectly, through an investment in an entity created to hold such assets, or investments in operating companies that own such assets.

         - Credit Leased Real Estate consists of residential and commercial properties which are generally leased on a long-term basis to high credit quality tenants, including both government and private sector entities.

         - Loan Portfolios consist primarily of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans and related properties acquired in foreclosure or by deed-in-lieu of foreclosure.

         - Financings consist primarily of relatively short-term, secured loans to third-party owners of real estate or portfolios of mortgage loans.

         - Other Investments. In addition to its three targeted lines of business referenced above, the Company intends to continue to opportunistically pursue a variety of real estate-related transactions whenever the Company believes such investments will enable it to achieve attractive risk-adjusted returns. In certain cases, the Company may create or invest in operating companies in connection with asset acquisitions in order to enhance the value of the assets as well as to create platforms for further investment. See "Investment Strategy -- The Sister Co. and Preferred Stock Affiliates."

INVESTMENTS

         In connection with the Principals' departure from UBS to form Fortress, and the liquidation of the portfolio acquired by GPF (the "GPF Assets"), the Company has purchased certain of the GPF Assets from UBS. In addition, the Company has made several other investments since its inception and continuously reviews investment opportunities.

Credit Leased Real Estate

         GSA Leased Properties: In July 1998, the Company purchased from UBS for a purchase price of approximately $277 million (i) nine properties (the "Initial GSA Properties") leased to the General Services Administration of the U.S. government (the "GSA") and (ii) rights to purchase three additional properties leased to the GSA (the "Option GSA Properties") upon completion of the related construction and the commencement of the related GSA lease terms. The Company financed this purchase through the Loan Facility discussed below. See "--Borrowings." One of the Option GSA Properties has been completed and leased to the GSA and has been acquired by the Company. The remaining approximately $16 million balance for this property was financed through the Loan Facility. These properties are generally office properties located throughout the U.S. and are net leased to the GSA.

         In August 1998, the Company purchased an office property in Houston, Texas leased primarily to the GSA for approximately $14 million. The Company has financed 75% of the purchase price through the Loan Facility.

         In August 1998, the Company purchased an office property in Washington, D.C. leased primarily to the GSA for approximately $36 million. The Company has financed 75% of the purchase price through the Loan Facility.

         Canadian Real Estate Portfolio: In August 1998, the Company entered into an agreement to purchase from a real estate company based in Canada a portfolio of seven office and industrial buildings for a purchase price of approximately $53 million. The closing is expected to occur on or about October 1, 1998. The properties are located in southern Ontario.

Loan Portfolios

         Canadian Loan Portfolio: In August 1998, the Company purchased from UBS a portfolio of Canadian mortgage loans for a purchase price of approximately $55 million. As of June 30, 1998, the portfolio consisted of 436 mortgage loans and 12 REO properties located throughout Canada with an unpaid principal balance of approximately $56 million. The assets securing the loans are commercial and residential properties.

         U.S. Commercial Loan Portfolio: In August 1998, the Company purchased from UBS a portfolio of U.S. commercial mortgage loans for a purchase price of approximately $80 million. As of June 30, 1998, the portfolio consisted of 48 mortgage loans and 2 REO properties located primarily in California, Florida and New York with an unpaid principal balance of approximately $87 million. The assets securing the loans are primarily office, industrial, retail and multifamily properties.

         Residential Loan Portfolio #1: In August 1998, the Company purchased from UBS a 50% interest in a residential loan portfolio for a purchase price of approximately $6 million. As of June 30, 1998, the portfolio was comprised of approximately 937 mortgage loans and REO assets with an unpaid principal balance of approximately $25 million. The remaining 50% of the portfolio is owned by an affiliate of the servicer of the mortgage loans.

         Residential Loan Portfolio #2: In August 1998, the Company purchased from UBS a 40% interest in a residential loan portfolio for a purchase price of approximately $38 million. As of June 30, 1998, the portfolio was comprised of approximately 2,947 mortgage loans and REO assets with an unpaid principal balance of approximately $124 million. An affiliate of the servicer also owns 40% of the portfolio, and the remaining 20% of the portfolio is owned by an unaffiliated third party.

Financings

         Residential Servicer Loan: In connection with the initial purchase of the residential loan portfolios described above, UBS financed the servicer's investment in the portfolios. In August 1998, the Company purchased from UBS a loan to the servicer with an unpaid principal balance of approximately $42 million. The purchase price was approximately $42 million. The loan has a coupon of 400 basis points over one-month LIBOR and a maturity date in December 1998. The loan is secured by the borrower's equity interest in the residential loan portfolios as well as certain additional collateral.

         Loan: In August 1998, the Company purchased from UBS a loan to an affiliate of the servicer of the residential loan portfolios described above with an unpaid principal balance of approximately $16 million. The purchase price was approximately $16 million. The loan has a coupon of 400 basis points over one-month LIBOR and a maturity date in December 1998. The loan is secured by residential, commercial and other mortgage loans and REO.

         New York Property Company Credit Facility: In August 1998, the Company purchased from UBS a credit facility to a single-family REO rehabilitation company located in New York with an unpaid principal balance of approximately $16 million. The purchase price was approximately $15 million. The facility has a coupon of 410 basis points over one-month LIBOR and a maturity date in August 2000. The loan is secured by mortgages on properties located in the New York metropolitan area.

         French Commercial Mortgage Loan: In August 1998, the Company purchased from an affiliate of UBS a loan to an affiliate of a Boston-based investment manager with an unpaid principal balance of approximately $53 million. The purchase price was approximately $54 million. The loan has a coupon of 250 basis points over the three-month Paris Interbank Offered Rate and a maturity date in December 1998. The loan is secured by an office building located near Paris, France.

         Building Materials Retailer Loan: In August 1998, the Company purchased from UBS a loan to a building materials retailer, which has recently completed a Chapter 11 reorganization, with an unpaid principal balance of approximately $96 million. The purchase price was approximately $96 million. The loan has a coupon of 400 basis points over one-month LIBOR and a maturity date in December 2004. The loan is secured by 123 properties (retail stores and warehouse facilities) located throughout the midwest and southwest sections of the United States.

BORROWINGS

         Loan Facility: In July 1998, the Company entered into a financing arrangement with a financial institution (the "Loan Facility") providing the Company with approximately $234 million in debt relating to the GSA Leased Properties described above. The financed amounts are approximately 75% of the cost of the related properties. The facility bears interest at a floating rate, has a term of nine and one-half years maturing in 2008, and includes declining prepayment penalties for the first thirty months of the facility. The Loan Facility is secured by the GSA Leased Properties and certain related assets. The Company has entered into a series of interest rate swaps the effect of which is intended to convert the floating rate to a fixed rate.

         Secured Borrowings: Substantially all of the remaining assets of the Company are currently financed by secured recourse facilities (secured by the related assets) bearing interest at a floating rate and maturing between February and August 1999.

THE SISTER CO. AND PREFERRED STOCK AFFILIATES

         The Company may, from time to time, identify assets which it believes may be advantageous investments, but which may be inappropriate (whether for REIT qualification, tax or other reasons) for investment, in whole or in part, by Fortress. In order to permit stockholders of Fortress to participate in the economic benefits that may be associated with such assets, the Company intends, from time to time, to utilize a structure, often referred to as a "paper clip" structure, that would involve distributing to Fortress' stockholders the equity interests of a newly-formed sister company (each, a "Sister Co."), which would not qualify as a REIT, to make such investments. To date, no Sister Co. has been established. In addition, in order to permit stockholders of Fortress to participate in the economic benefits that may be associated with assets which do not qualify for, or which produce income which does not qualify for, certain REIT asset and income tests, the Company, to the extent permitted by law, may, from time to time, transfer such assets to an entity in which the Company will hold all or substantially all of the preferred equity interests and third parties will hold all or substantially all of the common equity interests. The Company has established a preferred stock affiliate which holds certain assets that the Company has determined are not, or may produce income that is not, qualifying assets or income for purposes of the REIT asset or income tests. See "Risk Factors -- Investment Activity Risks -- Conflicts Relating to the Sister Co." and "Federal Income Tax Consequences -- Requirements for Qualification."

                              SUMMARY RISK FACTORS

         An investment in the Common Stock involves various material risks, and prospective investors should consider carefully the matters discussed under "Risk Factors" prior to an investment in the Company. Such risks include, among others:

         - The Company relies on the Manager for advisory and management services pursuant to the Management Agreement, and on key personnel of the Manager, including the Principals, whose continued service is not guaranteed.

         - Although many of the Manager's senior personnel, including the Principals, have been operating as a group for almost four years, the Company has limited operating history and none of the Principals has experience operating a REIT.

         - Certain of the Company's real estate-related assets will require significant management resources, will be illiquid, and may decrease in value due to factors and conditions beyond the Company's control.

         - The Company competes with respect to its acquisition of assets with several other companies including other REITs and private real estate opportunity funds.

         - Conflicts of interest may arise among Fortress, the Operating Partnership, the Manager and the Principals, which may result in decisions that do not fully reflect the best interests of all of the stockholders of Fortress.

         - The Company has broad discretion in the types and percentages of any types of real estate-related assets which may be included in its portfolio and may change its investment and operating policies and strategies at any time without the consent of the stockholders of Fortress.

         - The Company invests in commercial real properties, including net leased properties, which are subject to risk of non-payment by the applicable tenant, particularly in the event of an economic downturn.

         - The Company invests in various types of commercial mortgage loans which may be subject to significant credit risk, resulting in possible losses.

         - The Management Agreement, as defined below, provides for base management fees payable to the Manager without consideration of the performance of the Company's portfolio. The Manager (or an affiliate) also receives incentive fees based on certain performance criteria, which could result in the Manager recommending riskier or more speculative investments.

         - The Company leverages its real estate-related assets, which can compound losses.

         - Interest rate fluctuations may adversely affect the Company's investments and operating results.

         - Hedging transactions, which are conducted to limit losses, may actually limit gains and increase the Company's exposure to losses.

         - Certain assets may be acquired through the Sister Co., which will not qualify as a REIT and which will be subject to income tax at regular corporate rates, which may have the effect of reducing cash available for distribution to the stockholders of Fortress.

         - Future offerings of securities by Fortress or the Operating Partnership could dilute the interest of the holders of the Common Stock.

         - There is no established market for the Common Stock, which may affect the liquidity of an investment in the Common Stock.

         - Ownership of the Common Stock by any stockholder is generally limited to 9.8% of the aggregate number of shares of any class or series of capital stock Fortress, which may make it more difficult to change control of Fortress even where such change may be in the best interest of Fortress' stockholders.

         - If it fails to qualify as a REIT, Fortress will be subject to income tax at regular corporate rates, which may have the effect of reducing cash available for distribution to stockholders of Fortress.

         - The Company's activities, structure and operations may be adversely affected by changes in the tax laws applicable to REITs.

                                   THE MANAGER

         The business and investment affairs of the Company are managed by the Manager. The Principals are the founders and principal owners of the Manager. The Company believes that the experience of the Principals in opportunistic real estate-related investments enable the Manager to identify, acquire and manage suitable assets for the Company; however, there can be no assurance that the experience of the Manager and the Principals will result in attractive investments for the Company. See "Risk Factors -- Investment Activity Risk -- Dependence on Key Personnel."

         The Principals, the Manager (or an affiliate of the Manager) and certain employees of the Manager purchased an aggregate of approximately $53.7 million of shares of Common Stock and Units, at a price per share or per Unit, as the case may be, of $18.65, the price to investors in the Original Offering, net of discounts to the Initial Purchaser. The Principals and the Manager (or an affiliate of the Manager) own approximately 12.8% of the equity interests of the Company on a fully diluted basis.

         The Principals have informed the Company that, upon satisfaction of their responsibilities under their agreement with BAI to manage its assets (the "BAI Management Contract"), they intend to discuss with the Board of Directors of Fortress various methods to convert the Company to a self-advised structure. Upon such conversion, all or a portion of the following may occur, either in a single transaction or in several discrete transactions: (a) the Management Agreement would terminate and the employees of the Manager (which may include the Principals) would become direct employees of the Company; (b) the Management Fee otherwise payable to the Manager pursuant to the Management Agreement would not be payable to the Manager, and instead the Company would be responsible for all salaries and overhead costs applicable to such employees of the Manager; (c) the exclusivity provisions of the Management Agreement would be set forth in new employment contracts between the Company and such employees; and (d) the Company's obligation to pay the Preferred Incentive Return (as discussed below) to the Manager (or an affiliate of the Manager) would terminate. Any such conversion transaction will be subject to the approval of the

Manager and the Independent Directors of Fortress with respect to, among other things, the structure of such transactions and the consideration therefor.

               THE MANAGEMENT AGREEMENT AND MANAGEMENT INCENTIVES

         On June 10, 1998, Fortress and the Operating Partnership entered into the Management and Advisory Agreement (the "Management Agreement") with the Manager, having an initial term of three years. The Management Agreement provides for automatic one-year extensions after the initial three-year term, subject to certain termination rights. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or a determination by the Independent Directors that the compensation to the Manager is not fair, subject to the Manager's right to prevent such a compensation termination by accepting a mutually acceptable reduction of fees. The Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the Management Fee (as defined below) earned by the Manager during the twelve-month period preceding such termination. Following any termination of the Management Agreement, the Company shall be entitled to purchase the portion of the Manager's (or any affiliate's) limited partnership interest in the Operating Partnership attributable to the Preferred Incentive Return at a price equal to the amount that would be distributed to the Manager (or an affiliate) if the Company's assets were sold for their fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments). In addition, if the Company does not elect to so purchase the Manager's (or such affiliate's) limited partnership interest in the Operating Partnership attributable to the Preferred Incentive Return, the Manager (or such affiliate) shall have the right to require the Company to purchase the same at the price described above. In addition, the Management Agreement may be terminated at any time for cause, which is defined as fraud, misappropriation of funds, wilful violation of the Management Agreement, or gross negligence, without payment of any termination fee.

         The Manager, pursuant to the Management Agreement and under the direction of Fortress' Board of Directors, formulates investment strategies for the Company, arranges for the acquisition of assets by the Company, arranges for various types of financing for the Company, monitors the performance of the Company's assets and provides certain advisory, administrative and managerial services in connection with the operation of the Company. For performing these services, the Manager receives an annual management fee (the "Management Fee") in an amount equal to 1.5% of the Gross Equity of the Company; provided, however, that during the remainder of 1998 following the closing of the Original Offering, the Manager will receive a management fee equal to the greater of (i) $6,000,000 and (ii) the product of (a) 1.5% of the Gross Equity of the Company and (b) a fraction, the numerator of which is the number of days in 1998 following the First Closing Date of the Original Offering and the denominator of which is 365. The Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Company's Gross Equity for such month (except during the remainder of 1998 following the First Closing Date, during which period such monthly amount is to be calculated and paid based on the terms set forth in the sentence immediately preceding). The term "Gross Equity" for any period means (A) the sum of (i) the Company's Total Equity, plus
(ii) the value of contributions made by partners, other than the General Partner, from time to time, to the capital of the Operating Partnership or any other subsidiary of the Company, less (B) any capital dividends or capital distributions made by Fortress to its stockholders or by the Operating Partnership to its partners. The Independent Directors of Fortress may adjust the Management Fee in the future under certain conditions. See "The Manager and the Management Agreement."

         The Manager may contract (including with affiliates of the Manager), on behalf of the Company, for the provision of property and asset management, leasing, servicing and similar tasks with respect to the assets of the Company. In addition, because the Manager's employees or affiliates may perform certain legal, accounting, due diligence tasks and other services that outside professionals or consultants otherwise would perform, the Manager or such affiliates will be reimbursed for the cost of performing such tasks, provided that such reimbursements are at costs no greater than those which would be paid to outside professionals or consultants on an arm's-length basis. The Manager also will be reimbursed for out-of-pocket expenses incurred on behalf of the Company. See "The Manager and the Management Agreement--The Management Agreement."

         To provide an incentive for the Manager to enhance the value of the Common Stock, the Manager (or an affiliate thereof) receives a quarterly incentive return (the "Preferred Incentive Return") on its Units on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (l)(a) the Funds From Operations (before the Preferred Incentive Return) of the Company per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding) plus (b) gains (or losses) from debt restructuring and gains (or losses) from sales of property and other assets per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of Common Stock and Units in the Original Offering and the Private Placement and the price per share of Common Stock (and/or Units) in any subsequent offerings by the Company (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum (divided by four to adjust for quarterly calculations) multiplied by (B) the weighted average number of shares of Common Stock and Units outstanding. See "The Manager and the Management Agreement -- Management Incentives."

         As a further incentive, the Company has granted to the Manager (or an affiliate of the Manager) options (the "Manager Awards") representing the right to acquire shares of Common Stock (or, at the election of the Company, Units) equal to 10% of the shares of Common Stock and Units of the Company outstanding immediately upon the closing of the Original Offering and the Private Placement, at an exercise price per share of Common Stock equal to $20.00, with such price subject to adjustment as necessary to preserve the value of such Manager Awards in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). Additional Manager Awards will be granted to the Manager (or an affiliate of the Manager) in connection with future issuances of additional equity by the Company, subject to the approval of the Independent Directors; provided that, the exercise price with respect to Manager Awards granted in connection with any future issuance of equity interests in the Company will have an exercise price per share equal to the initial offering price of such additional equity interests, subject to adjustment as necessary to preserve the value of such Manager Awards in connection with the occurrence of certain events. The Manager Awards will not be exercisable until the date (the "Option Effective Date") that is the earlier to occur of (i) the effective date of the Registration Statement of which this Prospectus is a part and (ii) June 10, 1999, the first anniversary of the First Closing Date. From and after the Option Effective Date, one thirtieth (1/30) of the Manager Awards will become exercisable on the first day of each of the following 30 calendar months, or earlier upon the occurrence of certain events, such as a change of control of the Company or the termination of the Management Agreement. The Manager Awards expire on June 10, 2008, the tenth anniversary of the First Closing Date. See "Management--Stock Options." There can be no assurance that the Preferred Incentive Return or the Manager Awards will provide an incentive to the Manager to enhance the value of the Common Stock.

                                   EXCLUSIVITY

         The Management Agreement generally limits the Manager's right to engage in business or to render services to others that compete with the Company until an amount equal to 95% of the Company's Total Equity has been invested (other than in short-term temporary investments). As used herein, the term "Total Equity" shall mean the total equity capital raised by the Company, including, without limitation, the net proceeds of the Original Offering and the Private Placement and the net proceeds of any subsequent offering of equity by the Company. For these purposes, contributions to a Sister Co. shall be deemed to be "investments" of the Company's Total Equity. Notwithstanding the foregoing, the Manager will be permitted under the Management Agreement at any time (a) to manage one or more Sister Corps., (b) to manage BAI together with its affiliated funds and (c) to acquire and manage Excluded Investments (as defined). "Excluded Investments" shall mean (i) investments made or committed to be made by the Principals, the Manager or their affiliates prior to the closing of the Original Offering, (ii) any investment as to which the equity invested by the Principals, the Manager or their affiliates is equal to or less than $3,000,000 and (iii) any investments made during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e., during any period of time in which 95% or more of the Total Equity of the Company has been invested other than in short-term, temporary investments), in each case together with investments relating to the foregoing investments. See "The Manager and the Management Agreement--Certain Relationships; Conflicts of Interest."

                              CONFLICTS OF INTEREST

         The Company is managed by the Manager. In addition, a Sister Co., if formed, will be managed by the Manager. The Company is subject to various potential conflicts of interest arising out of the relationships with the Manager and their respective affiliates. See "Risk Factors--Investment Activity Risks--Conflicts of Interest in Relationship with the Manager."

         To address the risks related to these potential conflicts, a majority of the members of Fortress' Board of Directors are unaffiliated with the Manager or the Principals ("Independent Directors"). See "The Company -- Directors and Executive Officers." The Board of Directors has established general guidelines for the Company's investments, borrowings and operations (the "Guidelines") and the Independent Directors have approved the Guidelines relating to any investments and borrowings (including co-investments) with affiliates of the Manager. Although the Manager performs the day-to-day operations of the Company, the Independent Directors review transactions on a quarterly basis to ensure compliance with the Guidelines. However, in such reviews, the Independent Directors rely primarily on information provided by the Manager.

         The Manager and its affiliates are not restricted from (i) managing any Sister Co., (ii) managing BAI or (iii) acquiring and managing Excluded Investments. In connection with the foregoing, the Manager may undertake business activities which may be directly or indirectly competitive with the Company. See "Risk Factors -- Investment Activity Risks -- Manager May Advise Others."

                       RESTRICTIONS ON OWNERSHIP OF STOCK

         Due to limitations on the concentration of ownership of a REIT imposed by the Code, the Charter prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate number of the outstanding shares of any class or series of stock of Fortress (the "Stock Ownership Limit"). Notwithstanding the foregoing, the Board of Directors has exempted the Principals and the Manager (and certain affiliates thereof) from such limitation. See "Description of Securities -- Transfer Restrictions." In addition, the Company's Charter limits equity ownership in the Company by Plans (as defined herein) (and similar investors) to less than 25% of the value of any class of equity securities issued by the Company prior to the date the Common Stock qualifies as a class of "publicly-offered securities" (within the meaning of Department of Labor Regulation (29 C.F.R.) Section 2510.3-101(b)(2)). See "Risk Factors -- Legal and Tax Risks -- Plans Should Consider ERISA Risks of Investing in Common Stock" and "ERISA Considerations -- The Treatment of the Company's Underlying Assets Under ERISA."

                                 USE OF PROCEEDS

         The Selling Stockholders will receive all of the proceeds from the sale of the Offered Securities. The Company will not receive any proceeds from the sale of the Offered Securities. See "Use of Proceeds."

                              DISTRIBUTION POLICY

         The Operating Partnership intends to make distributions to its partners, including Fortress, as General Partner of the Operating Partnership. Fortress intends to make distributions to its stockholders of all or substantially all of its net taxable income each year (subject to certain adjustments) so as to qualify as a REIT under the Code. See "Federal Income Tax Considerations."

         The declaration and payment of dividends by the Sister Co. will be a business decision to be made by the Sister Co.'s board of directors from time to time based on such considerations as the Sister Co.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the law of the state of the Sister Co.'s formation and will be subject to any limitations which may be contained in the debt instruments, if any, of the Sister Co.

                            TAX STATUS OF THE COMPANY

         Fortress will elect to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998. Provided Fortress qualifies for taxation as a REIT, Fortress will generally not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. REITs are subject to a number of organizational and operational requirements, including a requirement that they currently distribute at least 95% of their annual taxable income. Although Fortress does not intend to request a ruling from the Internal Revenue Service (the "IRS") as to its REIT status, Fortress has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to the qualification of Fortress as a REIT, which opinion is based on certain assumptions and representations with respect to Fortress' expected business and investment activities and other matters. No assurance can be given that Fortress will be able to comply with such assumptions and representations in the future. Furthermore, an opinion of counsel is not binding on the IRS or on any court. Failure to qualify as a REIT would subject Fortress to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates and distributions to Fortress' stockholders would not be deductible by Fortress. Even if Fortress qualifies for taxation as a REIT, it may be subject to certain federal, state, local and foreign taxes on its income and property. In connection with Fortress' election to be taxed as a REIT, the Charter imposes restrictions on the transfer of the Common Stock if, as a result of such transfer, the transferee's interest in Fortress would exceed the Stock Ownership Limit. See "Risk Factors -- Legal and Tax Risks -- Tax Risks" and "Federal Income Tax Considerations -- Taxation of the Company."

                         ORGANIZATION AND RELATIONSHIPS

         The relationship among Fortress, the Operating Partnership and the Manager and the equity ownership thereof is depicted in the diagram shown below and described in the accompanying footnotes.

                              --------------------
                                  Stockholders
                              --------------------

                                         87.2% (1)

--------------------          --------------------          --------------------
Fortress Investment           Fortress Investment            Fortress Principal
   Group LLC*         (3)            Corp.           (1)     Investment Holdings
  (the "Manager")             ("Fortress" and the               LLC* ("FPIH")
--------------------           "General Partner")   12.8%   --------------------
                                       (4)
                              --------------------

                                                            --------------------
                                                             Fortress Principal
                                                                 Investment
                                         (2)                     Group LLC*
                                         100%                  (the "Initial
                                                             Limited Partner")
               (3)                                          --------------------

                              --------------------
                             Fortress Partners, L.P.
                                (the "Operating        (2) (nominal
                                 Partnership")           interest)
                                      (4)
                              --------------------
-------------------
* The Principals own, directly or indirectly, more than 50% of the beneficial interests in the Manager, FPIH and the Initial Partner.


         (1) Fortress was initially capitalized through the issuance of 50 shares of Common Stock to Fortress Principal Investment Holdings LLC, an affiliate of the Manager ("FPIH"). Fortress subsequently issued an aggregate of 2,685,248 shares of Common Stock to FPIH and to certain employees of the Manager in the Private Placement and 18,231,441 shares of Common Stock to investors in the Original Offering.

         (2) Fortress contributed the proceeds from the stock issuances described above to the Operating Partnership in exchange for a 100% general partnership interest and serves as the sole general partner of the Operating Partnership. In addition, the Initial Limited Partner purchased 5 Units and owns a nominal limited partnership interest in the Operating Partnership.

         (3) The Manager entered into the Management Agreement with Fortress and the Operating Partnership.

         (4) The Company has made the investments described below under "The Company -- Investments" directly or through the Operating Partnership, and the Company has formed additional subsidiaries or affiliates in cases where the Company has determined that the use of a separate entity is advisable.

                                  RISK FACTORS

         An investment in the Common Stock involves various risks. Before purchasing shares of the Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus.

INVESTMENT ACTIVITY RISKS

         CONFLICTS OF INTEREST IN RELATIONSHIP WITH THE MANAGER. The Company is subject to various potential conflicts of interest arising from its relationship with the Manager.

         The Management Agreement may be terminated after the initial three-year term, and annually thereafter, upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or the determination that the compensation to the Manager is not fair, subject to the Manager's right to prevent such a compensation termination by accepting a mutually acceptable reduction of fees. As a result, it may be difficult for the Company to terminate the Management Agreement. The Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the Management Fee earned by the Manager during the twelve-month period preceding such termination. In addition, following any termination of the Management Agreement, the Company may purchase the portion of the Manager's (or its affiliate's) limited partnership interest in the Operating Partnership attributable to the Preferred Incentive Return at a price equal to the amount that would be distributed to the Manager (or an affiliate) if the Company's assets were sold for their fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). In addition, if the Company does not elect to so purchase the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return, the Manager (or an affiliate) will have the right to require the Company to purchase the same at the price described above. See "The Manager and the Management Agreement--The Management Agreement." These provisions may increase the effective cost to the Company of terminating the Management Agreement, thereby adversely affecting the Company's ability to terminate the Manager without cause.

         The presence of the Preferred Incentive Return may cause the Manager to select investments for the Company that involve a higher level of risk than otherwise would be prudent in order to increase the potential for the Manager's receipt of the Preferred Incentive Return. See "--Structure of Management Compensation Could Jeopardize Invested Portfolio."

         The "non-compete" provision contained in the Employment Agreements between each of the Principals and the Manager, which restricts the Principals from engaging in investment activity which is competitive with the Company, does not prohibit the Principals from (a) managing one or more Sister Corps., (b) acquiring and managing the Excluded Investments and (c) managing the BAI assets. As a result, the Principals may have interests which are not entirely aligned with those of the Company. See "--Manager May Advise Others" and "The Manager and the Management Agreement."

         Pursuant to the Management Agreement, the conduct of the daily operations of the Company by the Manager and its affiliates are not required to be approved by a majority of Fortress' Independent Directors. The Independent Directors review the Guidelines and the Company's investment policies annually, and the Company's investments quarterly. However, in conducting this review, the Independent Directors rely primarily on information provided to them by the Manager.

         The Company may acquire assets from the Manager only if a majority of the Independent Directors approves the applicable transaction in advance. However, in making each decision with respect to any transaction requiring their approval, the Independent Directors will rely primarily on information provided by the Manager in determining whether the price is fair and whether the investment is otherwise in the best interest of Fortress and its stockholders.

         EXTERNAL MANAGEMENT OF THE COMPANY. The Company is managed by the Manager, subject to the supervision of the Board of Directors. Thus, the Company will depend on the services of the Manager and the Principals for the success of the Company. Moreover, the Company's success depends in part on the continuing ability of the Manager to hire and retain knowledgeable personnel. Finally, the Company is subject to the risk that the Manager will terminate the Management Agreement and that no suitable replacement can be found to manage the Company. In the future, the Company may consider the effect of transactions whereby the Manager could be merged into the Company, or other means by which the Company may become self-managed and self-administered. However, there can be no assurance that the Company will become self-managed or self-administered in the future.

         MANAGER MAY ADVISE OTHERS. So long as 95% of the Company's Total Equity has been invested, the Manager will not be restricted from pursuing other business opportunities and investments which may be directly or indirectly competitive with the Company. In addition, the Manager will not be restricted at any time from pursuing business opportunities in connection with the Excluded Investments or the management by the Principals of BAI. Therefore, the Manager may not devote its full attention to the management of the Company's affairs. See "The Manager and the Management Agreement--Certain Relationships; Conflicts of Interest" and "The Manager and the Management Agreement -- The Manager."

         STRUCTURE OF MANAGEMENT COMPENSATION COULD JEOPARDIZE THE INVESTED PORTFOLIO. In addition to its Management Fee, the Manager (or an affiliate of the Manager) will have the opportunity to earn the Preferred Incentive Return as incentive compensation based in part upon the Company's Funds From Operations. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on Funds From Operations may lead the Manager to place undue emphasis on the maximization of Funds From Operations at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation and could result in increased risk to the value of the invested portfolio. In addition, the incentive compensation is calculated and earned based upon the results of each quarter. Therefore, the Manager (or an affiliate) could earn incentive compensation based upon one quarter's results, including during a year for which the Company experiences a net loss. See "The Manager and the Management Agreement."

         MANAGEMENT AGREEMENT MAY NOT BE MOST FAVORABLE TO THE COMPANY. The Management Agreement was not negotiated at arm's-length and may be on terms that are not as favorable to the Company as if it had been negotiated with a third party.

         DEPENDENCE ON KEY PERSONNEL. The Company believes that its success will depend to a significant extent upon the experience of the Principals, whose continued service is not guaranteed. While the Company believes that it could replace these key executives, the loss of any such person or the loss of all of such persons at a single point in time could have a material adverse effect on the operations of the Company through a diminished ability to obtain investment opportunities and to structure and execute the Company's potential investments and business plan. In addition, the Company may not successfully recruit additional personnel and any additional personnel that are recruited may not have the requisite skills, knowledge or experience necessary or desirable to enhance the incumbent management. Neither the Company nor the Manager currently intends to maintain key man life insurance with respect to any of its executive officers. See "The Manager and the Management Agreement."

         CONFLICTS RELATING TO THE OPERATING PARTNERSHIP. Fortress, as the General Partner of the Operating Partnership, has fiduciary obligations to the limited partners of the Operating Partnership (including the Manager (or an affiliate) as the Initial Limited Partner) the discharge of which may conflict with the interests of Fortress' stockholders. In addition, limited partners, including, without limitation, the Manager (or an affiliate of the Manager), have the right to vote as a class on certain amendments to the Operating Partnership Agreement and individually to approve certain amendments that would adversely affect their rights, which voting rights may be exercised in a manner that conflicts with the interests of other stockholders. In addition, under the terms of the Operating Partnership Agreement, the holders of Units will have certain approval rights with respect to certain transactions that affect all stockholders but which may be exercised in a manner which does not reflect the interests of all stockholders.

         GEOGRAPHIC CONCENTRATION OF THE PROPERTIES; SIGNIFICANT CONCENTRATION OF CREDIT RISK. The Company's revenues and the values of its properties may be affected by a number of factors relating to the particular geographic areas in which its properties are located, including the local economic climate (which may be adversely impacted by business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of or reduced demand for office and industrial properties). A material decline in the demand and/or the ability of tenants to pay rent for office and industrial space in these geographic areas may result in a material decline in the demand for the Company's office or industrial space and the Company's cash available for distribution, which may have a material adverse effect greater than if the Company had a more geographically diverse portfolio of properties. The same is true with respect to the properties underlying the Company's commercial and residential loan portfolios which are similarly effected by adverse economic, political or business developments and natural hazard risks that may affect the areas in which they are located and, ultimately, the ability of property owners to make payments of principal and interest on the underlying mortgages will be effected.

         In particular, approximately 20% of the Company's assets relate to properties in California, approximately 9% in Canada and approximately 5% in Virginia. Furthermore, the Company's property in Burlington, N.J. represents approximately 10% of the Company's total assets and the Company's participation interest in a mortgage loan secured by a building located near Paris, France represents approximately 6% of its total assets. Adverse conditions in these areas may have an adverse effect on the Company. See also "--International Investments are Subject to Currency Conversion Risks and Uncertainty of Foreign Laws."

         APPROPRIATE INVESTMENTS MAY NOT BE AVAILABLE; BROAD DISCRETION ON INVESTMENTS. The Company focuses primarily on acquiring assets eligible for Fortress to maintain its status as a REIT, although the Company may invest in other assets as opportunities arise. There can be no assurance, however, that the Company will identify assets that meet its investment criteria, that the Company will be successful in acquiring any assets that may be identified or that any such assets will produce a return on the Company's investment. The Company may invest in highly-leveraged companies or assets, which may increase the likelihood of a loss of the Company's property through foreclosure. The Manager has great latitude in the context of the Guidelines in determining the types of assets it may decide are proper investments for the Company. No assurance can be made that the Manager's decisions in this regard will result in a profit for the Company.

         NO LIMITATION ON LEVERAGE; LEVERAGE CAN REDUCE INCOME AVAILABLE FOR DISTRIBUTION. The Company leverages its portfolio through borrowings, generally through the use of bank credit facilities, repurchase agreements, mortgage loans on real estate and other borrowings. The percentage of leverage varies depending on the Company's ability to obtain credit facilities and the lender's estimate of the stability of the portfolio's cash flow. However, the Company currently has no policies respecting the use of leverage and, accordingly, there are currently no limitations applicable to the use of leverage. To the extent that changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from the assets acquired, the Company's return on its investment and cash available for distribution to Fortress' stockholders may be adversely affected.

         Leverage can create an opportunity for increased returns on equity, but at the same time creates risks. For example, debt service payments can reduce the net income available for distributions to stockholders. The Company leverages assets only when there is an expectation that it will enhance returns, although there can be no assurance that the Company's use of leverage will prove to be beneficial. Moreover, there can be no assurance that the Company will be able to meet its debt service obligations and, to the extent that it cannot, the Company risks the loss of some or all of its assets to foreclosure or sale to satisfy its debt obligations. Changes in the general level of interest rates can affect the Company's income by affecting the spread between the Company's income on its assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets. There is no specified limitation on the Company's indebtedness, and the Charter and Bylaws do not limit the amount of indebtedness the Company can incur. See "The Company-Investments-Financings."

         REAL ESTATE IS ILLIQUID AND VALUE IS DEPENDENT ON CONDITIONS BEYOND COMPANY'S CONTROL. The Company invests in real estate-related assets, which may be subject to varying degrees of risk generally incident to the ownership of real property. Real estate-related investments are relatively illiquid. The ability of the Company to vary its investments in response to changes in economic and other conditions will be limited. Further, no assurances can be given that the fair market value of any assets acquired by the Company will not decrease in the future. The underlying value of the assets and the Company's income and ability to make distributions to Fortress' stockholders are dependent upon the ability of the Manager to operate the assets in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service or, in the case of real property leased to one or more lessees, the ability of the lessees to make rent payments. Revenues may be adversely affected by adverse changes in national or local economic conditions, competition from other properties offering the same or similar services, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses), acts of war, adverse changes in zoning laws, and other factors which are beyond the control of the Company.

         REAL ESTATE INVESTMENT RISKS. Real property investments are subject to varying degrees of risks. If the Company's assets do not generate revenues sufficient to meet operating expenses, including debt service and capital expenditures, the Company's cash flow and ability to make distributions to Fortress' stockholders will be adversely affected. An asset's revenues and value may be adversely affected by the general economic climate, the local economic climate, local real estate conditions, the ability of the owner to provide adequate management, maintenance and insurance, and increased operating costs. Certain significant expenditures associated with each equity investment (such as mortgage payments, if any, real estate taxes, insurance and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. There are numerous competitors for development and acquisitions of properties, including other REITs, which may have greater resources than the Company.

         RISKS RELATED TO INVESTMENTS IN MORTGAGE LOANS. Investments in mortgage loans may carry certain risks which are not present in other types of investments, including, without limitation, the following:

                  Commercial Mortgage Loans May Involve a Risk of Loss. Commercial mortgage loans involve a high degree of risk because of a variety of factors, including (i) a commercial mortgage lender is dependent for repayment on the successful operation of the mortgaged property and tenant businesses operating therein, (ii) the fact that such loans are usually non-recourse to the borrower and (iii) the fact that such loans may have terms that include amortization schedules longer than the stated maturity of the applicable loan and provide for balloon payments at a stated maturity rather than periodic principal payments. In addition, the value of commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

                  Volatility of Values of Mortgaged Properties May Affect Adversely the Company's Mortgage Loans. Commercial real estate values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions, local real estate conditions, changed or continued weakness in specific industry segments, general public perceptions of the safety, convenience, services and attractiveness of the property, the willingness and ability of the property's owner to provide capable management and adequate maintenance, to make capital expenditures and improvements and to provide leasing concessions, construction quality, age and design, and increases in operating expenses (such as energy costs).

                  General Default Risks. With respect to its investments in mortgage loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and special hazard losses that are not covered by standard hazard insurance. In the event of any default under mortgage loans held by the Company, the Company will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal amount of the mortgage loan, and may not receive interest payments on such mortgage loan, which could have a material adverse effect on the Company's cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien may be unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on the Company's anticipated return on the foreclosed mortgage loan.

                  Default Risks Associated with Distressed Mortgage Loans. The Company may purchase non-performing and sub-performing mortgage loans, as well as mortgage loans that have had a history of delinquencies. These mortgage loans may presently be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to a pool of newly originated, high quality mortgage loans of comparable type, size and geographic concentration. Returns on an investment of this type depend on the borrower's ability to make required payments or, in the event of default, the ability to foreclose and liquidate the mortgage loans. Foreclosure and liquidation, particularly in a bankruptcy proceeding, may be time consuming and expensive. Additionally, certain rules related to the definition of "foreclosure property" for purposes of the taxation of a REIT may limit the Company's ability to realize a profit on its investment in a mortgage loan. There can be no assurance that a defaulted mortgage loan can be liquidated successfully, on favorable terms or in a timely fashion.

         CONFLICTS RELATING TO THE SISTER CO. The Manager is expected to manage a Sister Co. after the formation of the Sister Co. and the distribution of a Sister Co.'s stock to the partners of the Operating Partnership and, eventually, the stockholders of Fortress. If ownership of a Sister Co. and the Company differ over time, conflicts of interest may develop. Although no assurances can be made, provisions in a Sister Co.'s formation documents are expected to (i) provide that a Sister Co. may enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the Sister Co. with respect thereto) and (ii) generally prohibit a Sister Co. from engaging in activities or making investments appropriate for a REIT unless the Company was first given the opportunity but elected not to pursue such activities or investments. Notwithstanding the foregoing, the Manager and the Board of Directors are subject to various potential conflicts of interest as a result of the relationships with a Sister Co. and the Company. Certain investments which may otherwise have been made by the Company may be made by a Sister Co. However, a Sister Co. will be subject to income tax at regular corporate rates which may have the effect of reducing cash available for distribution to Fortress' stockholders.

         INTERNATIONAL INVESTMENTS ARE SUBJECT TO CURRENCY CONVERSION RISKS AND UNCERTAINTY OF FOREIGN LAWS AND MARKETS. The Company invests in real estate, or mortgage loans secured by real estate, located outside of the U.S. The Company's international operations are subject to most of the same risks associated with its U.S. operations as well as additional risks, such as fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, heightened risks of political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. Legal systems abroad may differ in a number of respects from the U.S. legal system, including requiring transfer taxes and added taxes on certain transfers, imposing limits on usurious interest rates and subjecting lenders to liability for inappropriate lending. Moreover, investments in foreign assets are subject to currency conversion risks.

ECONOMIC AND BUSINESS RISKS

         NEWLY-ORGANIZED CORPORATION. The Company has a limited operating history. The Company is dependent upon the experience and expertise of the Manager in administering its day-to-day operations. The Manager and its affiliates have experience investing in and managing real estate-related assets; however, such persons have never managed a REIT. There can be no assurance that the Manager will be able to implement successfully the strategies that the Company intends to pursue.

         AVAILABILITY OF CAPITAL. The ability of the Company to implement its growth strategy depends on access to capital necessary to invest in assets. The Company may access capital through the use of borrowings, subsequent issuances of Common Stock or other securities or operating cash flow. The failure to obtain necessary capital could have a material adverse effect on the Company's ability to acquire assets. There can be no assurance that the Company will be successful in raising sufficient additional equity or debt capital on acceptable terms and such capital, if raised, would dilute the interest of the holders of the Common Stock and Units.

         ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS CAN ADVERSELY AFFECT THE COMPANY'S BUSINESS. The Company's success is dependent upon the general economic conditions in the geographic areas in which a substantial number of its investments are located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business.

         RISKS ASSOCIATED WITH HEDGING INVESTMENTS. Changes in interest rates and changes in foreign currency exchange rates may adversely affect the Company's investments. Such rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, fiscal deficits, trade surpluses or deficits, regulatory requirements and other factors beyond the control of the Company. The Company employs a hedging strategy to limit the effects of changes in such rates on its operations, including engaging in interest or currency rate swaps, caps, floors and other interest or currency rate exchange contracts. The use of these types of derivatives to hedge the Company's assets and liabilities carries certain risks, including the risk that losses on a hedge position will reduce the funds available for distribution to stockholders and, indeed, that such losses may exceed the amount invested in such instruments. There is no perfect hedge for any investment, and a hedge may not perform its intended use of off-setting losses on an investment. Moreover, with respect to certain of the instruments used as hedges for the Company's assets and liabilities, the Company is exposed to the risk that the counterparties with which the Company trades may cease making markets and quoting prices in such instruments, which may render the Company unable to enter into an off-setting transaction with respect to an open position. Consequently, the profitability of the Company may be adversely affected during any period as a result of changing interest or currency rates. See "Federal Income Tax Considerations -- Requirements for Qualification -- Income Tests."

         FINANCING RISKS. The Company is subject to the risks normally associated with debt financing, including the risk that the Company's cash flow will be insufficient to meet required debt service. In addition, there is a risk that, if necessary, existing indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of the existing indebtedness.

         MULTI-SECTOR AND MULTI-JURISDICTION INVESTMENT STRATEGY. The Company's current strategy is to acquire assets across a variety of real estate product-types in a variety of geographic locations. Accordingly, the Company will be required to maintain or retain expertise, relationships and market knowledge across a broad range of product-types and geographic regions, and will be subject to the market conditions affecting each such product-type in various markets, including such factors as the local economic climate, business layoffs, industry slowdowns, changing demographics, and local supply and demand issues affecting each such market. This multi-sector and multi-jurisdiction approach could require more management time, staff support and expense than a company whose focus is dedicated to a greater extent on a single product-type in fewer jurisdictions than the Company.

         THE COMPANY'S INSURANCE MAY NOT COVER ALL LOSSES. The Company endeavors to maintain comprehensive insurance on each of the real properties it owns, including liability and fire and extended coverage, in amounts sufficient to permit the replacement of the properties in the event of a total loss, subject to applicable deductibles. The Company endeavors to obtain coverage of the type and in the amount customarily obtained by owners of properties similar to the applicable real properties. Consequently, the Company believes that the insurance coverage it maintains on its real estate properties is adequate. There are certain types of losses, however, generally of a catastrophic nature, such as earthquakes, floods and hurricanes, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received by the Company might not be adequate to restore its economic position with respect to the affected real property.

         PROPERTY TAXES DECREASE RETURNS ON REAL ESTATE. Each real property will be subject to real property taxes and, in some instances, personal property taxes. The real and personal property taxes on properties in which the Company invests may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes on the Company's investments increase, the Company's cash available for distribution to Fortress' stockholders will be adversely affected.

         COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT AND OTHER CHANGES IN GOVERNMENTAL RULES AND REGULATIONS MAY BE COSTLY. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public properties are required to meet certain federal requirements related to access and use by disabled persons. Real properties acquired by the Company may not be in compliance with the ADA. If a property is not, the Company will be required to make modifications to such property to bring it into compliance, or face the possibility of an imposition of fines or an award of damages to private litigants. In addition, changes in governmental rules and regulations or enforcement policies affecting the use and operation of the real properties, including changes to building codes and fire and life-safety codes, may occur. If the Company were required to make substantial modifications at the real properties to comply with the ADA or other changes in governmental rules and regulations, the Company's ability to make expected distributions to Fortress' stockholders could be adversely affected.

         RISK OF ADVERSE EFFECT ON RESULTS OF OPERATIONS DUE TO POSSIBLE ENVIRONMENTAL LIABILITIES. The Company's operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation with respect to the assets, or loans secured by assets, with environmental problems that materially impair the value of the assets. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate properly such property, may adversely affect the owner's ability to borrow by using such real property as collateral. Persons who arrange for the transportation, disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials ("ACMs"), into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released ACMs or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the ownership and operation of properties, the Company may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with such environmental laws could materially adversely affect the Company's results of operations and financial condition.

         In connection with the acquisition of commercial real estate-related assets, where appropriate, the Company intends to obtain Phase I environmental site assessments ("ESAs") prepared by qualified independent environmental engineers. The purpose of ESAs is to identify potential sources of contamination for which the commercial real estate-related assets may be responsible and to assess the status of environmental regulatory compliance. It is possible, however, that these ESAs will not reveal all environmental liabilities or that such commercial real estate-related assets may be subject to material environmental liabilities of which the Company is unaware.

LEGAL AND TAX RISKS

         TAX RISKS. Fortress operates in a manner so as to qualify as a REIT for federal income tax purposes. Although Fortress does not intend to request a ruling from the IRS as to its REIT status, Fortress has received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to its qualification as a REIT. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of counsel to Fortress based on counsel's review and analysis of existing law and on certain assumptions, representations and covenants made by the Company and the Manager. Furthermore, both the validity of the opinion and the continued qualification of Fortress as a REIT will depend on Fortress' satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. If Fortress were to fail to qualify as a REIT in any taxable year, Fortress would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to stockholders would not be deductible by Fortress in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock. Unless entitled to relief under certain Code provisions, Fortress also would be disqualified from taxation as a REIT for the four taxable years following the year during which Fortress ceased to qualify as a REIT. See "Federal Income Tax Considerations -- Failure to Qualify."

         Fortress must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to avoid corporate income taxation of the earnings that it distributes. In addition, Fortress will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and (iii) 100% of its undistributed taxable income from prior years. The amount of any net long-term capital gains that Fortress elects to retain and pay income tax on will be treated as distributed for purposes of the 4% excise tax. See "Federal Income Tax Considerations -- Distribution Requirements."

         Fortress intends to make distributions to its stockholders to comply with the 95% distribution requirement and to avoid the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to sell assets or borrow funds on a short-term or long-term basis to meet the 95% distribution requirement and to avoid the nondeductible excise tax. The requirement to distribute a substantial portion of Fortress' net taxable income could cause Fortress (i) to sell assets in adverse market conditions or (ii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures or repayment of debt.

         STOCK OWNERSHIP LIMIT MAY RESTRICT BUSINESS COMBINATION OPPORTUNITIES. In order for Fortress to maintain its qualification as a REIT under the Code, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of Fortress' taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). The Stock Ownership Limit generally prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate number of the outstanding shares of any class or series of stock of Fortress, which could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. See "Description of Securities -- Transfer Restrictions" and "Federal Income Tax Considerations -- Requirements for Qualification" and "--Stockholder Rights Plan Could Inhibit Change of Control" below.

         MARYLAND TAKEOVER STATUTES MAY RESTRICT CERTAIN OPPORTUNITIES. As a Maryland corporation, Fortress is subject to various provisions of the Maryland General Corporation Law (the "MGCL"), which (a) (i) prohibit certain "business combinations" (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder and (ii) thereafter generally require any such business combination to be approved by two super-majority stockholder votes and (b) provide that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. These provisions could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of Common Stock might receive a premium for their shares of Common Stock over the then-prevailing market price or which such holders might believe to be otherwise in their best interests. See "Certain Provisions of Maryland Law and of Fortress' Charter and Bylaws -- Business Combinations" and "-- Control Share Acquisitions."

         PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL. The Charter of Fortress authorizes the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock, $.01 par value per share ("Preferred Stock"), and to classify or reclassify any unissued shares of Common Stock or Preferred Stock and to set the preferences, rights and other terms of such classified or reclassified shares. Although the Board of Directors has no such current intention, it could establish a series of Preferred Stock that could have the effect of delaying or preventing a change in control of the Company even if a majority of the holders of the Company's Common Stock believed such change of control was in their best interest. See "Description of Securities -- Preferred Stock."

         STOCKHOLDER RIGHTS PLAN COULD INHIBIT CHANGE OF CONTROL. Fortress has adopted a stockholder rights agreement (the "Rights Agreement"). Under the terms of the Rights Agreement, in general, if a person or group acquires more than 15% of the outstanding shares of Common Stock (an "Acquiring Person"), all other stockholders of Fortress will have the right to purchase securities from the Company at a discount to such securities' fair market value, thus causing substantial dilution to the Acquiring Person. The Rights Agreement may have the effect of inhibiting or impeding a change in control and, therefore, could adversely affect the stockholders' ability to realize a premium over the then-prevailing market price for the Common Stock in connection with such a transaction. In addition, since the Board of Directors of Fortress can prevent the Rights Agreement from operating, in the event the Board approves of an Acquiring Person, the Rights Agreement gives the Board of Directors significant discretion over whether a potential acquiror's efforts to acquire a large interest in the Company will be successful. Because the Rights Agreement contains provisions that are designed to assure that the Principals, the Manager and its affiliates will never, alone, be considered a group that is an Acquiring Person, the Rights Agreement provides the Principals, the Manager and its affiliates with certain advantages under the Rights Agreement that are not available to other stockholders. See "Description of Securities -- Stockholder Rights Plan."

         BOARD OF DIRECTORS MAY CHANGE CERTAIN POLICIES WITHOUT STOCKHOLDER CONSENT. The major policies of the Company, including its investment policy, the Guidelines and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board of Directors may amend or revise the Guidelines and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the stockholders of Fortress. The effect of any such changes may be positive or negative. See "Certain Provisions of Maryland Law and of Fortress' Charter and Bylaws."

         PLANS SHOULD CONSIDER ERISA RISKS OF INVESTING IN COMMON STOCK. ERISA and section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts (each, a "Plan") and (ii) any person who is a "party in interest" or "disqualified person" with respect to a Plan. Consequently, the fiduciary of a Plan contemplating an investment in the Common Stock should consider whether the Company, any other person associated with the issuance of the Common Stock, or any affiliate of the foregoing is or might become a "party in interest" or "disqualified person" with respect to the Plan and, if so, whether an exemption from such prohibited transaction rules is applicable. In addition, federal regulations provide that, subject to certain exceptions, the assets of an entity in which a Plan holds an equity interest may be treated as assets of an investing Plan, in which event, the underlying assets of such entity (and transactions involving such assets) would be subject to such prohibited transaction provisions. The Company has taken steps to qualify the Company for one or more of the exceptions available under such regulations and thereby prevent the assets of the Company from being treated as assets of any investing Plan. Specifically, the Company allocated less than 25% of the Original Offering to Plans (and similar investors) and the Company's Charter limits equity ownership in the Company by Plans (and similar investors) to less than 25% of the value of any class of equity issued by the Company. In addition, the Charter provides that no Plan may purchase shares of Common Stock without the Company's prior approval. Once the Common Stock qualifies as a class of "publicly offered securities" (as such term is defined in such regulations) or to qualify for another exemption under the Plan Asset Regulations, the 25% limitation (and the associated provisions) ceases to be applicable. In addition, with respect to any Sister Corp, the Company will take such steps as may be necessary to qualify such Sister Co. as a venture capital operating company or other available exemption under the Plan Asset Regulations prior to distributions of its equity interests. See "ERISA Considerations -- The Treatment of the Company's Underlying Assets Under ERISA."

         LOSS OF INVESTMENT COMPANY ACT EXEMPTION WOULD ADVERSELY AFFECT THE COMPANY. The Company believes that it will not be, and conducts its operations so as not to become, regulated as an investment company under the Investment Company Act of 1940 (the "Investment Company Act"). The Investment Company Act exempts entities that, directly or through majority-owned subsidiaries, are "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). Under current interpretations by the Staff of the Securities and Exchange Commission, in order to qualify for this exemption, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. The assets that the Company may acquire, therefore, may be limited by the provisions of the Investment Company Act. In addition, the Company could, among other things, be required either (a) to change the manner in which it conducts its operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on the Company and the market price for the Common Stock.

         LIMITATION ON LIABILITY OF MANAGER AND OFFICERS AND DIRECTORS OF THE COMPANY. As permitted by the MGCL, the Charter contains a provision which limits the liability of a director or officer to Fortress and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

         The Company will indemnify the Manager and its partners from any action or claim brought or asserted by any party by reason of any allegation that the Manager or one or more of its partners is otherwise accountable or liable for the debts or obligations of the Company or its affiliates. In addition, the Manager and its partners will not be liable to the Company, and the Company will indemnify the Manager and its partners, for acts performed pursuant to the Management Agreement, except for claims arising from acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. See "The Manager and the Management Agreement -- Limits of Responsibility."

         POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES. The present Federal income tax treatment of an investment in Fortress may be modified by legislative, judicial or administrative action at any time, and any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in Federal tax laws and interpretations thereof could adversely affect an investment in Fortress. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to Fortress or an investment in its Common Stock will be changed.

OTHER RISKS

         RISK THAT MARKET FOR COMMON STOCK WILL NOT DEVELOP. No assurance can be given as to (i) the likelihood that an active market for the Common Stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

         YEAR 2000 COMPLIANCE. The Company recognizes that the arrival of the year 2000 poses a challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000 and like other companies, has assessed and is reprogramming or replacing its computer applications and business processes to provide for their continued functionality. The total cost to the Company of these Year 2000 compliance activities has not been and is not anticipated to be material to the Company's financial position or results of operations in any period; however, there can be no assurance that the Company will not experience unanticipated costs.

                               INVESTMENT STRATEGY

GENERAL

         The Company intends to maximize stockholder value by pursuing investments in a manner consistent with the fundamental investment philosophy of the Principals -- that attractive risk-adjusted returns can be achieved through a combination of real estate, structured finance and capital markets expertise and a highly disciplined investment process. The Principals believe that they have created a unique organization capable of successfully executing an extensive array of multi-national real estate-related transactions. The organization includes individuals who are former investment bankers, bond traders, structured finance attorneys, real estate brokers, asset managers, real estate attorneys and financial engineers. In addition, the Manager's professionals have established relationships with various other real estate, structured finance and capital markets professionals. The Company believes that these relationships will enable it to cultivate investment opportunities in diverse real estate-related asset types and jurisdictions.

         The investment activities of the Company are primarily focused on real estate-related assets that produce cash flows that are undervalued, whether due to the credit quality of the obligors, the value of the underlying assets, the complexity of the transaction, the viability of the capital structure, the accuracy and availability of information or the availability of appropriate operating systems. The Principals believe that they have historically been successful in adding value to these types of assets through (a) increasing and stabilizing cash flows through restructuring and workouts, (b) creating optimal servicing and operating systems, (c) gathering and monitoring asset-specific and obligor-specific information and (d) developing appropriate short-term and long-term capital structures for the assets. The Principals also believe that they have historically been successful in monetizing the value created by these strategies through securitizations, negotiated restructurings and liquidations.

         The Company employs certain hedging instruments as a risk management tool and it will use Treasury, mortgage, Eurodollar, and currency futures and options (on cash and futures), interest rate, currency and mortgage swaps, caps and floors and other financial instruments in an attempt to maximize risk-adjusted returns to the extent such strategies do not adversely affect Fortress' qualification as a REIT.

         The Company pursues financing for its investments that allow it to enhance equity returns and maintain maximum flexibility while maintaining an acceptable level of risk. One of the benefits of an improving real estate market is a concurrent improvement in the real estate lending environment, especially in the U.S. where borrowers are able to take advantage of greater leverage at relatively lower cost with greater structuring flexibility. In addition, the marked expansion of the availability of debt capital through the capital markets has further increased borrowers' options. The Company plans to take advantage of both the traditional lender markets and the securitization markets in securing the best available financing for the Company's investments. The Company expects to establish an acquisition credit facility or facilities with one or more financial institutions to enable it to finance acquisitions on an interim basis while it pursues optimal permanent financing structures.

         A number of the techniques employed by the Principals in maximizing investment returns have been applied by the Principals in non-dollar denominated transactions. The Company believes that an arbitrage continues to exist in a number of foreign jurisdictions between the local market value of certain real estate assets and the value which can be extracted via a capital markets monetization of those same assets. The Manager maintains offices in New York, Toronto and London and expects to open an office in Tokyo to build international relationships that will enable it to source and evaluate international investments. In addition to those professionals permanently positioned abroad, a majority of the Manager's U.S.-based professionals have frequently transacted business in international markets.

         The Company believes that the past experience of the Principals in managing operations similar to the business of the Company enables the Company to have access to a broad array of capital markets and may enable it to utilize its Common Stock and Units as tax-advantaged acquisition currencies.

         The officers and directors may change the investment strategy and policies of the Company without a vote of stockholders.

TARGETED INVESTMENTS

         The Company engages primarily in: (i) investing in net leased real estate ("Credit Leased Real Estate"); (ii) investing in portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans ("Loan Portfolios"); and (iii) providing financing to third party owners of real estate and portfolios of mortgage loans ("Financings"), in each case with respect to assets located in the U.S. and in foreign jurisdictions. All such investments may be made directly or indirectly, such as in the form of an investment in a vehicle created to hold such assets, or may be in the form of investments in the equity of operating companies that own such assets. The Company does not intend that its investment in securities of other issuers will require it to register as an "investment company" under the Investment Company Act of 1940, as amended, and the Company would intend to divest securities before any such registration would be required.

         Credit Leased Real Estate consists of residential and commercial properties which are generally leased on a long-term basis to high credit quality tenants, including both government and private sector entities. The Company expects to acquire Credit Leased Real Estate in privatizations and from developers and other owners, including institutional owner/users in purchase/leaseback transactions. The Manager has developed a standardized underwriting process and acquisition guidelines regarding tenant credit risk, environmental and structural matters. The due diligence process includes phase I environmental site assessments and structural analysis by nationally recognized third-party service providers, legal review of all documentation and full appraisals (including market studies).

         The Company also intends to pursue in foreign jurisdictions the acquisition of real estate assets that are currently owned and operated by government or quasi government entities, large corporations or unions and leased to members of their constituency at subsidized rents. Currently, the Principals believe that a number of these entities are considering disposing of their housing stock on a bulk sale basis.

         Loan Portfolios consist primarily of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans and related properties acquired in foreclosure or by deed-in-lieu of foreclosure. Although governmental and institutional bulk sales of Loan Portfolios in the U.S., particularly by the Resolution Trust Corporation and the U.S. Department of Housing and Urban Development, have abated substantially in recent years, the Company believes that there will continue to be opportunities to acquire Loan Portfolios from a wide variety of sources, including banks, savings institutions, finance companies (including "sub-prime" lenders), leasing companies, mortgage companies, insurance companies and governmental agencies. The Company also pursues, subject to compliance with the REIT rules, Loan Portfolios by acquiring operating companies.

         Financings will consist primarily of relatively short-term, secured loans to third party owners of real estate or portfolios of mortgage loans. The Company believes that Financings of particular asset classes, or Financings in particular jurisdictions, as to which there is a relative shortage of capital, represent an opportunity to generate attractive risk-adjusted returns with relatively modest leverage. The Company also intends to engage in Financings for various strategic purposes, including (a) developing relationships with borrowers that will lead to future equity investment opportunities and (b) using these transactions as an efficient and relatively low-risk method of acquiring information and developing expertise, particularly as to legal, regulatory and tax matters in foreign jurisdictions.

         Other Investments. In addition to the Company's three targeted lines of business discussed above, the Company intends to continue to opportunistically pursue a variety of real estate-related transactions whenever it believes such investments will enable the Company to achieve attractive risk-adjusted returns. In certain cases, the Company may create or invest in operating companies in connection with asset acquisitions in order to enhance the value of the assets as well as to create platforms for further investment. See "Investment Strategy -- The Sister Co. and Preferred Stock Affiliates."

INVESTMENT MANAGEMENT

         The Manager expects that the value of its investments will be enhanced through the application of innovative capital market strategies and aggressive asset management. The Manager's employees each focus on specialized areas necessary to maximize execution, including (i) capital markets and risk management, (ii) financial engineering, (iii) asset valuation and management, and (iv) structured finance. Each of these areas is further supplemented by the use of appropriate third party service providers, including lawyers, accountants, investment bankers, appraisers, environmental engineers and other consultants. Each transaction will be monitored by a deal manager who has ultimate responsibility for all decisions taken with respect to a transaction. Once an investment is made, the asset management group will track and report on its progress and pro forma future performance.

         The Company intends to rely, in appropriate cases, on strategic partners to provide specific expertise in local markets or with respect to unique assets. The Manager, when appropriate, will require a strategic partner to co-invest in the transaction to align its compensation with the success of the transaction. Through these relationships, the Company can gain local presence in strategic markets and hands-on knowledge of the assets underlying its investments, as well as access to proprietary transactions. The Manager has developed a network of such partners and intends to continue to expand such relationships as it pursues the Company's investment strategy.

         The Company pursues financing for its investments that allow it to enhance equity returns and maintain maximum flexibility while maintaining an acceptable level of risk. One of the benefits of an improving real estate market is a concurrent improvement in the real estate lending environment especially in the U.S. Borrowers are able to take advantage of greater leverage at relatively lower cost with greater structuring flexibility. In addition marked expansion of the availability of debt capital through the capital markets has further increased borrowers' options. The Company plans on taking advantage of both the traditional lender markets and the securitization markets in securing the best available financing for the Company's investments.

THE SISTER CO. AND PREFERRED STOCK AFFILIATES

         The Company anticipates that it may, from time to time, identify assets that it believes may be advantageous investments but that may be inappropriate (whether for REIT qualification, tax or other reasons) for investment, in whole or in part, by Fortress or which may otherwise be determined by the Manager and the Company, based on general prudent considerations, to be inappropriate, in whole or in part, for investment by the Company. In order to permit stockholders of Fortress to participate in the economic benefits that may be associated with such inappropriate assets, the Company intends from time to time to cause the Operating Partnership to form one or more subsidiary corporations, partnerships or other entities (each, a "Sister Co."), which would not be taxed as a REIT. The Operating Partnership would initially contribute capital to the Sister Co., together with, on behalf of the Initial Limited Partner, a pro rata portion of the capital of the Operating Partnership allocable to the Initial Limited Partner's contributed capital, which will be sufficient to permit the Sister Co. to make such identified investments, in exchange for all of the issued and outstanding equity interests in the Sister Co. The Operating Partnership would then distribute the equity interests in the Sister Co. pro rata to Fortress and the Initial Limited Partner. Then, Fortress would distribute the Sister Co. equity interests to the stockholders of Fortress. The board of directors and executive officers of the Sister Co. will initially be identical to the Board of Directors and executive officers of Fortress. Concurrently therewith, or immediately subsequent thereto, the Sister Co. and the Manager will form an operating partnership upon substantially the same terms and conditions as the Operating Partnership Agreement (including with respect to the distribution of the incentive return to the Manager (or an affiliate of the Manager)). The Sister Co. and its operating partnership will immediately thereafter enter into a management agreement (or agreements) with the Manager on substantially the same terms and conditions as the Management Agreement. The Company anticipates that all investments determined by the Manager to be appropriate for the Company will continue to be made by the Company, but that investment opportunities which the Manager believes are not appropriate for a REIT, but which otherwise are attractive investments, will be made by the Sister Co. Furthermore, to the extent that certain synergies are possible between the Company and the Sister Co., the Company intends to maximize the opportunities presented by such synergies. For example, the Company and the Sister Co. may jointly acquire interests in assets and businesses, such as hotels or healthcare facilities, where the Company will acquire title to underlying real property and lease such property to the Sister Co., at market rents (including rents based upon a percentage of gross revenues), while the Sister Co. acquires and operates the operating business in order to comply with the Code. The Company anticipates that such synergies will provide the Company with substantial advantages in making investments over other companies; however, no assurance can be made that the Company will be successful in creating and implementing such synergies.

         Essentially, the formation of the Sister Co. will permit stockholders of Fortress who retain their shares of the Sister Co. to participate in the real estate operations of the Company (including ownership of real property) and the Sister Co.'s operation of operating businesses and other assets which may not otherwise be appropriate for a REIT, with the Company's principal focus being on real estate investments while the Sister Co.'s principal function will be as an operating company. The operating activities and operating assets made available to the Sister Co. by the Company are designed to provide Fortress' stockholders with the long-term benefits of ownership in an entity devoted to the conduct of operating business activities, in addition to their ownership interest in the Company. The Common Stock of Fortress and the equity interests of the Sister Co. may be owned and transferred, subject to applicable securities laws restrictions, separately and independently of each other, and, thus, will not necessarily provide a paired investment with the Company on an ongoing basis. After the initial formation of the Sister Co. and the distribution of its equity interests, the Sister Co. and the Company will pursue independent sources of financing and are expected ultimately to have differing ownership. In order to avoid adverse tax consequences to the Company, the Sister Co.'s charter may provide that no Person may own more than 9.8% of the Sister Co.'s outstanding stock.

         In addition, in order to permit stockholders of Fortress to participate in the economic benefits that may be associated with non-qualifying assets, the Company, to the extent permitted by law, may, from time to time, transfer such assets which are not, or which may produce income which is not, qualifying assets or income for purposes of certain REIT asset or income tests to an entity in which the Company will hold all or substantially all of the preferred equity and third parties will hold all or substantially all of the common equity interests. The Company has established a preferred stock affiliate which holds certain assets which the Company has determined are not, or which may produce income which is not, qualifying assets or income for purposes of the REIT asset or income tests. See "Risk Factors --Investment Activity Risks -- Conflicts Relating to the Sister Co." and "Federal Income Tax Consequences --Requirements for Qualification."

POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

         If the Board of Directors determines that additional funding is required, the Company may raise such funds through additional equity offerings, debt financing, retention of cash flow (subject to provisions in the Code concerning taxability of undistributed REIT taxable income) or a combination of these methods.

         In the event that the Board of Directors determines to raise additional equity capital, it has the authority, without shareholder approval, to issue additional Common Stock or Preferred Stock of the Company in any manner and on such terms and for such consideration it deems appropriate, including in exchange for property.

         Borrowings may be made by Fortress, the Operating Partnership or another subsidiary. Indebtedness may be in the form of bank borrowings, secured or unsecured, and publicly or privately placed debt instruments, purchase money obligations to the sellers of properties, long-term, tax-exempt bonds or other publicly or privately placed debt instruments, financing from banks, institutional investors or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interest in the property. Such indebtedness may be recourse to all or any part of the property or may be limited to the particular property to which the indebtedness relates.

         The Company has authority to offer its Common Stock or other equity or debt securities in exchange for property and to repurchase or otherwise reacquire its shares or any other securities and may engage in such activities in the future. Similarly, the Company may offer additional interests in the Operating Partnership that are exchangeable into Common Shares or, at the Company's option, cash, in exchange for property. The Company also may make loans to the Operating Partnership or another subsidiary.

                                   THE COMPANY

         The Company was established to continue the opportunistic real estate-related investment activities of the Principals, which were previously conducted on behalf of BlackRock Asset Investors ("BAI") and on behalf of the Global Principal Finance group ("GPF") of UBS Securities LLC ("UBS"). The Company is externally managed and advised by the Manager, which the Company believes has developed an organization of investment management professionals that is well-positioned to take advantage of today's real estate and capital markets environment. The Manager employs 41 professionals in offices in New York, Toronto and London and expects to open an office in Tokyo. The Manager's professionals combine real estate, risk management, structured finance, capital markets, financial engineering and legal expertise, with respect to both dollar and non-dollar denominated investments. The Company believes that it is uniquely positioned to capitalize on market and industry trends in complex real estate-related investments across product, credit, geographic and industry lines. Fortress was incorporated in the State of Maryland in May 1998. Fortress expects to be taxed as a REIT under the Code commencing with its taxable year ending December 31, 1998. The Operating Partnership was formed in the State of Delaware in May 1998. The principal executive offices of the Company are located at 1301 Avenue of the Americas, New York, New York 10019. The Company's telephone number is (212) 798-6100.

INVESTMENTS

         In connection with the Principals' departure from UBS to form Fortress, and the liquidation of the portfolio acquired by GPF (the "GPF Assets"), the Company has purchased certain of the GPF Assets from UBS. In addition, the Company has made several other investments since its inception and continuously reviews investment opportunities.

Credit Leased Real Estate

         GSA Leased Properties: In July 1998, the Company purchased from UBS for a purchase price of approximately $277 million (i) properties (the "Initial GSA Properties") leased to the GSA and (ii) rights to purchase three additional properties leased to the GSA (the "Option GSA Properties") upon completion of the related construction and the commencement of the related GSA lease terms. The Company financed this purchase through the Loan Facility discussed below. See "-- Borrowings." One of the Option GSA Properties has been completed and leased to the GSA and has been acquired by the Company. The remaining approximately $16 million for this property was financed through the Loan Facility. These properties are generally office properties located throughout the U.S. and are not leased to the U.S. General Services Administration.

         In August 1998, the Company purchased an office property in Houston, Texas leased primarily to the GSA for approximately $14 million. The Company has financed 75% of the purchase price through the Loan Facility.

         In August 1998, the Company purchased an office property in Washington, D.C. leased primarily to the GSA for approximately $36 million. The Company has financed 75% of the purchase price through the Loan Facility.

         Canadian Real Estate Portfolio: In August 1998, the Company entered into an agreement to purchase from a real estate company based in Canada a portfolio of seven office and industrial buildings for a purchase price of approximately $53 million. The closing is expected to occur on or about October 1, 1998. The properties are located in southern Ontario.


Loan Portfolios

         Canadian Loan Portfolio: In August 1998, the Company purchased from UBS a portfolio of Canadian mortgage loans for a purchase price of approximately $55 million. As of June 30, 1998, the portfolio consisted of 436 mortgage loans and 12 REO properties located throughout Canada with an unpaid principal balance of approximately $56 million. The assets securing the loans are commercial and residential properties.

         U.S. Commercial Loan Portfolio: In August 1998, the Company purchased from UBS a portfolio of U.S. commercial mortgage loans for a purchase price of approximately $80 million. As of June 30, 1998, the portfolio consisted of 48 mortgage loans and 2 REO properties located primarily in California, Florida and New York with an unpaid principal balance of approximately $87 million. The assets securing the loans are primarily office, industrial, retail and multifamily properties.

         Residential Loan Portfolio #1: In August 1998, the Company purchased from UBS a 50% interest in a residential loan portfolio for a purchase price of approximately $6 million. As of June 30, 1998, the portfolio was comprised of approximately 937 mortgage loans and REO assets with an unpaid principal balance of approximately $25 million. The remaining 50% of the portfolio is owned by an affiliate of the servicer of the mortgage loans.

         Residential Loan Portfolio #2: In August 1998, the Company purchased from UBS a 40% interest in a residential loan portfolio for a purchase price of approximately $38 million. As of June 30, 1998, the portfolio was comprised of approximately 2,947 mortgage loans and REO assets with an unpaid principal balance of approximately $124 million. An affiliate of the servicer also owns 40% of the portfolio, and the remaining 20% of the portfolio is owned by an unaffiliated third party.

Financings

         Residential Servicer Loan: In connection with the initial purchase of the residential loan portfolios described above, UBS financed the servicer's investment in the portfolios. In August 1998, the Company purchased from UBS a loan to the servicer with an unpaid principal balance of approximately $42 million. The purchase price was approximately $42 million. The loan has a coupon of 400 basis points over one-month LIBOR and a maturity date in December 1998. The loan is secured by the borrower's equity interest in the residential loan portfolios as well as certain additional collateral.

         Loan: In August 1998, the Company purchased from UBS a loan to an affiliate of the servicer of the residential loan portfolios described above with an unpaid principal balance of approximately $16 million. The purchase price was approximately $16 million. The loan has a coupon of 400 basis points over one-month LIBOR and a maturity date in December 1998. The loan is secured by residential, commercial and other mortgage loans and REO.

         New York Property Company Credit Facility: In August 1998, the Company purchased from UBS a credit facility to a single-family REO rehabilitation company located in New York with an unpaid principal balance of approximately $16 million. The purchase price was approximately $15 million. The facility has a coupon of 410 basis points over one-month LIBOR and a maturity date in August 2000. The loan is secured by mortgages on properties located in the New York metropolitan area.

         French Commercial Mortgage Loan: In August 1998, the Company purchased from an affiliate of UBS a loan to an affiliate of a Boston-based investment manager with an unpaid principal balance of approximately $53 million. The purchase price was approximately $54 million. The loan has a coupon of 250 basis points over the three-month Paris Interbank Offered Rate and a maturity date in December 1998. The loan is secured by an office building located near Paris, France.

         Building Material Retailer Loan: In August 1998, the Company purchased from UBS a loan to a building materials retailer, which has recently completed a Chapter 11 reorganization, with an unpaid principal balance of approximately $96 million. The purchase price was approximately $96 million. The loan has a coupon of 400 basis points over one-month LIBOR and a maturity date in December 2004. The loan is secured by 123 properties (retail stores and warehouse facilities) located throughout the midwest and southwest sections of the United States.

BORROWINGS

         Loan Facility: In July 1998, the Company entered into a financing arrangement with a financial institution (the "Loan Facility") providing the Company with approximately $234 million in debt relating to the GSA Leased Properties. The financed amounts are approximately 75% of the cost of the related properties. The facility bears interest at a floating rate, has a term of nine and one-half years maturing in 2008, and includes declining prepayment penalties for the first thirty months of the facility. The Loan Facility is secured by the GSA Leased Properties and certain related assets. The Company has entered into a series of interest rate swaps the effect of which is intended to convert the floating rate to a fixed rate.

         Secured Borrowings: Substantially all of the remaining assets of the Company are currently financed by secured recourse facilities (secured by the related assets) bearing interest at a floating rate and maturing between February and August 1999.

                    THE MANAGER AND THE MANAGEMENT AGREEMENT

THE MANAGER

         The Manager was founded by Messrs. Wesley R. Edens, Robert I. Kauffman, Randal A. Nardone and Erik P. Nygaard.

         The Manager employs 41 professionals in New York, Toronto and London and expects to open an office in Tokyo. Its executive offices are located at 1301 Avenue of the Americas, New York, New York 10019 and the telephone number of its executive offices is (212) 798-6100.

THE MANAGER'S EXPERIENCE

         The Company believes that the Manager has developed an organization of investment and investment management professionals that is well-positioned to take advantage of today's real estate and capital markets environment. The Manager's professionals combine real estate, risk management, structured finance, capital markets, financial engineering and legal expertise with respect to both dollar and non-dollar denominated investments. The Company believes that, with the management of the Manager, it will be uniquely positioned to capitalize on market and industry trends in complex real estate-related transactions across product, credit, geographic and industry lines.

         Fortress was established to continue the opportunistic real estate-related investment activities of the Principals which were previously conducted on behalf of BAI and GPF. BAI is a real estate and mortgage debt fund established in 1995 with contributions from several major institutional investors. The Principals have been responsible for the day-to-day management of BAI since its formation. The Principals will continue to manage BAI through its liquidation which is expected to be substantially completed by September 1999. GPF was established in May 1997 by UBS and the Principals, as employees of UBS, to continue the investment activities of the Principals after BAI was fully invested. The Principals were responsible for managing the day-to-day operations of GPF since its inception. This responsibility ended with the complete liquidation of the portfolio acquired by GPF.

         The Principals believe that they have been successful in adding value to assets through (a) increasing and stabilizing cash flows through restructuring and workouts, (b) creating optimal servicing and operating systems, (c) creating and monitoring asset- and obligor-specific information and
(d) developing appropriate short-term and long-term capital structures for the assets. The Principals believe that they have been successful in monetizing the value created by these strategies through securitization, negotiated restructurings and liquidations.

OFFICERS OF THE MANAGER

         The following table sets forth certain information with respect to the senior officers of the Manager. The Principals are the senior officers of the Manager and are also directors or senior officers of Fortress. Otherwise, no senior officer of the Manager is a, or is related by blood, marriage or adoption to, any other, director or senior officer or principal of the Company or the Manager or any of their respective affiliates.

      NAME                      AGE                     POSITION HELD
-------------------------    --------     ----------------------------------------------------
Wesley R. Edens                 36        Chief Executive Officer and Chairman of the Board of
                                          Directors
Robert I. Kauffman              34        President and Director
Randal A. Nardone               43        Chief Operating Officer and Secretary
Erik P. Nygaard                 38        Chief Information Officer and Treasurer
Wayne C. Olson                  49        Chief Financial Officer

         The principal occupation for the last several years of the senior officers, officers and other key professionals of the Manager, as well as other information, is set forth below.

Senior Officers

         WESLEY R. EDENS is the Chief Executive Officer of the Manager and Fortress and the Chairman of the Board of Directors of Fortress. He recently co-founded the Manager with Messrs. Kauffman, Nardone and Nygaard, having previously been head of GPF, as well as a Managing Director of UBS. Mr. Edens was responsible for all aspects of GPF's operations, including setting investment strategy, creating transaction flow, advising on financing, asset management and acquisition issues and overseeing the day-to-day activities. Prior to joining GPF in 1997, Mr. Edens was a partner and Managing Director of BlackRock Financial Management, Inc. ("BFM") and the Chief Operating Officer of BAI. In addition, Mr. Edens was formerly a partner and Managing Director of Lehman Brothers, where he was head of the Non-Agency Mortgage Trading Desk. Mr. Edens was primarily responsible for initially building Lehman's commercial and non-agency mortgage effort. Mr. Edens received a B.S. degree in Finance and Computer Science from Oregon State University.

         ROBERT I. KAUFFMAN is the President of the Manager and Fortress and a member of the Board of Directors of Fortress. He was previously the head of the acquisitions and risk management department of GPF as well as a Managing Director of UBS. Mr. Kauffman was responsible for the evaluation of potential investment opportunities and the coordination of due diligence protocols. In addition, Mr. Kauffman was responsible for all of the capital markets activities of GPF, including hedging transactions and the issuance of securities. Prior to joining UBS in 1997, Mr. Kauffman was a principal of BFM and Managing Director of BAI, where he was also responsible for the acquisition and risk management of BAI. Prior to joining BlackRock, Mr. Kauffman was an Executive Director of Lehman Brothers International ("LBI") in London, responsible for all of LBI's foreign asset-based financing, including capital commitments, risk management and securitization. In addition, Mr. Kauffman was responsible for the expansion of LBI's non-performing mortgage loan business into the U.K. residential mortgage market and the acquisition by LBI of a U.K. mortgage servicing operation to resolve acquired assets. Mr. Kauffman received a B.S. degree in Business Administration from Northeastern University.

         RANDAL A. NARDONE is the Chief Operating Officer and Secretary of the Manager and Fortress. He was previously the head of the structured finance and contract finance departments of GPF as well as a Managing Director of UBS. Mr. Nardone was responsible for the structuring, negotiation and documentation of all transactions. Prior to joining UBS in 1997, Mr. Nardone was a principal of BFM and Managing Director of BAI, where he also ran the structured finance and contract finance groups. Prior to joining BlackRock, Mr. Nardone was a partner and a member of the executive committee at the law firm of Thacher Proffitt & Wood. Mr. Nardone joined Thacher Proffitt & Wood in 1980 and became head of its structured finance group of 40 lawyers in 1993. Mr. Nardone received a B.A. degree in English and Biology from the University of Connecticut and a J.D. degree from the Boston University School of Law.

         ERIK P. NYGAARD is the Chief Information Officer and Treasurer of the Manager and Fortress. Mr. Nygaard was previously the head of the financial engineering department of GPF as well as a Managing Director of UBS. Mr. Nygaard was responsible for all aspects of information technology and cash flow analysis, which included portfolio pricing, securitization modeling, investor reporting, monthly monitoring of all assets, and portfolio performance projections. Prior to joining UBS in 1997, Mr. Nygaard was a principal of BFM and Managing Director of BAI. Mr. Nygaard was also head of the financial engineering group at BAI, which handled all aspects of information technology and cash flow analysis. From 1990 to 1994, Mr. Nygaard was a Director at Nomura Securities International, where he was responsible for all aspects of over $30 billion in REMIC issuances as head of the Mortgage Structuring

Group. Mr. Nygaard received a B.S. degree in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

         WAYNE C. OLSON is the Chief Financial Officer of the Manager and Fortress. Mr. Olson joined the Manager and Fortress in July 1998. Mr. Olson was previously at Greenwich Capital Markets as co-head of the asset finance group, focusing on principal finance, warehouse lending and new securitization products from 1997 to July 1998. Prior to joining Greenwich, Mr. Olson was at Lehman Brothers as head of the commercial mortgage finance group from 1992 to 1997 and at Credit Suisse First Boston as co-head of the financial engineering and product development group in the mortgage market area from 1982 to 1992. Mr. Olson holds an A.B. degree in English from Harvard and an M.B.A. degree in finance from UCLA, where he also completed four years of doctoral study in business economics. He is a past chairman of the Bond Market Association's commercial mortgage-backed securities unit.

Officers and Key Professionals of the Manager

         JONATHAN ASHLEY joined the Manager in May 1998. He previously worked for GPF at UBS from May 1997. Prior to joining UBS, Mr. Ashley worked for BlackRock Capital Finance ("BCF"), the operating subsidiary of BAI, from April 1996 to May 1997. Prior to joining BCF, Mr. Ashley worked at Morgan Stanley, Inc. in its Real Estate Investment Banking Group, where he focused on commercial real estate securitizations. Prior to joining Morgan Stanley, Mr. Ashley was in the Structured Finance Group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Ashley received a B.A. degree in History from Tufts University and a J.D. degree from the University of Pennsylvania Law School.

         ANDREW BERMAN joined the Manager in May 1998. He worked for GPF at UBS from January 1998. Prior to joining UBS, Mr. Berman worked for BCF from December 1994 to January 1998. Prior to joining BCF, Mr. Berman was a Vice President in the Fixed Income Trading Group at PaineWebber Incorporated. Mr. Berman received a B.A. degree in Mathematics from Macalester College.

         LAWRENCE BOTEL joined the Manager in May 1998. He previously worked for GPF at UBS and BCF from 1997. Prior to joining BCF, Mr. Botel worked at Mutual of New York in its Real Estate Group from 1993 to 1997. Mr. Botel received a B.S.B.A. degree in Finance from Georgetown University and an M.B.A. degree in Finance from the University of Chicago Graduate School of Business.

         CHRISTOPHER CHEE joined the Manager in May 1998. He previously worked for GPF at UBS since January 1998. Prior to joining UBS, Mr. Chee worked for BFM from 1994 to 1995 and thereafter at BCF to 1998. Mr. Chee received a B.A. degree in History from the University of Pennsylvania.

         BRYDON CRUISE joined the Manager in May 1998. He previously worked for GPF at UBS (Canada) from June 1997. Prior to joining UBS, Mr. Cruise worked as Vice President of Mortgage Placements at Brazos Advisors Canada from September 1995 to 1997 and as Vice President for Citibank Canada, Real Estate Capital Markets from April 1990 to 1995. Mr. Cruise graduated from Wilfrid Laurier University with an honors B.B.A. degree in Finance.

         WILLIAM DONIGER joined the Manager in May 1998. He previously worked for GPF at UBS since January 1998. Prior to joining UBS, Mr. Doniger worked for BCF from January 1996 through December 1997. Prior to that, Mr. Doniger was in the structured finance group of the law firm of Thacher Proffitt & Wood. Mr. Doniger graduated from Princeton University with an A.B. degree in History and received a J.D. degree from American University.

         LILLY H. DONOHUE joined the Manager in May 1998. She previously worked for GPF at UBS since January 1998. Prior to joining UBS, Ms. Donohue worked for BFM from 1992 to 1995 and thereafter at BCF to 1998. Ms. Donohue graduated from Boston University with a B.S.B.A. degree in Finance.

         BARRY EDINBURG joined the Manager in May 1998. He previously worked for GPF at UBS since January 1998. Prior to joining UBS, Mr. Edinburg worked for BCF from March through December 1997. Mr. Edinburg graduated from Tufts University with a B.A. degree in Psychology and received a J.D. degree from Boston University School of Law.

         TACIE J. FOX joined the Manager in May 1998. She previously worked for GPF at UBS from 1997. Prior to joining UBS, Ms. Fox served as head of Mergers and Acquisitions from 1996 to 1997 for Fox & Lazo, Inc., a regional Philadelphia area real estate firm. Prior to that, Ms. Fox served as Executive Vice President and Director of Portfolio Operations for Crown NorthCorp, Inc. from 1993 to 1996. Ms. Fox graduated from Duke University with a B.S. degree in Engineering and received an M.B.A. degree from The Wharton School at the University of Pennsylvania.

         GREGORY A. JUNDANIAN joined the Manager in May 1998. He previously worked for GPF at UBS from May 1997. Prior to joining UBS, Mr. Jundanian worked for BCF from January 1996 through May 1997. Prior to joining UBS, Mr. Jundanian worked for Lehman Brothers Inc. since 1984. Mr. Jundanian graduated from the College of the Holy Cross with a B.S. degree in History, from the University of Massachusetts with an Ed.M. degree in International Education and from Boston University with an M.B.A. degree in Finance.

         JOHN KATZ joined the Manager in May 1998. He previously worked for GPF at UBS and BCF since April 1997. Prior to that, Mr. Katz worked for Citicorp Real Estate from 1993 to 1997. Mr. Katz graduated from Tufts University with a B.A. degree in History, and from Columbia University with an M.B.A. degree in Finance.

         ANTHONY A. LAZZARA joined the Manager in May 1998. He previously worked for GPF at UBS from January 1998. Prior to joining UBS, Mr. Lazzara worked for the law firm of Shearman & Sterling in its Real Estate and Mergers & Acquisitions Practice Groups from January 1994 through December 1997. Mr. Lazzara graduated from Trinity College with a B.A. degree in American Studies and from the Boston University School of Law with a J.D. degree.

         ALFRED MARRAPODI joined the Manager in May 1998. He previously worked for GPF at UBS from July 1997. Prior to joining UBS, Mr. Marrapodi worked for PaineWebber Incorporated from February 1983 where he was a Managing Director in charge of the Mortgage Origination Services Group. At its peak, under Mr. Marrapodi's leadership, the group had 41 professionals who managed approximately $10 billion of credit facilities to more than 200 institutions. Mr. Marrapodi graduated from Pace University with a B.A. degree in Finance.

         KELLY MARSHALL joined the Manager in June 1998. He previously worked for Cornerstone Capital Corp., a Toronto based corporate finance advisory group specializing in equity and mezzanine real estate capital placements. Prior to that, Mr. Marshall worked as Vice President of asset management and origination at Brazos Advisors Canada from September 1995 to 1997 and acted in various roles for Olympia & York Canary Wharf, Ltd. Mr. Marshall graduated from Wilfrid Laurier University with an honors B.B.A. degree.

         SCOTT MEZZO joined the Manager in May 1998. He previously worked for GPF at UBS from March 1998. Prior to joining UBS, Mr. Mezzo worked for PaineWebber Incorporated from September 1993 where he was a Vice President in the Asset Sales and Trading Group. Mr. Mezzo graduated from Pace University with a B.B.A. degree in General Business.

         MARK H. NEWMAN joined the Manager in May 1998. He previously worked for Gentra Inc., a Toronto Stock Exchange 300 listed company, specializing in real estate lending and acquisitions from 1993. At Gentra, he held various positions culminating in his promotion to Head -- Loan Workout Group in 1996 and President of the Lending Group in 1997. Mr. Newman graduated from Dartmouth College with a B.A. degree and from Dalhousie University in Halifax, Nova Scotia, with his L.L.B. degree.

         J. DOUGLAS RIPPETO, JR. joined the Manager in May 1998. He previously worked for GPF at UBS from August 1997. Prior to joining UBS, Mr. Rippeto worked for CBA Mortgage Partners, L.P. from June 1994 to July 1997. Prior to joining CBA, Mr. Rippeto worked for The Chase Manhattan Bank, N.A. in its Real Estate Finance Group from June 1993 to May 1994. Mr. Rippeto graduated from Vanderbilt University with a B.A. degree in History and Political Science and from Cornell University's Johnson Graduate School of Management with an M.B.A degree in Finance.

         JOHN SCHRENKER joined the Manager in May 1998. He previously worked for GPF at UBS from November 1997. Prior to joining UBS, Mr. Schrenker was a Director at Jones Lang Wootton USA in the Investment Sales and Real Estate Securities groups from January 1995 to October 1997. Mr. Schrenker graduated from Bucknell University with a B.A. degree in Economics.

         GORDON SMITH joined the Manager in May 1998. He previously worked for GPF at UBS since 1998. Prior to joining UBS, Mr. Smith worked for BlackRock U.K. Investors in London and was responsible for managing the Annington Homes transaction from December 1996 to January 1998. Prior to that time, Mr. Smith worked for BCF in New York from February 1995 to December 1996. Prior to that time, Mr. Smith was a Vice President for the CB Commercial Real Estate Group from 1985 to 1994. Mr. Smith graduated from Santa Clara University with a B.S. degree in Economics and an M.B.A. degree in Finance.

         PETER SMITH joined the Manager in May 1998. He previously worked for GPF at UBS from May 1997. Prior to joining UBS, Mr. Smith worked for BCF from 1996 to 1997. Mr. Smith was a Vice President at CRIIMI MAE Inc. from 1991 to 1996. Mr. Smith graduated from Radford University with a B.B.A. degree in Finance and from George Washington University with a M.B.A. degree in Finance.

         PAUL STALEY joined the Manager in May 1998. He previously worked for UBS and BCF from 1996. Prior to joining BCF, Mr. Staley worked for Lehman Brothers from 1985 to 1995. Mr. Staley graduated from Harvard College with an A.B. degree in General Studies and holds a Masters in Public Policy degree from the University of California. Mr. Staley earned the designation of C.F.A. in 1994.

         BLAIR WELCH joined the Manager in May 1998. He previously worked for GPF at UBS from July 1997. Prior to joining UBS, Mr. Welch worked for each of Bankers Trust and Brazos Advisors Canada. Mr. Welch graduated from the University of British Columbia with a Bachelor of Commerce degree in Urban Land Economics.

         BRADY WELCH joined the Manager in August 1998. He previously worked for Truscan Property Corporation, a wholly owned subsidiary of Canada Trust, specializing in real estate acquisitions and asset management of Class A office buildings in major Canadian centers. Prior to Truscan, Mr. Welch worked as an asset manager for Brazos Advisors Canada from September 1995 to 1997. Mr. Welch graduated from Mount Allison University with a Bachelor of Commerce degree in Accounting & Finance.

         The senior officers and other professionals have significant expertise in real estate, risk management, structured finance, capital markets, financial engineering and legal fields; however, none of such persons has previously managed a REIT. See "Risk Factors -- Economic and Business Risks -- Newly Organized Corporation."

         Each of the Principals has entered into employment agreements (each, an "Employment Agreement") with the Manager, for a three year term ending June 1, 2001 (the "Non-Competition Expiration Date"). Each Employment Agreement includes a clause (the "Non-Competition Clause"), under which each of the Principals shall be precluded, until the Non-Competition Expiration Date, from engaging in any business which is directly competitive with a material business in which the Manager or the Company is engaged or from serving as a partner, officer, director, consultant, employee or equity holder (subject to limited exceptions and the Excluded Investments as described herein) of any company or business organization which is so engaged. The Employment Agreements provide (i) that the Company shall be a third-party beneficiary of the Non-Competition Clause and
(ii) that the Non-Competition Clause may not be amended, waived, terminated or otherwise modified without the prior consent of a majority of the Independent Directors and the Manager has acknowledged and agreed that the Principals may serve as directors and executive officers of Fortress.

THE MANAGEMENT AGREEMENT

         The Company entered into the Management Agreement dated as of June 10, 1998 with the Manager for an initial three-year term. The Management Agreement provides for automatic one-year extensions after the initial three-year term. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of the Independent Directors, or by a vote of the holders of a majority of the outstanding shares of Common Stock, based upon unsatisfactory performance that is materially detrimental to the Company or a determination by the Independent Directors of Fortress that the compensation to the Manager is not fair, subject to the Manager's right to prevent such a compensation termination by accepting a mutually acceptable reduction of fees. The Manager will be provided 60 days' prior notice of any such termination and will be paid a termination fee equal to the amount of the Management Fee earned by the Manager during the twelve-month period preceding such termination. Following any termination of the Management Agreement, the Company shall be entitled to purchase the portion of the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return at a price equal to the amount that would be distributed to the Manager (or an affiliate), in its capacity as the Initial Limited Partner, if the Company's assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). In addition, if the Company does not elect to so purchase the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return, the Manager (or an affiliate) will have the right to require the Company to purchase the same at the price discussed above. In addition, the Management Agreement may be terminated by the Company at any time for cause, which is defined as fraud, misappropriation of funds, willful violation of the Management Agreement, or gross negligence, without payment of the termination fee. The Manager may at any time assign certain duties under the Management Agreement to any affiliate of the Manager provided that Messrs. Edens, Kauffman, Nardone and Nygaard also jointly manage and supervise the day-to-day business and operations of such affiliate and provided, further, that the Manager shall be fully responsible to the Company for all errors or omissions of such assignee.

         The Management Agreement requires the Manager to manage the business affairs of the Company in conformity with the policies and Guidelines that are approved and monitored by the Board of Directors of Fortress. The Manager will be required to prepare regular reports for the Board of Directors of Fortress that will review the Company's acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Guidelines and policies approved by the Board of Directors of Fortress.

         The Manager's management of the Company at all times will be under the direction of Fortress' Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform (or cause to be performed) such services and activities relating to the assets and operations of the Company as may be appropriate, including, without limitation, the following:

                  (i) serving as the Company's consultant with respect to formulation of investment criteria and preparation of Guidelines and policies for the approval of the Board of Directors;

                  (ii) investigation and selection of possible investment opportunities and acquisitions, property and investment analysis, market and economic surveys, on-site physical inspections, review and projection of income and construction, renovation and/or operating expenses and supervising and negotiating the arrangement of financing;

                  (iii) conducting negotiations with real estate brokers, owners of property and their agents and representatives, investment bankers and owners of privately and publicly held real estate companies;

                  (iv) engaging and supervising, on behalf of the Company and at the Company's expense, independent contractors which provide real estate brokerage, investment banking and leasing services, mortgage brokerage and other financial services and such other services as may be required relating to the Company's investments;

                  (v) negotiating on behalf of the Company for the sale, exchange or other disposition of any of the Company's investments;

                  (vi) coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with any joint venture or co-investment partners;

                  (vii) coordinating and supervising, on behalf of the Company and at the Company's expense, all property managers, leasing agents and developers for the administration, leasing, management and/or development of any of the Company's investments;

                  (viii) providing executive and administrative personnel, office space and office services required in rendering services to the Company;

                  (ix) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary to the management of the Company as may be agreed upon by the Manager and the Board of Directors, including the collection of revenues and the payment of the Company's debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

                  (x) communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

                  (xi) counseling the Company in connection with policy decisions to be made by the Board of Directors;

                  (xii) evaluating and recommending overall hedging strategies to the Board of Directors and, upon the approval by the Board of Directors of such overall hedging strategies, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT and with the Guidelines;

                  (xiii) counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and Treasury Regulations thereunder;

                  (xiv) counseling the Company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from that Act;

                  (xv) assisting the Company in developing criteria for asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to mortgage loans, real estate and other real estate-related assets;

                  (xvi) representing and making recommendations to the Company in connection with asset privatization, investments in operating companies, loan origination (including on a portfolio basis) and the purchase and commitment to purchase and finance of mortgage loans (including on a portfolio basis), real estate and other real estate-related assets, and the sale and commitment to sell such assets;

                  (xvii) monitoring the operating performance of the Company's investments and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

                  (xviii) investing or reinvesting any money of the Company (including investing in short-term investments pending investment in long-term asset investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company), and advising the Company as to its capital structure and capital raising;

                  (xix) causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the REIT provisions of the Code and to conduct quarterly compliance reviews with respect thereto;

                  (xx) causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

                  (xxi) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

                  (xxii) taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the REIT provisions of the Code;

                  (xxiii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company's day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;

                  (xxiv) using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or Guidelines set by the Board of Directors from time to time;

                  (xxv) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

                  (xxvi) using commercially reasonable efforts to cause the Company to comply with all applicable laws.

         The Manager performs portfolio management services on behalf of the Company pursuant to the Management Agreement with respect to the Company's investments. Such services include, but are not limited to, consulting with the Company on the purchase and sale of, and other investment opportunities in connection with, the Company's portfolio of assets, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, periodic review and evaluation of the performance of the Company's portfolio of assets, acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and other customary functions related to portfolio management. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services to the Company, subject to the Company's prior approval and subject to the Manager's responsibility for such subcontractor's work.

         The Manager performs monitoring services on behalf of the Company pursuant to the Management Agreement with respect to loan servicing activities provided by third parties. Such monitoring services will include, but not be limited to, the following activities: negotiating servicing agreements; acting as a liaison between the servicers of the assets and the Company; review of servicers' delinquency, foreclosure and other reports on assets; supervising claims filed under any insurance policies; and enforcing the obligation of any servicer to repurchase assets. The Manager may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Manager, subject to the Company's prior approval.

         Pursuant to the Management Agreement, the Manager has agreed, at all times during which it is serving as manager of the Company, to maintain a tangible net worth of at least $1,000,000. In addition, the Manager has agreed to maintain "errors and omissions" insurance coverage in an amount which is comparable to that customarily maintained by other managers or servicers of other assets similar to those held by the Company.

         The Manager may engage property and/or asset managers on behalf of the Company to provide property management, leasing and/or similar services to the Company with respect to its assets; provided that any such contracts entered into with affiliates of the Manager shall be on terms no more favorable to such affiliate than would be obtained from a third party on an arm's-length basis and subject to such other terms respecting contracts and assignments to affiliates as set forth elsewhere in this Prospectus.

         The Principals have informed the Company that, upon satisfaction of their responsibilities under their agreement with BFM to manage the assets of BAI (the "BAI Management Contract"), they intend to discuss with the Board of Directors of Fortress various methods to convert the Company to a self-advised structure. Upon such conversion, all or a portion of the following may occur, either in a single transaction or in a series of transactions: (a) the Management Agreement would terminate and the employees of the Manager (which may include the Principals) would become direct employees of the Company, (b) the Management Fee otherwise payable to the Manager pursuant to the Management Agreement would not be payable to the Manager, and instead the Company would be responsible for all salaries and overhead costs applicable to such employees of the Manager, (c) the exclusivity provisions of the Management Agreement would be set forth in amendments to the Employment Agreements between the Company and such employees and (d) the Company's obligation to pay the Preferred Incentive Return (as discussed below) to the Manager (or an affiliate of the Manager) would terminate. Any such conversion transaction will be subject to the approval of the Manager and the Independent Directors with respect to, among other things, the structure of such conversion transaction(s) and the consideration therefor.

MANAGEMENT FEE

         The Manager will receive an annual Management Fee equal to 1.5% of the Company's Gross Equity; provided, however, that during the remainder of 1998 following the First Closing Date of the Original Offering, the Manager shall receive a Management Fee equal to the greater of (i) $6,000,000 and (ii) the product of (a) 1.5% of the Company's Gross Equity and (b) a fraction, the numerator of which is the number of days in 1998 following the Closing and the denominator of which is 365. The Management Fee shall be calculated and paid monthly in arrears based upon the weighted daily average of the Company's Gross Equity for such month (except during the remainder of 1998 following the Closing Date, during which period such monthly amount is to be calculated and paid based on the terms of the proviso set forth in the sentence immediately preceding). The term "Gross Equity" for any period means (A) the sum of (i) the Company's Total Equity, plus (ii) the value of contributions made by partners, other than the General Partner, from time to time, to the capital of the Operating Partnership or any other subsidiary of the Company, less (B) any capital dividends or capital distributions made by Fortress to its stockholders or by the Operating Partnership to its partners. The Manager will not receive any Management Fee for the period prior to the closing of the Original Offering. The Management Fee is intended to compensate the Manager for providing management and advisory services to the Company and for a reimbursement of all costs. In the event of termination of the Management Agreement by the Company other than for cause (as specifically described in the Management Agreement), the Company is required to pay the Manager a termination fee equal to the amount of the Management Fee earned by the Manager during the 12 month period immediately preceding such termination. Following any termination of the Management Agreement as aforesaid, the Company may purchase the portion of the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return at a price equal to the amount that would be distributed to the Manager (or an affiliate) if the Company's assets were sold for their fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). In addition, if the Company does not elect to so purchase the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return, the Manager (or an affiliate) will have the right to require the Company to purchase the same at the price described above. See "--Management Incentives" below.

         Costs and Reimbursements. Because the Manager's employees or affiliates perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, the Manager or such affiliates are paid or reimbursed for the cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm's-length basis. Further, the Manager will be reimbursed for any expenses incurred in contracting with third parties, including affiliates of the Manager, for the special servicing of assets of the Company.

         The Manager will use the proceeds from its Management Fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, receive no cash compensation directly from the Company.

         Expenses. The Company does not maintain an office or employ full-time personnel. Instead it relies on the facilities and resources of the Manager to conduct its operations, and it is required to pay out-of-pocket expenses. Expense reimbursements to the Manager are made monthly.

         Payment of Fees. The Management Fee is payable monthly in arrears based upon the weighted average of the Company's Gross Equity for such month. The Company is obligated to pay the Manager's fees and expenses on the first business day of each calendar month following the First Closing Date of the Original Offering.

         Subject to the limitations set forth below, the Company will also pay all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement (including salary, wages, payroll taxes and the cost of employee benefit plans). The operating expenses required to be borne by the Manager include the compensation of Manager's officers and employees, rent for facilities, and other "overhead" expenses. The expenses that will be paid by the Company will include (but not necessarily be limited to) issuance and transaction costs incident to the acquisition, disposition and financing of investments, legal and auditing fees and expenses, the compensation and expenses of the Independent Directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of the Company (including commitment fees, legal fees, closing costs, etc.), or any other securities offerings of the Company, the costs of printing and mailing proxies and reports to stockholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Company's Directors and officers and the compensation and expenses of the Company's custodian and transfer agent, if any.

MANAGEMENT INCENTIVES

         The Manager (or an affiliate of the Manager) is entitled to receive a quarterly incentive return (the "Preferred Incentive Return") on its Units on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) the Funds From Operations (before the Preferred Incentive Return) of the Company per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding) plus (b) gains (or losses) from debt restructuring and gains (or losses) from sales of property and other assets per share of Common Stock and per Unit (based on the weighted average number of shares of Common Stock and Units outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of Common Stock and Units sold in the Original Offering and the Private Placement and the prices per share of Common Stock (or Unit) in any subsequent offerings by the Company (adjusted for prior capital dividends or capital distributions) multiplied by (b) a simple interest rate of 10% per annum (divided by four to adjust for quarterly calculations) multiplied by (B) the weighted average number of shares of Common Stock and Units outstanding. "Funds From Operations," as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), means net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds From Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions.

         The ability of the Company to generate Funds From Operations in excess of the 10% rate described above, and of the Manager (or an affiliate) to earn the Preferred Incentive Return described in the preceding paragraph, is dependent upon the Company's ability to execute successfully the investment strategies described herein, and other factors, many of which are not within the Company's or the Manager's control.

         Upon any termination of the Management Agreement by either party, the Company shall be entitled to purchase the portion of the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return from the Manager (or an affiliate) for a cash purchase price equal to the amount of the Preferred Incentive Return that would be distributed to the Manager (or an affiliate), in its capacity as the Initial Limited Partner, if all of the Company's assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments) or otherwise continue to pay the Preferred Incentive Return to the Manager (or an affiliate). In addition, if the Company does not elect to so purchase the Manager's (or an affiliate's) limited partnership interest attributable to the Preferred Incentive Return, the Manager (or an affiliate) will have the right to require the Company to purchase the same at the price described above. In either case, such fair market value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by the Company and the Manager. If the Company and the Manager are unable to agree upon an appraisal firm, then each of the Company and the Manager is to choose an independent appraisal firm to conduct an appraisal. In such event, (i) if the appraisals prepared by the two appraisers so selected are the same or differ by an amount that does not exceed 20% of the higher of the two appraisals, such fair market value will be deemed to be the average of the appraisals as prepared by each party's chosen appraiser, and (ii) if these two appraisals differ by more than 20% of such higher amount, the two appraisers together are to select a third appraisal firm to conduct an appraisal. If the two appraisers are unable to agree as to the identity of such third appraiser, either of the Manager and the Company may request that the American Arbitration Association ("AAA") select the third appraiser. The fair market value of the Company's assets will then be deemed to be the amount determined by such third appraiser, but in no event less than the lower of the two initial appraisals or more than the higher of such two initial appraisals.

         Management incentives under any partnership agreement of the operating partnership established by the Sister Co., if any, will be substantially identical to those set forth above, including the calculation of any preferred incentive return.

         The Option Plan authorizes the grant of options to the Manager (or an affiliate of the Manager) or to employees of the Manager (or an affiliate of the Manager) to acquire, contingent upon the effectiveness of the registration statement of which this Prospectus is part, 10% of the outstanding equity interests in the Company (including Common Stock and Units) (as determined as of the closing of the Original Offering and the Private Placement and each subsequent date that Common Stock or Units are issued by the Company during the term of the Option Plan). The purpose of the Option Plan is to provide a means of performance-based compensation in order to provide an incentive for the Manager to enhance the value of Fortress' Common Stock. See "Management--Stock Options."

LIMITS OF RESPONSIBILITY

         Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of Fortress' Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any subsidiary of the Company, the Directors, Fortress' stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement. The Company has agreed to indemnify the Manager, its directors and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement. The Manager has agreed to indemnify the Company, its directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of the Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement. The Manager shall carry errors and omissions and other customary insurance.

CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

         The Company, on the one hand, and the Manager and its affiliates, on the other, will enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest. Moreover, two of the members of the Board of Directors of Fortress and all of its officers are also employed by the Manager or its affiliates.

         The relationships between the Company, on the one hand, and the Manager and its affiliates, on the other, will be governed by the Guidelines. The Guidelines establish certain parameters for the operations of the Company. The Guidelines are to assist and instruct the Manager and to establish parameters applicable to investments and borrowings (including co-investments) with affiliates of the Manager. Transactions with affiliates of the Manager (other than the acquisition of assets from affiliates of the Manager) that fall within the provisions of the Guidelines need not be specifically approved by a majority of the Independent Directors. The Independent Directors will, however, review the Company's transactions on a quarterly basis to ensure compliance with the Guidelines. Acquisition of assets from affiliates of the Manager and transactions with the Manager or its affiliates which do not fall within the provisions of the Guidelines will be approved in advance by the Independent Directors.

         Although the Independent Directors will review the Guidelines periodically and will monitor compliance with those Guidelines, investors should be aware that, in conducting this review, the Independent Directors will rely primarily on information provided to them by the Manager. The Manager may obtain third party appraisals for investments purchased from the Manager or its affiliates, but the Independent Directors are likely to rely substantially on information and analysis provided by the Manager to evaluate the Company's Guidelines, compliance therewith and other matters relating to the Company's investments. Moreover, appraisals are not always reliable indicators of the value of assets.

         If the Independent Directors determine in their periodic review of transactions that a particular transaction does not comply with the Guidelines, then the Independent Directors will consider what corrective action, if any, can be taken. If the transaction is one with the Manager or an affiliate of the Manager that was not approved in advance by a majority of the Independent Directors, then the Manager may be required to repurchase the asset at the purchase price (plus closing costs) to the Company.

         The Management Agreement generally limits the Manager's right to engage in business or to render services to others that compete with the Company until an amount equal to 95% of the Company's Total Equity has been invested (other than in short-term temporary investments) by the Company (and for these purposes contributions to a Sister Co. shall be deemed to be "investments" of the Company's Total Equity). As used herein, the term, "Total Equity" shall mean the total equity capital raised by Fortress, including, without limitation, the net proceeds of the Original Offering and the Private Placement and the net proceeds of any subsequent offering of Common Stock or Preferred Stock by Fortress. Notwithstanding the foregoing, the Manager will be permitted under the Management Agreement at any time (a) to manage the Sister Co., (b) to manage BAI, together with its affiliated funds, and (c) to acquire and manage "Excluded Investments," which shall mean (i) investments made or committed to be made by the Principals, the Manager or their affiliates prior to the closing of the Original Offering, (ii) any investment as to which the equity invested by the Principals, the Manager or their affiliates is equal to or less than $3,000,000, and (iii) any investments made during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e., during any period of time in which 95% or more of the Total Equity of the Company has been invested), in each case together with investments relating to the foregoing investments.

         The Manager (or an affiliate), the Principals and certain employees of the Manager have purchased, in the aggregate, approximately $53.7 million of Common Stock of Fortress and a nominal interest in the Operating Partnership. The Manager (or an affiliate) owns approximately 12.8% of the equity interests in the Company, on a fully diluted basis. The Manager (or an affiliate) has also been granted stock options pursuant to the Company's Option Plan. See "The Manager and the Management Agreement--Management Incentives" and "Management--Stock Options."

         After the formation of the Sister Co. and the distribution of the Sister Co.'s equity interests to the partners and stockholders of the Company, the Sister Co. will rely on the Company and the Manager to provide investments to it. Provisions in the Sister Co.'s formation documents will (i) provide that the Sister Co. will enter into transactions with the Company to the extent deemed beneficial by their respective boards of directors (and the Company may enter into an intercompany agreement with the Sister Co. with respect thereto) and (ii) generally prohibit the Sister Co. from engaging in activities or making investments appropriate for a REIT unless the Company was first given the opportunity but elected not to pursue such activities or investments. The Manager and the Board of Directors may be subject to various potential conflicts of interest as a result of the relationships with the Sister Co. and the Company.

         The market in which the Company purchases assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the Manager and its affiliates, in addition to those described herein.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth certain information about the directors and senior officers of Fortress.

        NAME                      AGE               POSITION HELD
-------------------------       -------     ----------------------------------------------------
Wesley R. Edens                   36        Chief Executive Officer and Chairman of the Board of
                                            Directors
Robert I. Kauffman                34        President and Director
Mark H. Burton                    39        Independent Director
Douglas A. Jacobs                 50        Independent Director
Stuart A. McFarland               51        Independent Director
Randal A. Nardone                 43        Chief Operating Officer and Secretary
Erik P. Nygaard                   38        Chief Information Officer and Treasurer
Wayne C. Olson                    49        Chief Financial Officer


         The principal occupation for the last five years of each Independent Director of Fortress, as well as some other information, is set forth below. For biographical information on Messrs. Edens, Kauffman, Nardone, Nygaard and Olson, see "The Manager and the Management Agreement."

         MARK H. BURTON has been a director of Fortress since May 1998. Mr. Burton is a Managing Director in the Financial Services Group at Lehman Brothers Inc. This group has primary coverage responsibility for Investment Banking clients in the Bank, Savings and Loan, Consumer and Commercial Finance, Insurance, Brokerage and Asset Management businesses. Mr. Burton is the senior banker for many of the firm's priority bank, savings and loan and finance company relationships. Mr. Burton, a graduate of Dartmouth College, joined Lehman Brothers in 1981, becoming a Managing Director in 1990 and Partner in 1991. During his seventeen years with the firm, his responsibilities have included a broad array of disciplines critical to appropriately serving his client base; structured finance/asset securitization, mergers and acquisitions, corporate finance and real estate finance/principal transactions.

         DOUGLAS L. JACOBS has been a director of Fortress since May 1998. Mr. Jacobs is a Senior Vice President and Treasurer of Fleet Financial Group ("Fleet"), a $97 billion diversified regional financial services company. Mr. Jacobs is primarily responsible for all balance sheet management activities, including Fleet's debt funding, capital management, securities portfolios, residential mortgage portfolios, and asset/liability management activities. In addition, Fleet's Capital Markets Group, which specializes in foreign exchange, interest rate risk products and short-term securities sales to middle market customers, reports to Mr. Jacobs. Mr. Jacobs also serves as a Director of Fleet Mortgage Group and Fleet Venture Capital. Prior to his appointment as Treasurer of Fleet, Mr. Jacobs served in a variety of roles at Fleet, including Senior Vice President in charge of Secondary Marketing at Fleet Mortgage Group. He has also been responsible for a number of special transactions connected with Fleet's acquisition of banking franchises, the public sale and subsequent repurchase of Fleet Mortgage Group, and a bulk sale of distressed commercial real estate-related assets. From 1972 until 1988, Mr. Jacobs was employed by Citibank, N.A., most recently as Division Executive of Citicorp Investment Bank, where he was responsible for the development and oversight of the Mortgage-Backed Securities Division. Mr. Jacobs is a graduate of Amherst College with a degree in Chemistry and the Wharton School of the University of Pennsylvania with an M.B.A. degree in Finance.

         STUART A. MCFARLAND has been a director of Fortress since May 1998. Mr. McFarland is a Managing Partner of Federal City Capital Advisors, LLC ("FCCA"), a strategic advisory and corporate financial services firm located in Washington, DC. FCCA's clients include start-up companies, high growth corporations, Fortune 100 businesses and government-sponsored enterprises. Mr. McFarland has had a long involvement in financial services, working at various times as Executive Vice President and General Manager of GE Capital Mortgage Services, President and CEO of GE Capital Asset Management Corporation, Chairman, President and CEO of Skyline Financial Services Corporation, and as a consultant and advisor to James Ford, the Chairman and CEO of Ford Motor Credit Company. At the request of the Federal Home Loan Bank Board, Mr. McFarland was the President and CEO of National Permanent Federal Savings Bank in Washington, DC. Prior to this position, Mr. McFarland served as Executive Vice President and Chief Financial Officer of the Federal National Mortgage Association ("Fannie Mae"), where he was part of a team of executives that re-engineered the organization into an aggressive, innovative, profit-oriented organization. Prior to working at Fannie Mae, Mr. McFarland was a Director and President of Ticor Mortgage Insurance Company. Mr. McFarland serves on the Board of Directors and the Executive Committee of the Center for Housing Policy, the Advisory Board of Lender's Service, Inc., the Board of Trustees of the National Building Museum, and the Board of Trustees of the Greater Washington Research Center. Mr. McFarland attended Lafayette College in Easton, Pennsylvania, where he earned an A.B. degree in Government and Law in 1970.

EXECUTIVE COMPENSATION

         Directors and senior officers of Fortress will be required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of Fortress, in their capacities as such, are not expected to devote substantial portions of their time to the affairs of the Company and will not receive compensation from the Company. However, in their capacities as officers or employees of the Manager, or its affiliates, they will devote such portion of their time to the affairs of the Manager as is required for the performance of the duties of the Manager under the Management Agreement. See "The Manager and the Management Agreement -- the Management Fee," "-- Management Incentives" and "Management -- Stock Options."

COMPENSATION OF DIRECTORS

         The Board of Directors is divided into three classes of directors. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. Beginning in 1999, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. All officers serve at the discretion of the Board of Directors. Fortress will pay an annual director's fee to each Independent Director equal to $15,000, with no additional fee to be paid for the first four meetings of the Board of Directors. After the first four meetings, each Independent Director will be paid a fee of $1,000 for each additional meeting of the Board of Directors attended in person by such Independent Director. All members of the Board of Directors of Fortress will be reimbursed for their costs and expenses in attending all meetings of the Board of Directors. In addition, an annual fee of $1,000 will be paid to the chair of any committee of the Board of Directors of Fortress. Affiliated directors, however, will not be separately compensated by the Company. Fees to the Independent Directors may be made by issuance of Common Stock, based on the value of such Common Stock at the date of issuance, rather than in cash.

         The Charter of Fortress provides that, except in the case of a vacancy, the majority of the members of the Board of Directors will at all times be Independent Directors.

STOCK OPTIONS

         Fortress has adopted the Fortress Investment Corp. Non-Qualified Stock Option and Incentive Award Plan (the "Option Plan") to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel. The Option Plan will be administered by the Compensation Committee.

  Stock Options

         The Option Plan permits the granting of options to purchase Common Stock that do not qualify as incentive stock options under section 422 of the Code ("Non-Qualified Options"). The option exercise price of each option will be determined by the Compensation Committee and may be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant.

         The terms of each option will be fixed by the Compensation Committee. The Compensation Committee will determine at what time or times each option may be exercised and, subject to the provisions of the Option Plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisablity of options may be accelerated by the Compensation Committee. Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Compensation Committee or, if the Compensation Committee so permits, by delivery of shares of Common Stock already owned by the optionee or delivery of a promissory note. The exercise price may also be delivered to Fortress by a broker pursuant to irrevocable instructions to the broker from the optionee.

         At the discretion of the Compensation Committee, stock options granted under the Option Plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to exercise options using previously owned shares of Common Stock while continuing to maintain their previous level of equity ownership in Fortress.

  Stock Option Grants

         Pursuant to the Option Plan, the Company has granted to the Manager (or an affiliate of the Manager) or to employees of the Manager (or an affiliate of the Manager) options (the "Manager Awards") representing the right to acquire shares of Common Stock (or, at the election of the Company, Units) equal to 10% of the shares of Common Stock and Units of the Company outstanding immediately upon the closing of the Original Offering and the Private Placement. Such Manager Awards will have an exercise price per share of $20.00, with such price subject to adjustment as necessary to preserve the value of such Manager Awards in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). Additional Manager Awards may be granted to the Manager (or an affiliate of the Manager) or to employees of the Manager (or an affiliate of the Manager) in connection with the issuance of additional stock by the Company, subject to the approval of the Compensation Committee of the Board of Directors. Manager Awards granted in connection with any future issuance of equity interests in the Company will have an exercise price per share of Common Stock equal to the initial offering price of such additional equity interests, subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events. The Manager Awards granted at the closing of the Original Offering will not be exercisable until the Option Effective Date. From and after the Option Effective Date, one thirtieth (1/30) of the Manager Awards will become exercisable on the first day of each of the following thirty calendar months, or earlier upon the occurrence of certain events, such as a change of control of the Company or the termination of the Management Agreement, or such other vesting schedule as the Compensation Committee of the Board of Directors may determine. The Manager Awards expire on the tenth anniversary of the First Closing Date of the Original Offering. The Manager Awards will be administered by the Compensation Committee, a majority of whose members will be Independent Directors.

         Stock options in any Sister Co. will be granted to the Manager (or an affiliate of the Manager) or to employees of the Manager (or an affiliate of the Manager) in substantially identical amounts, and pursuant to a Manager Award substantially similar to those set forth above, which Manager Award will be established by the Sister Co. upon its formation.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

         The Charter authorizes Fortress, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Fortress. The Bylaws obligate Fortress, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit Fortress to indemnify and advance expenses to any person who served a predecessor of Fortress in any of the capacities described above and to any employee or agent of Fortress or a predecessor of Fortress.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. See "Description of Securities -- Limitation of Liability and Indemnification of Directors and Officers." Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fortress pursuant to the foregoing provisions, Fortress has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of July 31, 1998, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each person known by Fortress to own more than 5% of the Common Stock, (ii) each of Fortress' directors and executive officers and (iii) all directors and executive officers as a group.

                                                                 Amount and Nature of Beneficial Ownership (1)
                                                            --------------------------------------------------------
                                                                      Number
        Name and Address of Beneficial Owner (2)                     of Shares                      Percent
---------------------------------------------------------   ---------------------------     ------------------------
Fortress Principal Investment Holdings LLC ..............            2,825,747 (3)                    13.5% (4)
Wallace R. Weitz & Company...............................            2,000,000 (5)                     9.6% (4)
Wellington Management....................................            1,500,000 (6)                     7.2% (4)
Wesley R. Edens..........................................            2,825,747 (7)                    13.5% (4)
Robert I. Kauffman.......................................            2,825,747 (7)                    13.5% (4)
Randal A. Nardone........................................            2,825,747 (7)                    13.5% (4)
Erik P. Nygaard..........................................            2,825,747 (7)                    13.5% (4)
Wayne C. Olson...........................................                 __                           __
Mark H. Burton...........................................                 __                           __
Douglas A. Jacobs........................................                 __                           __
Stuart A. McFarland......................................                 __                           __
All directors and executive officers as a group
         (eight persons).................................            2,825,747 (5)                    13.5% (4)


-----------
* Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2) The address of Fortress Principal Investment Holdings LLC and all officers and directors listed above are in care of Fortress.

(3) Includes 5 shares issuable upon redemption of 5 Units in the Operating Partnership owned by Fortress Principal Investment Group LLC. Includes 140,444 shares underlying Manager Awards representing 2/30ths of the 2,091,678 shares (representing 10% of the total outstanding equity of the Company) underlying Manager Awards, 1/30th of which shall vest each month after the Registration Statement, of which this Prospectus forms a part, becomes effective. See "Management--Stock Options" for a description of the Manager Awards. Excludes 1,951,234 shares issuable pursuant to Manager Awards which are not currently exercisable.

(4) Percentage amount assumes the exercise by such persons of all options to acquire shares of Common Stock and no exercise by any other person.

(5) The address for Wallace R. Weitz & Company is 1125 South 103rd Street, Omaha, NE 68124.

(6)    The address for Wellington Management is 75 State Street, Boston, MA
       02109.

(7) All shares are held by Fortress Principal Investment Holdings LLC or Fortress Principal Investment Group LLC, in which Messrs. Edens, Kauffman, Nardone and Nygaard own more than 50% of the beneficial interests.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The Manager manages the operations of the Company pursuant to the Management Agreement, for which it receives the fees (including incentive fees) described herein. Messrs. Edens, Kauffman, Nardone and Nygaard, executive officers and, in the case of Messrs. Edens and Kauffman, directors of Fortress, are the founders and principal owners of the Manager. See "The Manager and the Management Agreement--The Management Agreement," "--Management Incentives," "--Limits of Responsibility," "--Certain Relationships; Conflicts of Interest" and "Management--Stock Options."


                                 USE OF PROCEEDS

         The Selling Stockholders will receive all of the proceeds from the sale of the Offered Securities. The Company will not receive any proceeds from the sale of the Offered Securities. The net proceeds from the Original Offering were used to make the investments described under "The Company--Investments."


                               DISTRIBUTION POLICY

         In order to avoid corporate income taxation on the earnings that it distributes, Fortress must distribute to its stockholders an amount at least equal to (i) 95% of its REIT taxable income (determined before the deduction for dividends paid and excluding any net capital gain) plus (ii) 95% of the excess of its net income from foreclosure property (as defined in Section 856 of the Code) over the tax imposed on such income by the Code less (iii) any excess noncash income (as determined under the Code). See "Federal Income Tax Considerations." The actual amount and timing of distributions, however, will be at the discretion of the Board of Directors and will depend upon the financial condition of Fortress in addition to the requirements of the Code.

         Subject to the distribution requirements referred to in the immediately preceding paragraph, Fortress intends, to the extent practicable, to invest substantially all of the principal from repayments, sales and refinancings of the Company's assets in Real Estate-Related Assets and Other Assets. Fortress may, however, under certain circumstances, make a distribution of principal or of assets. Such distributions, if any, will be made at the discretion of Fortress' Board of Directors.

         It is anticipated that distributions generally will be taxable as ordinary income to non-exempt stockholders of Fortress, although a portion of such distributions may be designated by Fortress as long-term capital gain or may constitute a return of capital. Fortress will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their federal income tax status. For a discussion of the federal income tax treatment of distributions by Fortress, see "Federal Income Tax Considerations--Taxation of the Company" and "--Taxation of Taxable U.S. Stockholders."

         The declaration and payment of dividends by a Sister Co., if any, will be made by the Sister Co.'s board of directors from time to time based on such considerations as the Sister Co.'s board of directors deems relevant, will be payable only out of funds legally available therefor under the law of the state of the Sister Co.'s formation and will be subject to any limitations which may be contained in the debt instruments of the Sister Co.


                           PRICE RANGE OF COMMON STOCK

         There is no established market for the Common Stock, which is not listed on any securities exchange, and trading in the Common Stock has not been quoted on any interdealer or over-the-counter bulletin board since the Original Offering. The Common Stock is eligible for trading in the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc. (the "PORTAL Market"). As of July 30, 1998, there were approximately 320 holders of record of Fortress' Common Stock.

                             CONSOLIDATED UNAUDITED
                         PRO FORMA FINANCIAL STATEMENTS

         The consolidated unaudited pro forma financial statements set forth below present the consolidated historical financial statements of Fortress and its subsidiaries as of June 30, 1998 and for the period from May 11, 1998 (inception) to June 30, 1998, and have been derived from Fortress' audited financial statements. The pro forma consolidated financial statements of Fortress set forth below assume that Fortress will qualify as a REIT and have been prepared to show the effect of certain significant transactions entered into by Fortress subsequent to June 30, 1998, the date of Fortress' audited financial statements. These transactions include the exercise of the Initial Purchaser's option to purchase additional shares of common stock, the purchase of certain investments and the financing of certain purchases with debt, as described in the notes below (collectively, the "Pro Forma Transactions"). The pro forma income statement assumes the Pro Forma Transactions occurred on January 1, 1998, that no further investments occurred during the period covered by the statements, that no significant resolutions of assets occurred during the period and that no financings were undertaken other than those associated with the assets at the time of acquisition. The pro forma balance sheet assumes the Pro Forma Transactions occurred on June 30, 1998. The pro forma financial statements are not necessarily indicative of what the actual financial position or results of operation of the Company would have been as of or for the period ended June 30, 1998, nor do they purport to be indicative of the financial position or results of operation of future periods. The financial statements should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited historical financial statements and notes thereto each included elsewhere herein.

                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED PRO FORMA BALANCE SHEET
                                  JUNE 30, 1998
                             (AMOUNTS IN THOUSANDS)

                                                                      HISTORICAL       PRO FORMA
                                                                         COST         ADJUSTMENTS       PRO FORMA
                                                                      ----------      -----------       ---------
ASSETS:
         Cash and cash equivalents                                    $367,875        $(258,763)(m)      $109,112
         Other investments                                              12,411               613(e)        13,024
         Loans receivable                                                 --             406,492(c)       406,492
         Revenue producing real estate                                    --             395,542(b)       395,542
         Other assets                                                      892             3,211(d)         4,103
                                                                      --------        ----------         --------
TOTAL ASSETS                                                          $381,178          $547,095         $928,273
                                                                      ========        ==========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
         Funding agreements                                           $     --        $  536,589(b)(c)   $536,589

         Due to Manager                                                  1,587               --             1,587
         Other liabilities                                                 847               --               847
                                                                      --------        ----------         --------
         Total Liabilities                                               2,434           536,589          539,023
                                                                      --------        ----------         --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, par value $.01 per share,                                  --               --               --
         authorized 100,000,000 shares; no shares
         issued and outstanding
Common stock, $.01 par value, 500,000,000                                  204                 6(a)           210
         shares authorized; 20,353,450 shares issued and
         outstanding; 20,916,739 shares issued and
         outstanding
Additional paid-in capital                                             378,339            10,500(a)       388,839
Retained earnings                                                          201               --               201
                                                                      --------        ----------         --------
         Total Stockholders' Equity                                    378,744            10,506          389,250
                                                                      --------        ----------         --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $381,178          $547,095         $928,273
                                                                      ========        ==========         ========

                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                UNAUDITED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        HISTORICAL         PRO FORMA
                                                                           COST           ADJUSTMENTS (f)      PRO FORMA
                                                                        ----------        -----------          ---------
REVENUES:
         Rental revenue                                                 $       --           $22,997(g)         $22,997
         Interest Income                                                     1,146            18,749(h)          19,895
                                                                        ----------        ----------            -------
         TOTAL REVENUES                                                     $1,146           $41,746            $42,892
                                                                        ----------        ----------            -------

EXPENSES:
         Property operating expenses                                            --             6,150(i)           6,150
         Interest expense                                                       88            20,016(j)          20,104
         Management fee                                                        857             2,062(k)           2,919
         Depreciation and amortization                                                         4,464(l)           4,464
                                                                        ----------        ----------            -------

         TOTAL EXPENSES                                                        945            32,692             33,637
                                                                        ----------        ----------            -------

NET INCOME                                                                    $201            $9,054             $9,255
                                                                        ==========        ==========            =======

NET INCOME PER SHARE

         BASIC & DILUTED                                                     $0.01                                $0.44
                                                                        ==========                              =======

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
         BASIC & DILUTED                                                20,353,450                           20,916,739
                                                                        ==========                           ==========

         The following table summarizes the pro forma Funds From Operations ("FFO") for the period from January 1, 1998 to June 30, 1998, as calculated in accordance with National Association of Real Estate Investment Trusts' ("NAREIT") definition published in March 1995. The Company considers FFO to be one measure of REIT performance. FFO is defined as net income (loss) before minority interest, computed in accordance with GAAP, excluding gains (or losses) from debt restructurings, other extraordinary and significant non-recurring items, and sales of property, plus real estate-related depreciation and amortization. FFO should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity.

         NAREIT's definition of FFO indicates that the calculation should be made before any extraordinary item (determined in accordance with GAAP), and before any deduction of significant non-recurring events that materially distort the comparative measurement of the Company's performance.

         FFO figures are not comparable to other REITs that do not compute FFO in the same manner.


                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CALCULATION OF FUNDS FROM OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        Historical           Pro Forma         Pro Forma
                                                                           Cost             Adjustments
                                                                        ----------          -----------        ---------
NET INCOME                                                              $      201          $    9,054         $  9,255
Depreciation and amortization                                                   --               4,464            4,464
Straight-lining of property rent escalations                                    --                  --               --
Net gain (loss) from asset sales and debt restructurings                        --                  --               --
                                                                        ----------          ----------         --------
FFO                                                                     $      201          $   13,518         $ 13,719
                                                                        ==========          ==========         ========
FFO per Share
         Basic                                                          $     0.01                             $   0.66
                                                                        ==========                             ========

     The following table summarizes the pro forma adjusted FFO ("Adjusted FFO") for the period from January 1, 1998 to June 30, 1998. Adjusted FFO is equal to FFO plus gains (less losses) from debt restructurings and gains (less losses) from sales of property and other assets. The Company considers Adjusted FFO to be one measure of REIT performance. Adjusted FFO is used in the calculation of the Manager's Preferred Incentive Return. See "The Manager and the Management Agreement -- Management Incentives."


                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        Historical           Pro Forma
                                                                           Cost             Adjustments       Pro Forma
                                                                        ----------          -----------       ---------
FFO                                                                     $      201          $    13,518       $  13,719
Net gain (loss) from asset sales and debt restructurings                         -                   -                -
                                                                        ----------          -----------       ---------
Adjusted FFO                                                            $      201          $    13,518       $  13,719
                                                                        ==========          ===========       =========
Adjusted FFO per Share
         Basic                                                          $     0.01                            $    0.66
                                                                        ==========                            =========

                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  JUNE 30, 1998


(a) Reflects the exercise of the Initial Purchaser's option to purchase additional shares of Common Stock in the Original Offering (559,001 shares) and the purchase of shares of Common Stock (4,288 shares) by certain employees of the Manager. The total proceeds to the Company were $10,506,000.

(b) Reflects the purchase of (i) 12 office properties and rights to purchase two additional properties leased primarily to the GSA for an aggregate purchase price of $342,290,000, which purchase was partially financed with the proceeds of the Loan Facility (a $234,156,000 financing arrangement); and (ii) a Canadian real estate portfolio of seven office and industrial buildings for a purchase price of approximately $53,252,000, which will be financed, in part, with a loan facility. See "The Company -- Investments -- Credit Leased Real Estate" and "-- Borrowings."

(c) Reflects the purchase of three loan portfolios, aggregating $179,221,000; the purchase of credit facilities aggregating $227,271,000; and the financing of such transactions with the proceeds of repurchase agreements totaling $262,403,000. See "The Company -- Investments -- Loan Portfolios" and "-- Borrowings."

(d) Reflects financing costs related to the above noted financings and other deposits.

(e) Reflects the purchase of a 43% interest in a partnership specializing in servicing distressed "sub prime" home equity mortgage loans.

(f) Reflects pro forma adjustments assuming the investments described under "The Company -- Investments" were consummated as of January 1, 1998.

(g)  Reflects leases in place on real estate at time of acquisition.

(h) Reflects interest income on loan portfolios and financings purchased and reflects interest income on cash balances at an assumed annual rate of 5.4%.

(i) Reflects real estate taxes, utilities, repairs and maintenance and other operating expenses on acquired properties.

(j) Reflects the terms of financing agreements relating to the purchased assets.

(k) Reflects fee to the Manager, based on Management Agreement, at an annual rate of 1.5% of equity (assumed to be approximately $389,200,000). See "The Manager and the Management Agreement."

(l) Reflects depreciation expense based on a forty-year useful life of the GSA Properties and the Canadian Real Estate Portfolio.

(m) Reflects the net effect, on cash and cash equivalents, of the purchase and the financings of assets described in (b), (c) and (e), as well as the exercise of the Initial Purchaser's option described in (a).

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

         The following should be read in conjunction with the Consolidated Financial Statements and notes thereto of Fortress and the unaudited Pro Forma Condensed Consolidated Financial Statements of Fortress, each contained elsewhere herein. The Consolidated Financial Statements of the Company include Fortress and the Operating Partnership, its majority-owned subsidiary. Due to its recent formation and the relatively short period of operations presented in the Consolidated Financial Statements, Management does not believe that the information presented herein is indicative of expected financial performance.

LIQUIDITY AND CAPITAL RESOURCES

         On June 10, 1998 and July 1, 1998, Fortress consummated the Original Offering by issuing an aggregate of 18,231,441 shares of Common Stock. The proceeds of the Original Offering, net of expenses, were approximately $340 million. In addition, Fortress Principal Investment Holdings LLC, an affiliate of the Manager, contributed $50 million to Fortress and the Operating Partnership in exchange for 2,681,010 shares of Common Stock of Fortress and Fortress Principal Investment Group LLC, an affiliate of the Manager, contributed a nominal amount in exchange for 5 Units in the Operating Partnership. In addition, Fortress issued 4,288 shares to certain employees of the Manager for an aggregate purchase price of $80,000.

         Fortress formed the Operating Partnership and contributed the net proceeds of the Original Offering and the Private Placement to the Operating Partnership. Fortress is the sole General Partner of the Operating Partnership. At June 30, 1998, cash and cash equivalents amounted to approximately $368 million which represented the Company's primary source of liquidity (approximately $378 million after the Second Closing Date of the Original Offering).

         Since June 30, 1998 the Company has used a significant amount of its cash and cash equivalents to fund investments in real estate-related assets and expects to be able to continue its investing activity with the funds raised from the Original Offering, the Private Placement and additional borrowings. To the extent that the Company accelerates or expands its contemplated investment activity, additional capital may be required. The Company expects that a portion of such additional capital requirements will be funded through acquisition indebtedness and/or secured or unsecured lines of credit. Thereafter, the Company expects that capital needs will be met through a combination of net cash provided by operations (after distributions), borrowings and additional debt and equity issuances.

RESULTS OF OPERATIONS

         The Company's principal source of income was interest on its invested cash and cash equivalents, which amounted to approximately $1.2 million for the period from May 11, 1998 (inception) to June 30, 1998. In view of its recent investment activity, the Company expects that cash provided by operating activities will increase, although such expected cash flow may not be recognized immediately after consummation of any particular transaction. As such, the Company's operating income is expected to be derived primarily from its proportionate share of cash flow arising from its acquisition of real estate-related investments and, to a lesser extent, temporary investment income.

YEAR 2000 COMPLIANCE

         The Company recognizes that the arrival of the year 2000 poses a challenge to the ability of all systems to recognize the date change from December 31, 1999 to January 1, 2000 and like other companies, has assessed and is reprogramming or replacing its computer applications and business processes to provide for their continued functionality. The total cost to the Company of these Year 2000 compliance activities has not been and is not anticipated to be material to the Company's financial position or results of operations in any period; however, there can be no assurance that the Company will not experience unanticipated costs.

                            DESCRIPTION OF SECURITIES

         The following summary of the terms of the stock of Fortress does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter and the Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part.

GENERAL

         The Charter provides that Fortress may issue up to 500,000,000 shares of Common Stock, $.01 par value per share, and 100,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). Currently, 20,916,739 shares of Common Stock are issued and outstanding and no shares of Preferred Stock are issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

COMMON STOCK

         All issued and outstanding shares of Common Stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of shares of Common Stock are entitled to receive dividends on such stock if, as and when authorized and declared by the Board of Directors of Fortress out of assets legally available therefor and to share ratably in the assets of Fortress legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Fortress.

         Subject to the provisions of the Charter regarding the restrictions on transfer of stock, each outstanding share of Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock the holders of such shares of Common Stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Common Stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

         Holders of shares of Common Stock have no preference, conversion, exchange, sinking fund, or redemption and have no preemptive rights to subscribe for any securities of the Company. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, shares of Common Stock will have equal dividend, liquidation and other rights.

         Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter provides that any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, except that amendments to the provisions of the Charter relating to the Independent Directors must be approved by either the affirmative vote of stockholders holding at least 2/3 of the shares entitled to vote on the matter or 85% of the members of the Board of Directors.

         The Charter authorizes the Board of Directors to reclassify any unissued shares of Common Stock into other classes or series of classes of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

PREFERRED STOCK

         The Charter authorizes the Board of Directors to classify any unissued shares of Preferred Stock and to reclassify any previously classified but unissued shares of any series, as authorized by the Board of Directors. Prior to issuance of shares of each class or series, the Board is required by the MGCL and the Charter to fix, subject to the


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

provisions of the Charter regarding the restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the Board could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of Fortress that might involve a premium price for holders of Common Stock or otherwise be in their best interest. As of the Closing of the Original Offering, no shares of Preferred Stock are outstanding.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON STOCK AND PREFERRED STOCK

         Fortress believes that the power of the Board of Directors to issue additional authorized but unissued shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common or Preferred Stock and thereafter to cause Fortress to issue such classified or reclassified shares of stock will provide Fortress with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the Common Stock, will be available for issuance without further action by Fortress' stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Fortress' securities may be listed or traded. Although the Board of Directors has no intention at the present time of doing so, it could authorize Fortress to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of Fortress that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

STOCKHOLDER RIGHTS PLAN

         The Board of Directors of Fortress has adopted a Stockholder Rights Agreement (the "Rights Agreement"). The adoption of the Rights Agreement could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, Fortress or a large block of the Fortress Common Stock.

         Pursuant to the terms of the Rights Agreement, the Board of Directors has declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock to stockholders of record at the close of business on the First Closing Date of the Original Offering (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder to purchase from Fortress a unit consisting of one one-hundredth of a share (a "Rights Unit") of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock") at a purchase price of $80 per Rights Unit (the "Purchase Price"), subject to adjustment. Each share offered hereby will be entitled to a Right when distributed.

         Initially, the Rights are not exercisable and are attached to and transfer and trade with, the outstanding shares of Common Stock. The Rights will separate from the Common Stock and will become exercisable upon the earliest of
(i) the close of business on the tenth business day following the first public announcement that an Acquiring Person has acquired beneficial ownership of 15% or more of the sum of the outstanding shares of Common Stock, subject to certain exceptions (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth business day (or such later date as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming an Acquiring Person (the earlier of such dates being herein referred to as the "Distribution Date"). For these purposes, a person will not be deemed to beneficially own shares of Common Stock which may be issued in exchange for Rights Units. The Rights Agreement contains provisions that are designed to ensure that the Manager and its affiliates will never, alone, be considered a group that is an Acquiring Person.

         Until the Distribution Date (or earlier redemption, exchange or expiration of Rights), (a) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (b) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Stockholder Rights Agreement by reference, and (c) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with Common Stock represented by such certificate.


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
         The Rights are not exercisable until the Distribution Date and will expire ten years after the issuance thereof, unless such date is extended or the rights are earlier redeemed or exchanged by Fortress as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that a person becomes an Acquiring Person, except pursuant to an offer for all outstanding shares of Common Stock which the Independent Directors determine to be fair to and to otherwise be in the best interests of Fortress and Fortress' stockholders, after receiving advice from one or more investment banking firms (a "Qualified Offer"), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of Fortress) having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price times the number of shares of Common Stock associated with each Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by Fortress as set forth below.

         In the event that, at any time following the Stock Acquisition Date,
(i) Fortress engages in a merger or other business combination transaction in which Fortress is not the surviving corporation (other than with an entity which acquired the shares pursuant to a Qualified Offer), (ii) Fortress engages in a merger or other business combination transaction in which Fortress is the surviving corporation and the Common Stock of Fortress is changed or exchanged, or (iii) 50% or more of Fortress' assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "Triggering Events."

         At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding Common Stock, the Board may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         The Purchase Price payable, and the number of Rights Units of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock, (ii) if holders of the Series A Preferred Stock are granted certain rights or warrants to subscribe for Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock, or (iii) upon the distribution to holders of the Series A Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price, determined on a per Right basis. Fortress is not obligated to issue fractional Rights Units. If Fortress elects not to issue fractional Rights Units, in lieu thereof an adjustment in cash will be made based on the market price of the Series A Preferred Stock on the last trading date prior to the date of exercise.

         Fortress may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) at any time until the earlier of (i) the close of business on the tenth business day after the Stock Acquisition Date, or
(ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.


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
         The Rights Agreement may be amended by the Board of Directors in its sole discretion at any time prior to the Distribution Date. After the Distribution Date, subject to certain limitations set forth in the Rights Agreement, the Board of Directors may amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Fortress, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to Fortress, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock, other securities of Fortress, other consideration or for common stock of an acquiring company or in the event of the redemption of the Rights as set forth above.

         A copy of the Rights Agreement is available from the Company upon written request. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

DIVIDEND REINVESTMENT PLAN

         Fortress may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in the Common Stock. Details about any such plan would be sent to Fortress' stockholders following adoption thereof by the Board of Directors.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York (the "Transfer Agent").

TRANSFER RESTRICTIONS

         RESTRICTIONS UNDER CHARTER. For Fortress to qualify as a REIT under the Code, its shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made). Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

         The Charter, subject to certain exceptions, contains certain restrictions on the number of shares of stock of Fortress that a person may own. The Stock Ownership Limit prohibits any person from acquiring or holding, directly or indirectly, shares of stock in excess of 9.8% of the aggregate value of outstanding shares of any class or series of stock of Fortress.

         Fortress' Board of Directors, in its sole discretion, may exempt a person from the Stock Ownership Limit (an "Excepted Holder"). However, the Board may not grant such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the aggregate value of the outstanding shares of any class or series of stock of Fortress would result in Fortress being "closely held" within the meaning of Section 856(h) of the Code or otherwise would result in Fortress failing to qualify as a REIT. In order to be considered by the Board as an Excepted Holder, a person also must not own, directly or indirectly, an interest in a tenant of Fortress (or a tenant of any entity owned or controlled by the Company) that would cause Fortress to own, directly or indirectly, more than a 9.9% interest in such a tenant (both actually or constructively pursuant to Section 318 of the Code, as modified by Section 856(d)(s) of the Code). The person seeking an exemption must represent to the satisfaction of the Board that it will not violate the two aforementioned restrictions. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the Trust (as defined below). The Board of Directors may require a ruling from the IRS or an opinion of counsel, in either case in form and


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
substance satisfactory to the Board of Directors in its sole discretion, in order to determine or ensure Fortress' status as a REIT.

         The Charter further prohibits (a) any person from beneficially or constructively owning shares of stock of Fortress that would result in Fortress being "closely held" under Section 856(h) of the Code or otherwise cause Fortress to fail to qualify as a REIT and (b) any person from transferring shares of stock of Fortress if such transfer would result in shares of stock of Fortress being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock of Fortress that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of the stock of Fortress that resulted in a transfer of shares to the Trust (as defined herein), is required to give notice immediately to Fortress and provide Fortress with such other information as Fortress may request in order to determine the effect of such transfer on Fortress' status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Fortress to continue to qualify, as a REIT.

         If any transfer of shares of stock of Fortress occurs which, if effective, would result in any person beneficially or constructively owning shares of stock of Fortress in excess or in violation of the above transfer or ownership limitations (a "Prohibited Owner"), then that number of shares of stock of Fortress the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Prohibited Owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Charter) prior to the date of such violative transfer. Shares of stock held in the Trust shall be issued and outstanding shares of stock of Fortress. The Prohibited Owner shall not benefit economically from ownership of any shares of stock held in the Trust, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust (the "Trustee") shall have all voting rights and rights to dividends or other distributions with respect to shares of stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by Fortress that shares of stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand, and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares of stock held in the Trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the Trust, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by Fortress that such shares have been transferred to the Trust and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if Fortress has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote.

         Within 20 days of receiving notice from Fortress that shares of stock of Fortress have been transferred to the Trust, the Trustee shall sell the shares of stock held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Charter. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as follows. The Prohibited Owner shall receive the lesser of (i) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other such transaction), the Market Price (as defined in the Charter) of such shares on the day of the event causing the shares to be held in the Trust and (ii) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sale proceeds in excess of the amount payable to the Prohibited Owner shall be paid immediately to the Charitable Beneficiary. If, prior to the discovery by Fortress that shares of stock have been transferred to the Trust, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the Trustee upon demand.


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
         In addition, shares of stock of Fortress held in the Trust shall be deemed to have been offered for sale to Fortress, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date Fortress, or its designee, accepts such offer. Fortress shall have the right to accept such offer until the Trustee has sold the shares of stock held in the Trust. Upon such a sale to Fortress, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

         The Charter further provides that, prior to the date the Common Stock qualifies as a class of "publicly offered securities" (within the meaning of Department of Labor Regulation Section 2510.3-101(b)(2)), (a) no Plan investor may acquire shares of stock of the Company without the Company's prior written consent; and (b) any transfers to Plan investors that would increase the aggregate Plan investors, ownership of shares of stock of the Company to a level that meets or exceeds 25% or more of the value of any class of stock of the Company will be void ab initio. If any transfer of shares of stock of the Company to Plan investors occurs which, if effective, would result in Plan investors beneficially or constructively owning, in the aggregate, shares of stock of Fortress in excess or in violation of the above transfer or ownership limitations, then that number of shares of stock of Fortress the beneficial or constructive ownership of which otherwise would cause such Plan investors to violate such limitations shall be automatically transferred to the Trust (as defined above) to be held, subject to certain adjustments, in accordance with the provisions detailed above.

         All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above.

         Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of all classes or series of Fortress' stock, including shares of Common Stock, within 30 days after the end of each taxable year, is required to give written notice to Fortress stating the name and address of such owner, the number of shares of each class and series of stock of Fortress which the owner beneficially owns and a description of the manner in which such shares are held. Each such owner shall provide to Fortress such additional information as Fortress may request in order to determine the effect, if any, of such beneficial ownership on Fortress' status as a REIT and to ensure compliance with the Stock Ownership Limit. In addition, each stockholder shall upon demand be required to provide to Fortress such information as Fortress may request, in good faith, in order to determine Fortress' status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

         These ownership limits could delay, defer or prevent a change in control or other transaction of Fortress that might involve a premium price for the Common Stock or otherwise be in the best interest of the stockholders.

         OTHER TRANSFER RESTRICTIONS. Purchasers are advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Common Stock.

         1. It shall not sell or otherwise transfer such Common Stock to, and each purchaser represents and covenants that it is not acquiring the Common Stock for or on behalf of, and will not transfer the Common Stock to, any pension or welfare plan (as defined in Section 3 of ERISA), except that such a purchase for or on behalf of a pension or welfare plan shall be permitted:

                  a. to the extent such purchase is made by or on behalf of a bank collective investment fund maintained by the purchaser in which, at any time while the Common Stock is held by the purchaser, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total assets in such collective investment fund and the conditions of Section III of Prohibited Transaction Class Exemption 91-38 issued by the Department of Labor are satisfied;

                  b. to the extent such purchase is made by or on behalf of an insurance company pooled separate account maintained by the purchaser in which, at any time while the Common Stock is held by the purchaser, no plan (together with any other plans maintained by the same employer or employee organization) has an interest in excess of 10% of the total of all assets in such pooled separate account and the conditions of Section III of Prohibited Transaction Class Exemption 90-1 issued by the Department of Labor are satisfied;

                  c. to the extent such purchase is made by or on behalf of an insurance company general account maintained by the purchaser in which, at any time while the Common Stock is held by the purchaser, the conditions of Prohibited Transaction Class Exemption 95-60 issued by the Department of Labor are satisfied;

                  d. to the extent such purchase is made on behalf of a plan by
         (i) an investment adviser registered under the Investment Advisers Act of 1940 that had as of the last day of its most recent fiscal year total assets under its management and control in excess of U.S.$50,000,000 and had stockholders' or partners' equity in excess of U.S.$750,000, as shown in its most recent balance sheet prepared in accordance with GAAP, (ii) a bank as defined in Section 202(a)(2) of the Investment Advisers Act of 1940 with equity capital in excess of U.S.$1,000,000 as of the last day of its most recent fiscal year, (iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of any assets of a plan, which insurance company has, as of the last day of its most recent fiscal year, net worth in excess of U.S.$1,000,000 and which is subject to supervision and examination by a state authority having supervision over insurance companies, or (iv) a savings and loan association, the accounts of which are insured by the Federal Savings and Loan Insurance Corporation, that has made application for and been granted trust powers to manage, acquire or dispose of assets of a plan by a State or Federal authority having supervision over savings and loan associations, which savings and loan association has, as of the last day of its most recent fiscal year, equity capital or net worth in excess of U.S.$1,000,000 and, in any case, such investment adviser, bank, insurance company or savings and loan is otherwise a qualified professional asset manager, as such term is used in Prohibited Transaction Exception 84-14 issued by the Department of Labor, and the assets of such plan when combined with the assets of other plans established or maintained by the same employer (or affiliate thereof) or employee organization and managed by such investment adviser, bank, insurance company or savings and loan do not represent more than 20% of the total client assets managed by such investment adviser, bank, insurance company or savings and loan and the conditions of Section I of such exemption are otherwise satisfied;

                  e. to the extent such plan is a governmental plan (as defined in Section 3 of ERISA) which is not subject to the provisions of Title I of ERISA or Section 4975 of the Code, if such purchase does not violate any other rule or regulation applicable to such governmental plan;

                  f. to the extent such purchase is made by or on behalf of a plan by an in-house manager and the conditions of Prohibited Transaction Class Exemption 96-23 issued by the Department of Labor are otherwise satisfied; or

                  g. to the extent such purchase is exempt under another applicable exemption.

         2. It acknowledges that the Transfer Agent for the Common Stock will not be required to accept for registration of transfer any Common Stock acquired by it, except upon presentation of evidence satisfactory to the Company and the Transfer Agent that the restrictions set forth herein have been complied with.

         3. It acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements and agrees that if any of the acknowledgments, representations or agreements deemed to have been made by its purchase of the Common Stock are no longer accurate, it shall promptly notify the Company. If it is acquiring the Common Stock as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each account.

         RESTRICTION ON OWNERSHIP BY PLANS. Prior to the date the Common Stock qualifies as a class of "publicly offered securities" (within the meaning of Department of Labor Regulation (29 C.F.R.) Section 2510.3-101(b)(2)), the Company's Charter limits equity ownership in the Company by Plans (and similar investors) to less than 25% of the value of any class of equity issued by the Company. See "ERISA Considerations -- The Treatment of the Company's


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
Underlying Assets Under ERISA." See "Risk Factors -- Legal and Tax Risks -- Plans Should Consider ERISA Risks of Investing in Common Stock."

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

         The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interest in the global certificate or certificates issued in connection with sales of Common Stock to qualified institutional buyers pursuant to Rule 144A under the Securities Act. One or more fully registered global Common Stock certificates (the "Global Certificates") have been issued, representing, in the aggregate, the Common Stock sold in reliance on Rule 144A.

         Common Stock initially sold to investors other than qualified institutional buyers was issued in fully registered, certificated form ("Certificated Securities"). Upon the transfer of any such Certificated Securities initially sold to an institutional or an individual "accredited investor" to a qualified institutional buyer in reliance on Rule 144A, such Certificated Securities may, unless the Global Certificates have previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Certificates representing the number of shares of Common Stock being transferred.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

         Purchases of Common Stock within the DTC system must be made by or through Participants, which will receive a credit for the Common Stock on DTC's records. The ownership interest of each actual purchaser of Common Stock ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Participants or Indirect Participants through which the Beneficial Owners purchased Common Stock. Transfers of ownership interests in the Common Stock are to be accomplished by entries made on the books of Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Common Stock, except in the event that use of the book-entry system for the Common Stock is discontinued.

         DTC has no knowledge of the actual Beneficial Owners of the Common Stock; DTC's records reflect only the identity of the Participants to whose accounts such shares of Common Stock are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. If less than all of the shares of Common Stock are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

         Although voting with respect to the Common Stock is limited to the holders of record of the Common Stock, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Common Stock. Under its usual procedures, DTC would mail an omnibus proxy to the registrar as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the shares of Common Stock are credited on the record date (identified in a listing attached to such omnibus proxy).

         Distributions on the Common Stock held in a book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Company, disbursement of such payments to Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

         Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Common Stock. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Common Stock.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. The Company will not have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving notice to the registrar and the Company. Under such circumstances, in the event that a successor securities depository is not obtained, Common Stock certificates are required to be printed and delivered. Additionally, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Common Stock will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Common Stock.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the global Common Stock as represented by a Global Certificate.

                     CERTAIN PROVISIONS OF MARYLAND LAW AND
                         OF FORTRESS' CHARTER AND BYLAWS

         The following summary of certain provisions of Maryland law and of the Charter and Bylaws of Fortress does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Charter and Bylaws of Fortress.

CLASSIFICATION OF THE BOARD OF DIRECTORS

         The Bylaws provide that the number of directors of Fortress may be established, increased or decreased by the Board of Directors but may not be fewer than the minimum number required by the MGCL (which currently is three for corporations with three or more stockholders) nor more than fifteen. Any vacancy will be filled, at any regular meeting by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire Board of Directors. The Charter provides that a majority of the Board of Directors must be Independent Directors.

         Pursuant to the Charter, the Board of Directors is divided into three classes of directors. Beginning in 1998, directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. The initial terms of the first, second and third classes will expire in 1999, 2000 and 2001, respectively. The Company believes that classification of the Board of Directors will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Directors. Holders of shares of Common Stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of Common Stock will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

         The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of the Company, even though a tender offer or change in control might be in the best interest of the stockholders.

REMOVAL OF DIRECTORS

         The Charter provides that a director may be removed only for cause (as defined in the Charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provision in the Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

         Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns ten percent or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder. However, pursuant to the statute and a resolution adopted by the Board of Directors, the Company has exempted any business combinations (a) between the Company and the Manager or any affiliate of the Manager or (b) between the Company and any Interested Stockholder, provided that any such business combination is first approved by the Board of Directors, including by a majority of the Independent Directors and, consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between any of them and the Company. As a result, such parties may be able to enter into business combinations with the Company that may not be in the best interest of its stockholders without compliance by the Company with the super-majority vote requirements and the other provisions of the statute.

CONTROL SHARE ACQUISITIONS

         The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more, but less than one-third, (ii) one-third or more, but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

         If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

         The Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of Fortress' shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE CHARTER

         Except as provided below, the Charter, including its provisions on classification of the Board of Directors and removal of directors, may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter. Amendments to the provisions of the Charter relating to Independent

Directors must be approved either by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter or 85% of the members of the Board of Directors.

DISSOLUTION OF FORTRESS

         The dissolution of Fortress must be approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

         The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to Fortress' notice of the meeting, (ii) or at the direction of the Board of Directors or (iii) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of stockholders, only the business specified in Fortress' notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors may be made only (x) pursuant to Fortress' notice of the meeting, (y) by or at the direction of the Board of Directors or (z) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE CHARTER AND BYLAWS

         The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Charter on classification of the Board of Directors and removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of Fortress or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

                     COMMON STOCK AVAILABLE FOR FUTURE SALE

         As of the date of this Prospectus, Fortress has outstanding (or reserved for issuance upon exercise of options or redemption of Units) 20,916,739 shares of Common Stock, all of which are "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144"), but will be freely transferrable when sold pursuant to this Prospectus.

         In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "affiliate" of the Company, as defined in Rule 144 (an "Affiliate"), the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company which will require Fortress to file periodic reports under the Exchange Act. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

         No assurance can be given as to (i) the likelihood that an active market for the shares will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell their Common Stock, or (iv) the prices that stockholders may obtain for their Common Stock.

                         OPERATING PARTNERSHIP AGREEMENT

         The Operating Partnership has been organized as a Delaware limited partnership, the General Partner of which is Fortress, and the Initial Limited Partner of which is the Manager (or an affiliate of the Manager). Fortress organized the Operating Partnership for a variety of reasons, including in order to provide future sellers of assets with the opportunity to transfer those assets to the Company in a tax-deferred exchange of property for Units. The following summary of certain provisions of the Partnership Agreement of the Operating Partnership (the "Operating Partnership Agreement") does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Operating Partnership Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

         Pursuant to the Operating Partnership Agreement, the General Partner, as the sole general partner of the Operating Partnership, has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the operating partnership (the "Limited Partners") have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Operating Partnership except as required by applicable law. Consequently, Fortress, by virtue of its position as the General Partner, will control the assets and business of the Operating Partnership. However, any amendment to the Operating Partnership Agreement that would (i) affect the Redemption Rights (as defined below), (ii) adversely affect the Limited Partners' rights to receive cash distributions, (iii) convert a limited partner interest into a general partner interest, or (iv) modify the limited liability of a limited partner, will require the consent of each Partner adversely affected (on a non uniform basis) thereby or else shall be effective against only those partners who shall have consented thereto.

GENERAL PARTNER NOT TO WITHDRAW

         The General Partner is not able voluntarily to withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners receiving property in an amount equal to the amount they would have received had they exercised the Redemption Rights immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership.

CAPITAL CONTRIBUTIONS

         Fortress contributed, in its capacity as General Partner, all of the net proceeds of the Original Offering and the Private Placement to the Operating Partnership in exchange for an almost 100% general partnership interest in the Operating Partnership. The Initial Limited Partner contributed cash in the amount of approximately $100 to the Operating Partnership in exchange for 5 Units, giving the Initial Limited Partner a nominal limited partnership interest in the Operating Partnership.

         Although the Operating Partnership received the net proceeds of the Original Offering, the General Partner is deemed to have made a capital contribution to the Operating Partnership in the aggregate amount of the gross proceeds of the Offering and the Operating Partnership is deemed simultaneously to have paid the Initial Purchaser's discount and other expenses paid or incurred in connection with the Original Offering.

         The Operating Partnership Agreement provides that if the Operating Partnership requires additional funds at any time or from time to time in excess of funds available to the Operating Partnership from borrowing or capital contributions, the General Partner may borrow such funds from a financial institution or other lender and lend such funds to the Operating Partnership on the same terms and conditions as are applicable to the General Partner's borrowing of such funds.

ISSUANCE OF ADDITIONAL LIMITED PARTNERSHIP INTERESTS

         Fortress is authorized, without the consent of the Limited Partners, to cause the Operating Partnership to issue additional Units to Fortress, to the Limited Partners or to other persons for such consideration and on such terms and conditions as Fortress deems appropriate. If additional Units are issued to Fortress, then Fortress must (i) issue additional shares of Common Stock and must contribute to the Operating Partnership the entire proceeds received by Fortress from such issuance or (ii) issue additional Units to all partners in proportion to their respective interests in the Operating Partnership. In addition, Fortress may cause the Operating Partnership to issue to Fortress additional partnership interests in different series or classes, which may be senior to the Units, in conjunction with an offering of securities of Fortress having substantially similar rights, in which the proceeds thereof are contributed to the Operating Partnership. Consideration for additional partnership interests may be cash or other property or assets. No Limited Partner has preemptive, preferential or similar rights with respect to additional capital contributions to the Operating Partnership or the issuance or sale of any partnership interests therein.

REDEMPTION RIGHTS

         Pursuant to the Operating Partnership Agreement, the Limited Partners (including the Initial Limited Partner) will have the right (the "Redemption Rights") to cause the Operating Partnership to redeem their Units for cash or, at the election of the General Partner, shares of Common Stock on a one-for-one basis. The redemption price will be paid in cash in the discretion of Fortress or in the event that the issuance of shares of Common Stock to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, shares of Common Stock in excess of the Ownership Limitation, (ii) result in shares of securities of Fortress being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in Fortress being "closely held" within the meaning of section 856(h) of the Code,
(iv) cause Fortress to own, actually or constructively, 10% or more of the ownership interests in a tenant of Fortress' or the Operating Partnership's real property, within the meaning of section 856(d)(2)(B) of the Code, or (v) cause the acquisition of shares of Common Stock by such redeeming Limited Partner to be "integrated" with any other distribution of shares of Common Stock for purposes of complying with the Securities Act. The Manager holds options to acquire shares of Common Stock (or, at the option of the Company, Units), none of which is exercisable until the Option Effective Date. Upon an acquisition of Units pursuant to such options, the Manager may immediately exercise its Redemption Rights.

OPERATIONS

         The Operating Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable Fortress to satisfy the requirements for being classified as a REIT for federal tax purposes, to avoid any federal income or excise tax liability imposed by the Code, and, unless the Board of Directors determines otherwise, to ensure that the Operating Partnership will not be classified as a "publicly traded partnership" taxable as a corporation for purposes of section 7704 of the Code.

         In addition to the administrative and operating costs and expenses incurred by the Operating Partnership, it is anticipated that the Operating Partnership will pay all administrative costs and expenses of the Company (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Operating Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company, (ii) all expenses relating to this offering and any registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any periodic reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company with laws, rules and regulations promulgated by any regulatory body, and (v) all other operating or administrative costs of the Company incurred in the ordinary course of its business on behalf of the Operating Partnership.

DISTRIBUTIONS; PREFERRED INCENTIVE RETURN

         The Operating Partnership Agreement provides that the Operating Partnership shall distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Operating Partnership's property in connection with the liquidation of the Operating Partnership) on a quarterly (or, at the election of the General Partner, more or less frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners in accordance with their respective percentage interests in the Operating Partnership. In addition, the Operating Partnership will distribute the Preferred Incentive Return to the Manager (or an affiliate) in its capacity as the Initial Limited Partner. See "The Manager and the Management Agreement -- Management Incentives." Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans, it is anticipated that any remaining assets of the Operating Partnership will be distributed to all partners with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Operating Partnership, it will be obligated to contribute cash to the Operating Partnership equal to the negative balance in its capital account.

ALLOCATIONS

         It is anticipated that income, gain and loss of the Operating Partnership for each fiscal year generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, subject to compliance with the provisions of Code sections 704(b) and 704(c) and Treasury regulations ("Treasury Regulations") promulgated thereunder and subject to the Manager's quarterly incentive return described in "The Manager and the Management Agreement -- Management Incentives."

TERM

         The Operating Partnership shall continue until December 31, 2051, or until sooner terminated as provided in the Operating Partnership Agreement or by operation of law.

TAX MATTERS

         Pursuant to the Operating Partnership Agreement, the General Partner is the tax matters partner of the Operating Partnership and, as such, has authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

SISTER CO.

         The Company anticipates that the terms of the partnership agreement of any operating partnership established by Sister Co. will be substantially identical to the Operating Partnership Agreement.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The following is a summary of the material federal income tax considerations that may be relevant to the Company and to a prospective purchaser of Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including, without limitation, insurance companies, financial institutions or broker-dealers, and, except as discussed below, tax-exempt organizations, foreign corporations and persons who are not citizens or residents of the U.S.) subject to special treatment under the federal income tax laws.

         This summary is based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the IRS, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus.

         EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF FORTRESS' ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

         Fortress plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1998.

         The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth only the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

         Skadden, Arps, Slate, Meagher & Flom LLP acted as counsel to Fortress in connection with the Original Offering and Fortress' election to be taxed as a REIT. In the opinion of Skadden, Arps, Slate, Meagher & Flom LLP (the "Opinion"), provided that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by Fortress in a timely fashion, Fortress will be organized in conformity with the requirements for qualification and taxation as a REIT. Investors should be aware that opinions of counsel are not binding upon the IRS or any court. It must be emphasized that the Opinion is based on various assumptions and is conditioned upon certain representations as to factual matters, including representations regarding the nature of Fortress' properties, and certain covenants made by Fortress regarding the future conduct of its business and investment activities. Moreover, qualification and taxation as a REIT depends upon Fortress' ability to meet on a continuing basis, through actual annual operating results, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Skadden, Arps, Slate, Meagher & Flom LLP will not review Fortress' compliance with those tests on a continuing basis and has no obligation to advise holders of Common Stock of any subsequent change in the matters stated, represented, covenanted or assumed or any subsequent change in applicable law. Accordingly, no assurance can be given that the actual results of Fortress' operations for any particular taxable year will satisfy any such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "Federal Income Tax Considerations -- Failure to Qualify."

         If Fortress qualifies for taxation as a REIT, it will generally not be subject to federal corporate income tax on its taxable income that is distributed to its stockholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, Fortress will be subject to federal income tax in the following circumstances. First, Fortress will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, Fortress may be subject to the "alternative minimum tax" on its undistributed items of tax


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
preference, if any. Third, if Fortress has (i) net income from the sale or other disposition of "foreclosure property" (as such term is defined in Section 856 of the Code) that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property (as such term is defined in Section 856 of the Code), it will be subject to tax at the highest corporate rate on such income. Fourth, if Fortress has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if Fortress should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the gross income attributable to the greater of the amount by which Fortress fails the 75% or 95% gross income test, multiplied by a fraction intended to reflect Fortress' profitability. Sixth, if Fortress should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year (other than certain long-term capital gain net income which Fortress elects to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, Fortress would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if Fortress acquires any asset from a "C" corporation (i.e., a corporation generally subject to a full corporate-level tax) in a merger or other transaction in which the basis of the asset in Fortress' hands is determined by reference to the basis of the asset (or any other asset) in the hands of a "C" corporation and Fortress recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by Fortress over the adjusted basis in such asset at such time), Fortress will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that Fortress will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Eighth, Fortress may be subject to foreign taxation on its investments and activities in foreign countries.

REQUIREMENTS FOR QUALIFICATION

         The Code defines a REIT as a corporation, trust, or association (i) that is managed by one or more trustees or directors, (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code, (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code, (v) the beneficial ownership of which is held by 100 or more persons, (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"), (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status, (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder, and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule. If a REIT complies with all the requirements for ascertaining the ownership of its outstanding stock in a taxable year and does not know or have reason to know that it violated the 5/50 Rule, the REIT will be deemed to have complied with the 5/50 Rule for such taxable year.

         Fortress' Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist Fortress in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. Such transfer restrictions are described in "Description of Securities -- Transfer Restrictions."


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
         Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is held by the REIT. Fortress does not currently own any qualified REIT subsidiary but may own one or more of such subsidiaries in the future. If Fortress acquires a corporation already in existence at the time of acquisition, such corporation would be treated as liquidating on the date of acquisition and Fortress would be required to distribute any C corporation earnings and profits of the corporation before the end of the taxable year. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" of Fortress will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of Fortress.

         In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Fortress' proportionate share of the assets and gross income of the Operating Partnership will be treated as assets and gross income of Fortress for purposes of applying the requirements described herein.

Income Tests

         In order for Fortress to qualify and to maintain its qualification as a REIT, two requirements relating to Fortress' gross income must be satisfied annually. First, at least 75% of Fortress' gross income (excluding gross income from prohibited transactions) for each taxable year must consist of certain types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of stock in other REITs) or from certain types of temporary investment income. Second, at least 95% of Fortress' gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

         The rent received by Fortress from the tenants of real property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales or solely by reason of being based on the income or profits of a tenant if such tenant derives substantially all of its gross income from the related property through the sub-leasing of substantially all of its interest in the property to the extent the amounts received by such tenant would be characterized as rents from real property by the REIT. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if Fortress, or a direct or indirect owner of 10% or more of Fortress, owns 10% or more of such tenant, both actually and constructively (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable (taking into account both actual and constructive ownership) to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," Fortress generally must not furnish or render services (other than certain de minimis services) to the tenants of such real property, other than through an "independent contractor" who is adequately compensated by the tenants and from whom Fortress derives no revenue. The "independent contractor" requirement, however, does not apply to the extent that the services provided by Fortress are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant."

         Fortress has represented that it will not charge Rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such Rent would jeopardize Fortress' status as a REIT. In addition, Fortress has represented that, to the extent that it receives Rent from a Related Party Tenant, such


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
Rent will not cause Fortress to fail to satisfy either the 75% or 95% gross income test. Fortress also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause Fortress to fail to satisfy either the 75% or 95% gross income test. Finally, Fortress has represented that it will not furnish or render noncustomary services (other than certain de minimis services) to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize Fortress' status as a REIT.

         The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT. Furthermore, to the extent that interest from a loan that is based on the cash proceeds from the sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

         Interest will qualify as "interest on obligations secured by mortgages on real property or on interests in real property" if the obligation is secured by a mortgage on real property having a fair market value at the time of acquisition of the obligation at least equal to the principal amount of the loan. However, if Fortress receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date Fortress acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause Fortress to recognize income that is not qualifying income for purposes of the 75% gross income test.

         Fortress may receive income not described above that is not qualifying income for purposes of one or both of the 75% and 95% gross income tests. For example, it is possible that certain fees for services rendered by the Operating Partnership will not be qualifying income for purposes of either gross income test. It is not anticipated that the Operating Partnership will receive a significant amount of such fees. In addition, dividends received from regular corporations generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Fortress will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the two gross income tests.

         REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. Fortress does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if Fortress does receive any such income, Fortress will make an election to treat the related property as foreclosure property.

         Property acquired by Fortress will not be eligible for the election to be treated as foreclosure property ("Ineligible Property") if the related loan was acquired by Fortress at a time when default was imminent or anticipated. In addition, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income tests.


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
         Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Fortress intends to conduct its operations so that no asset owned by Fortress or the Operating Partnership will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of Fortress' or the Operating Partnership's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, Fortress will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that Fortress can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

         From time to time, Fortress may enter into hedging transactions with respect to interest rate exposure on one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including, without limitation, interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that Fortress enters into such a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any periodic income thereon or gain from the disposition thereof should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that Fortress hedges with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. Fortress intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Accordingly, Fortress may conduct some or all of its hedging activities (including hedging activities relating to currency risk) through a corporate subsidiary that is fully subject to federal corporate income tax.

         If Fortress fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if Fortress' failure to meet such tests is due to reasonable cause and not due to willful neglect, Fortress attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Fortress would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations -- Taxation of the Company," even if those relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which Fortress fails the 75% or 95% gross income test.

Asset Tests

         Fortress, at the close of each quarter of each taxable year, also must satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Fortress' total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where Fortress raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following Fortress' receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land or improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest" in real property also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by Fortress may not exceed 5% of the value of Fortress' total assets, and Fortress may not own more than 10% of any one issuer's outstanding voting securities.


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
         Fortress expects that any interests in real property that it acquires generally will be qualifying assets for purposes of the 75% asset test. If Fortress acquires any interest in a C corporation, such interest may not (i) represent more than 5% of the value of Fortress' total assets or (ii) constitute more than 10% of such corporation's outstanding voting securities. Fortress will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

         If Fortress should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if
(i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of Fortress' assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, Fortress still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

Distribution Requirements

         Fortress, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Fortress timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that Fortress does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if Fortress should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year (other than certain long-term capital gains income which Fortress elects to retain and pay tax on), and (iii) any undistributed taxable income from prior periods, Fortress would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. Pursuant to recently enacted legislation, Fortress may elect to retain, rather than distribute its net long-term capital gains. The effect of such an election would be that (i) Fortress would be required to pay the tax on such gains, (ii) U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by Fortress and (iii) the basis of U.S. stockholder's Common Stock would be increased by their share of the amount of the undistributed long-term capital gains (minus the amount of capital gains tax paid by Fortress).

         In certain circumstances, the Company's investments may generate income for federal income tax purposes without a corresponding receipt of cash ("Phantom Income"). In order for Fortress to meet REIT qualifications and/or avoid tax at the REIT level on such Phantom Income, Fortress may be forced to use cash generated from other sources, including, without limitation, asset sales and borrowings, to make required distributions.

         Under certain circumstances, Fortress may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its stockholders in a later year, which may be included in Fortress' deduction for dividends paid for the earlier year. Although Fortress may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.

Foreign Investments

         The Company may acquire investments and, accordingly pay taxes, in foreign countries. In general, taxes paid by the Company in foreign jurisdictions may not be passed-through to, or used by, holders of Common Stock as a foreign tax credit or otherwise. The Company's foreign investments may also generate foreign currency gains and losses, the treatment of which is unclear under the tax laws relating to REITs. Prospective stockholders should consult their tax advisors regarding the tax implications of the Company's foreign investments.


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
Recordkeeping Requirements

         Pursuant to applicable Treasury Regulations, Fortress must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. Failure to comply with such record keeping requirements could result in monetary penalties to Fortress. Fortress intends to comply with such requirements.

Impact of Proposed Legislation

         Fortress' qualification as a REIT or its ability to utilize the Sister Co. structure could be affected as a result of proposed or future legislation. For example, the IRS Restructuring and Reform Bill of 1998 included, among other things, a freeze on the grandfathered status of REITs that are "paired" or "stapled" with a related operating company. Although such legislation does not affect "paper clip" structures, there can be no assurance that future Clinton Administration proposals or similar proposed legislation affecting the Sister Co. structure will not place legislative or judicial scrutiny on the "paper clip" structure, or that legislation adversely affecting such structure will not be proposed and enacted, possibly on a retroactive basis. Any such legislation could have an adverse impact on Fortress' qualification as a REIT and an investment in Fortress. See "Risk Factors -- Legal and Tax Risks -- Tax Risks."

FAILURE TO QUALIFY

         If Fortress fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Fortress will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to Fortress' stockholders in any year in which Fortress fails to qualify will not be deductible by Fortress nor will they be required to be made. In such event, to the extent of Fortress' current and accumulated earnings and profits, distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Fortress also will be disqualified from taxation as a REIT for the four taxable years following the year during which Fortress ceased to qualify as a REIT. It is not possible to state whether in all circumstances Fortress would be entitled to statutory relief from its failure to qualify as a REIT.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

         As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the U.S. is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the U.S., or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust.

         Provided Fortress qualifies as a REIT, distributions made to Fortress' taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained net long-term capital gains) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends by Fortress will be taxed as long-term capital gains (to the extent that they do not exceed Fortress' actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. Pursuant to recently enacted legislation, in the case of a stockholder who is an individual, an estate or a trust, long-term capital gains and losses are separated into two tax rate groups: a 20% group and a 25% group and subject to tax at the rate effective for each group. The Company intends to designate capital gain dividends, if any, as 20% rate gain distributions or 25% rate gain distributions and detail such designations in a manner intended to comply with applicable requirements. If Fortress elects to retain their share of capital gains rather than distribute them, a stockholder will be deemed to receive a capital gain dividend equal to the amount of such retained net long-term capital gains. A stockholder will be allowed a credit against its federal income tax liability for its proportionate share of tax paid by Fortress on retained capital gains. See "Federal Income Tax Considerations -- Requirements for Qualifications -- Distribution Requirements." Such gains


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are subject to apportionment among the two tax rate groups as set forth above.
Corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less), provided that the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by Fortress in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by Fortress and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by Fortress during January of the following calendar year.

         Stockholders may not include in their individual income tax returns any net operating losses or capital losses of Fortress. Instead, such losses would be carried over by Fortress for potential offset against its future income (subject to certain limitations). Taxable distributions from Fortress and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. In addition, taxable distributions from Fortress generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. Fortress will notify stockholders after the close of Fortress' taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

         It is possible that Fortress may invest in certain types of mortgage loans that may cause it under certain circumstances to recognize Phantom Income or to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if Fortress receives Phantom Income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. If there is taken into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in Fortress that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate Phantom Income. In general, as the ratio of Fortress' Phantom Income to its total income increases, the after-tax rate of return received by a taxable stockholder of Fortress will decrease. Fortress will consider the potential effects of Phantom Income on its taxable stockholders in managing its investments.

TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

         In general, any gain or loss realized upon a taxable disposition of the Common Stock by a U.S. stockholder who is not a dealer in securities will be treated as capital gain or loss. Any such capital gain or loss generally will
(x) in the case of U.S. stockholders which are corporations, be long-term capital gain or loss if the Common Stock has been held for more than 12 months, and (y) in the case of U.S. stockholders who are non-corporate tax payers, be long-term capital gain or loss taxed at a maximum federal income tax rate of 20% if the U.S. stockholder's holding period in such Common Stock was more than 12 months at the time of such disposition.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

         Tax exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by Fortress to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from Fortress will constitute UBTI pursuant to the "debt-financed property" rules. In addition, in certain circumstances, a pension trust that owns more than 10% of Fortress' stock is required to treat a percentage of the dividends from Fortress as UBTI. This rule applies to a pension trust holding more than 10% of Fortress' stock only if (i) the percentage of income of Fortress that is UBTI (determined as if Fortress were a pension trust) is at least 5%, (ii) Fortress qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of Fortress in proportion to their actuarial interests in the pension trust, and
(iii) either (A) one pension trust owns more than 25% of the value of Fortress' stock or (B) a group of pension trusts individually holding more than 10% of the value of Fortress' stock collectively owns more than 50% of the value of Fortress' stock. The restrictions on ownership and transfer should prevent an Exempt Organization from owning more than 9.8% of the value of Fortress stock.

TAXATION OF NON-U.S. STOCKHOLDERS

         The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. STOCKHOLDERS SHOULD CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.

         Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by Fortress of U.S. real property interests and are not designated by Fortress as capital gains dividends or returned capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of Fortress. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the branch profits tax in the case of a Non-U.S. Stockholder that is a corporation). Fortress expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with Fortress or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with Fortress claiming that the distribution is effectively connected income. Furthermore, on October 6, 1997, the U.S. Treasury Department issued final Treasury regulations governing information reporting and the certification procedures regarding withholding and backup withholding on certain amounts paid to Non-U.S. Stockholders after December 31, 1999 (the "New Withholding Regulations"). The New Withholding Regulations may alter the procedure for claiming the benefits of an income tax treaty.

         Distributions in excess of current and accumulated earnings and profits of Fortress will not be taxable to a Non-U.S. Stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of current and accumulated earnings and profits of Fortress. To obtain a refund of withheld tax, a Non-U.S. Stockholder must generally file a claim with and provide the required information to the IRS. Fortress is required to withhold 10% of any distribution in excess of Fortress' current and accumulated earnings and profits. Consequently, although Fortress intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that Fortress does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

         For any year in which Fortress qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Fortress of U.S. real property interests (i.e., interests in real property located in the U.S. and interests in U.S. corporations at least 50% or whose assets consist of U.S. real property interests) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. trade or business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. Stockholder that is a corporation. Fortress is required to withhold 35% of any distribution that is designated by Fortress as a capital gain dividend. The amount withheld is creditable against the Non-U.S.
Stockholder's FIRPTA tax liability.

         Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if Fortress is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Although, it is currently anticipated that Fortress will be a "domestically controlled REIT" and, therefore, the sale of the Common Stock will not be subject to taxation under FIRPTA, there can be no assurance that Fortress will be a "domestically-controlled REIT." Even if such gain is not subject to FIRPTA, such gain will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. Stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

         Additional issues may arise pertaining to information reporting and backup withholding with respect to Non-U.S. Stockholders. The New Withholding Regulations alter the application of the information reporting and backup withholding rules to Non-U.S. Stockholders. Non-U.S. Stockholders should consult with a tax advisor with respect to any such information reporting and backup withholding requirements. Backup withholding with respect to a Non-U.S. Stockholder is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a Non-U.S. Stockholder will be allowed as a credit against any U.S. federal income tax liability of such Non-U.S. Stockholder. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue IRS.

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

         The present Federal income tax treatment of an investment in Fortress may be modified by legislative, judicial or administrative action at any time. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in Federal tax laws and interpretations thereof could adversely affect an investment in Fortress. It cannot be predicted whether, when, in what forms, or with what effective dates, the tax laws applicable to Fortress' Common Stock will be changed.

STATE, LOCAL AND FOREIGN TAX CONSEQUENCES

         The Company and Fortress' stockholders may be subject to state, local and foreign tax in various states, localities and foreign jurisdiction, in which it or they transact business or own property. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their tax advisors regarding the effect of state, local and foreign tax laws upon an investment in the Common Stock.

SISTER CO.

         Each Sister Co. organized as a corporation will pay federal, state and local income taxes on its taxable income at regular corporate rates. Any such taxes will reduce amounts available for distribution by each such Sister Co. to its stockholders.


                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), (b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (d) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the
Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest or Disqualified Person with respect to a Plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

THE ACQUISITION AND HOLDING OF COMMON STOCK

         The Initial Purchaser, the Manager, or certain affiliates thereof may be "Parties-in-Interest" or "Disqualified Persons" with respect to a number of Plans. Accordingly, investment in the Common Stock by a Plan that has such a relationship could be deemed to constitute a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by Party-in-Interest or Disqualified Person of assets of a Plan). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager;" or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a Plan's investment.

THE TREATMENT OF THE COMPANY'S UNDERLYING ASSETS UNDER ERISA

         The U.S. Department of Labor (the "DOL") has issued a regulation (29 C.F.R. 2510.3-101) concerning the definition of what constitutes the assets of a Plan (the "Plan Asset Regulations"). This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Plan unless certain exceptions apply. The Plan Asset Regulations define an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. The Common Stock offered hereby should be treated as "equity interests" for purposes of the Plan Asset Regulations.

         One exception under the Plan Asset Regulations provides that an investing Plan's assets will not include any of the underlying assets of an entity if at all times less than 25% of each class of "equity" interests in the entity is held by "benefit plan investors," which is defined to include Plans that are not subject to ERISA such as governmental pension plans and individual retirement accounts as well as Plans that are subject to ERISA. Another exception is provided for an investment in an "operating company," which is defined in the Plan Asset Regulations to include a "venture capital operating company" and a "real estate operating company." To be a "venture capital operating company," an entity must have at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in "venture capital investments," which are defined as companies in the business of selling goods or services (other than the investment of capital) with respect to which the entity has or obtains management rights. To be a "real estate operating company" an entity must have at least 50% of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate in such management or development activities. Another exception under the Plan Asset Regulations provides that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question is
(i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable, and (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act (the "Publicly Offered Securities Exception").

         The Board of Directors of Fortress will take such steps as may be necessary to qualify for one or more of the exceptions available under the Plan Asset Regulations and thereby prevent the assets of the Company or any Sister Co. from being treated as assets of any investing Plan. Specifically, the Company intends to initially limit equity ownership in the Company by benefit plan investors to less than 25% of the value of any class of equity securities issued by the Company and to subsequently take steps to qualify the Common Stock as a class of publicly offered securities at which time the 25% limitation will cease to be applicable. In addition, with respect to any Sister Co., the Company will take such steps as may be necessary to qualify such Sister Co. as a venture capital operating company or other available exception under the Plan Asset Regulations prior to distribution of its equity interests.

         If, however, none of the exceptions under the Plan Asset Regulations were applicable and the Company were deemed to hold Plan assets by reason of a Plan's investment in Common Stock (or other equity security of the Company), such Plan's assets would include an undivided interest in the assets held by the Company. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code and there is no assurance that any statutory or administrative exemption from the application of such rules would be available.

         Accordingly, prior to the date (i) the Common Stock qualifies as a class of publicly offered securities, or (ii) the Company complies with another available exception under the Plan Asset Regulations, the Company will not approve the sale, transfer or disposition of the Common Stock or other equity security of the Company unless, following such sale, transfer or disposition, less than twenty-five percent (25%) of the value of such Common Stock and any other class of security that is treated as an equity interests in the Company for purposes of the Plan Asset Regulations is held by (i) employee benefit plans (as defined in section 3(3) of ERISA, whether or not it is subject to Title I of ERISA; (ii) Plans described in section 4975 of the Code; (iii) entities whose underlying assets include Plan assets by reason of a Plan's investment in such entities; or (iv) entities that otherwise constitute "benefit plan investors" within the meaning of the Plan Asset Regulations determined without regard to the value of any such interests held by affiliates of the Manager or other persons with authority or control with respect to the assets of the Company other than benefit plan investors.

         As noted above, based on the reasoning of the U.S. Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") not later than December 31, 1997 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

         Any Plan fiduciary that proposes to cause a Plan to purchase Common Stock should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied.

         Moreover each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Common Stock is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         The sale of the Common Stock is in no respect a representation by the Company or any other person that such an investment meets all relevant legal requirements with respect to investments by Plans generally or that such an investment is appropriate for any particular Plan.

                              SELLING STOCKHOLDERS

         Certain shares of the Common Stock were originally issued by Fortress and sold by NationsBanc Montgomery Securities LLC (the "Initial Purchaser"), in the Original Offering in a transaction exempt from the registration requirements of the Securities Act, to persons reasonably believed by the Initial Purchaser to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act), to a limited number of institutional "accredited investors" (as defined in Rule 501 (a) (1), (2), (3) or (7) under the Securities Act) and to individual "accredited investors" (as defined in Rule 501 (a) (4), (5) or (6) under the Securities Act). Additional shares of the Common Stock were issued and sold by Fortress directly to an affiliate of the Manager and to certain employees of the Manager in the Private Placement. The Selling Stockholders may from time to time offer and sell pursuant to this Prospectus any or all of the Common Stock. The term Selling Stockholders includes the holders listed below and the beneficial owners of the Common Stock and their transferees, pledgees, donees or other successors.

         The following table sets forth information with respect to the Selling Stockholders of the Common Stock and the respective number of shares of Common Stock beneficially owned by each Selling Stockholder that may be offered pursuant to this Prospectus.


              SELLING STOCKHOLDER                         NUMBER OF SHARES
------------------------------------------------    ----------------------------
















         Because the Selling Stockholders may, pursuant to this Prospectus, offer all or some portion of the Common Stock, no estimate can be given as to the amount of the Common Stock that will be held by the Selling Stockholders upon termination of any such sales. In addition, the Selling Stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Common Stock since the date on which they provided the information regarding their Common Stock, in transactions exempt from the registration requirements of the Securities Act.

         Notwithstanding the foregoing, the Manager (and its affiliates), the Principals, each senior officer and director of Fortress and of the Manager, and each employee of Fortress or the Manager that beneficially owns greater than 5% of the Common Stock have agreed not to offer, sell, grant any options to purchase or otherwise dispose of or pledge any shares of Common Stock for a period of one year following the First Closing Date of the Original Offering without the Initial Purchaser's consent. In addition, the Manager and the Principals have agreed that they will continue to own at least 50% of the Common Stock or Units purchased by them in connection or concurrently with the Original Offering and the Private Placement for an additional one year period.

                              PLAN OF DISTRIBUTION

         The Offered Securities may be offered and sold from time to time by the Selling Stockholders directly to purchasers. Alternatively, the Selling Stockholders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or the purchasers of such securities for whom they may act as agents. The Selling Stockholders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement").

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

         To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of the purchases and sales of any of the Offered Securities by the Selling Stockholders. The foregoing may affect the marketability of such securities.

         The Selling Stockholders will pay all the underwriting discounts and selling commissions and transfer taxes, if any, applicable to any sale. Fortress is responsible for payment of all other expenses incident to the registration of the Offered Securities, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Stockholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Stockholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.


                                  LEGAL MATTERS

              Certain legal matters will be passed upon for Fortress by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Ballard Spahr Andrews and Ingersoll LLP, Baltimore, Maryland.

                                     EXPERTS

              The consolidated financial statements of the Company, as of June 30, 1998 and for the period from May 11, 1998 (Inception) to June 30, 1998, appearing in this Prospectus and Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their report thereon included elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                GLOSSARY OF TERMS

         Except as otherwise specified or as the context may otherwise require, the following terms used herein shall have the meanings assigned to them below. All terms in the singular shall have the same meanings when used in the plural and vice-versa.

         "AAA" shall mean the American Arbitration Association.

         "ACM's" shall mean asbestos-containing materials.

         "Acquiring Person" as defined under "Risk Factors -- Stockholder Rights Plan Could Inhibit Changes of Control."

         "ADA" shall mean the Americans with Disabilities Act of 1990, as amended.

         "Adjusted Funds from Operations" or "Adjusted FFO" shall mean FFO plus gains (less losses) from debt restructuring and gains (less losses) from sales of property and other assets.

         "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other person, (ii) any person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other person, (iii) any person directly or indirectly controlling, controlled by, or under common control with such other person, (iv) any executive officer, director, trustee or general partner of such other person, and (v) any legal entity for which such person acts as an executive officer, director, trustee or general partner. The term "person" means and includes any natural person, corporation, partnership, association, limited liability company or any other legal entity. An indirect relationship shall include circumstances in which a person's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with a person.

         "BAI" shall mean BlackRock Asset Investors.

         "Beneficial Owner" as defined under "Description of Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

         "Board of Directors" shall mean the Board of Directors of Fortress.

         "Bylaws" shall mean the Bylaws of Fortress.

         "Certificated Securities" as defined under "Description of Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

         "Charitable Beneficiary" as defined under "Description of Securities -- Transfer Restrictions -- Restrictions Under Charter."

         "Charter" shall mean the Charter of Fortress, as may be amended or restated from time to time.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Common Stock" shall mean the Common Stock, par value $0.01 per share, of Fortress.

         "Company Expenses" shall mean all administrative costs and expenses of the Company.

         "Company" shall mean Fortress Investment Corp., a Maryland corporation, together with its subsidiaries, including the Operating Partnership, unless the context indicates otherwise.

         "Compensation Committee" shall mean the committee of the Board of Directors administering the Option Plan, a majority of whose members are Independent Directors.

         "Credit Leased Real Estate" shall mean residential and commercial properties leased to third parties, including properties subject to net leases to credit tenants.

         "Distribution Date" as defined under "Description of Securities -- Stockholder Rights Plan."

         "DOL" shall mean the U.S. Department of Labor.

         "DTC" shall mean the Depository Trust Company, New York, New York.

         "Employment Agreement" shall mean the employment agreements of each of Messrs. Edens, Kauffman, Nardone and Nygaard with the Manager.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ESA's" as defined under "Risk Factors -- Risk of Adverse Effect on Results of Operations Due to Possible Environmental Liabilities."

         "Excepted Holder" as defined under "Description of Securities -- Transfer Restrictions -- Restrictions Under Charter."

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Excluded Investments" shall mean (i) investments made or committed to by the Principals, the Manager or their affiliates prior to the closing of the Original Offering, (ii) any investment as to which the equity invested by the Principals, the Manager or their affiliates is equal to or less than $3,000,000, and (iii) any investments made during any period of time that the exclusivity provisions of the Management Agreement are not in effect (i.e. during any period of time in which 95% or more of the Total Equity of the Company has been invested other than in short-term, temporary investments), in each case together with investments relating to the foregoing investments.

         "Exempt Organizations" shall mean tax-exempt entities, including, but not limited to, charitable organizations, qualified employee pension and profit sharing trusts and individual retirement accounts.

         "Financings" shall mean providing financing to third party owners of real estate and portfolios of mortgage loans.

         "FIRPTA" shall mean the Foreign Investment in Real Property Tax Act of 1980.

         "First Closing Date" shall mean June 10, 1998, the date of the first closing of the Original Offering.

         "Fortress" shall mean Fortress Investment Corp., a Maryland corporation.

         "FPIH" shall mean Fortress Principal Investment Holdings LLC, a Delaware limited liability company and an affiliate of the Manager.

         "Funds From Operations" or "FFO" shall mean net income (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring or sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

         "GAAP" shall mean generally accepted accounting principles applied on a consistent basis.

         "General Partner" shall mean Fortress, as the sole general partner of the Operating Partnership.

         "General Account Regulations" as defined under "ERISA Considerations -- The Treatment of the Company's Underlying Assets Under ERISA."

         "Global Certificates" as defined under "Description of Securities -- Book Entry Only Issuance -- The Depository Trust Company."

         "GPF Assets" as defined under "Offering Summary -- Investment Strategy -- Investments."

         "GPF" shall mean the Global Principal Finance group of UBS.

         "Gross Equity" shall mean the total equity raised by the Company, including, without limitation, the proceeds of the Original Offering, the Private Placement and any subsequent offering of Common Stock or Preferred Stock by Fortress, plus the value of distributions made by partners (other than the General Partner) from time to time, to the capital of the Operating Partnership or any other subsidiary of the Company, less any capital dividends or distributions made by Fortress to its stockholders or by the Operating Partnership to its partners.

         "Guidelines" shall mean guidelines that set forth general parameters for the Company's investments, borrowings and operations which are approved by a majority of the Independent Directors.

         "Independent Director" shall mean a Director of Fortress who is not an affiliate of the Manager or Messrs. Edens, Kauffman, Nardone or Nygaard.

         "Indirect Participants" as defined under "Description of Securities -- Book Entry Only Issuance -- The Depository Trust Company."

         "Ineligible Property" as defined under "Federal Income Tax Considerations -- Income Tests."

         "Initial Limited Partner" shall mean Fortress Principal Investment Group LLC, an affiliate of the Manager, as initial limited partner of the Operating Partnership.

         "Initial Purchaser" shall mean NationsBanc Montgomery Securities LLC, as initial Purchaser in connection with the Original Offering.

         "Interested Stockholder" shall mean any beneficial owner of 10% or more of any class of outstanding voting shares of the Company.

         "Limited Partners" shall mean the Initial Limited Partner and any additional persons admitted as limited partners of the Operating Partnership.

         "IRS" shall mean the Internal Revenue Service.

         "Loan Facility" as defined under "The Company -- Borrowings."

         "Loan Portfolios" shall mean portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans.

         "Management Agreement" shall mean an agreement or agreements between the Company and the Manager pursuant to which the Manager will perform various services for the Company.

         "Management Fee" shall mean the management fee paid to the Manager under the Management Agreement.

         "Manager" shall mean Fortress Investment Group LLC, a Delaware limited liability company.

         "Manager Awards" as defined under "Management -- Stock Options."

         "MGCL" shall mean the Maryland General Corporation Law, as amended.

         "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

         "New Withholding Regulations" as defined under "Federal Income Tax Considerations -- Taxation of Taxable Non-U.S. Stockholders."

         "Non-Competition Expiration Date" as defined under "The Manager and the Management Agreement -- Senior Partners of the Manager."

         "Non-U.S. Stockholder" as defined under "Federal Income Tax Considerations -- Taxation of Non-U.S. Stockholders."

         "Operating Partnership" shall mean Fortress Partners, L.P.

         "Operating Partnership Agreement" shall mean the partnership agreement of the Operating Partnership, as amended from time to time.

         "Opinion" shall mean the legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the REIT qualification of Fortress.

         "Option Plan" as defined in "Management -- Stock Options."

         "Option Effective Date" shall mean the date that is the earlier to occur of (i) the date that a registration statement filed by Fortress under the Securities Act, registering the sale of any common stock of Fortress, is declared effective by the Commission and (ii) the first anniversary of the Closing Date.

         "Original Offering" shall mean the offering and sale of Common Stock on June 10, 1998 and July 1, 1998 to the Initial Purchaser.

         "Participants" as defined under "Description of Securities -- Book-Entry Only Issuance -- The Depository Trust Company."

         "Phantom Income" shall mean an event where the Company's investments generate income for federal income tax purposes without a corresponding receipt of cash.

         "Plan" shall mean certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts.

         "Plan Asset Regulations" shall mean regulations of the Department of Labor that define "plan assets."

         "PORTAL Market" shall mean the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc.

         "Preferred Stock" shall mean the preferred stock of the Company.

         "Preferred Incentive Return" as defined under "The Manager and the Management Agreement -- Management Incentives."

         "Principal" and "Principals" shall mean Messrs. Wesley R. Edens, Robert
I. Kauffman, Randal A. Nardone and Erik P. Nygaard (each a "Principal" and collectively, the "Principals").

         "Private Placement" shall mean the sale of shares of Common Stock and Units from Fortress and the Operating Partnership to the Manager or its affiliates, the Principals and certain individuals who are not "accredited individuals" but who are employees of the Manager.

         "PTCE" as defined under "ERISA Considerations -- The Acquisition and Holding of Common Stock."

         "Publicly Offered Securities Exception" as defined under "ERISA Considerations -- The Treatment of the Company's Underlying Assets under ERISA."

         "Purchase Price" as defined under "Description of Securities -- Stockholder Rights Plan."

         "Qualified Offer" as defined under "Description of Securities -- Stockholder Rights Plan."

         "Qualifying Interests" shall mean mortgages and other liens on and interests in real estate.

         "Record Date" as defined under "Description of Securities -- Stockholder Rights Plan."

         "Redemption Rights" shall mean the rights that the Limited Partners (including the Initial Limited Partner) will have pursuant to the Operating Partnership Agreement to cause the Operating Partnership to redeem all or a portion of their Units for Common Stock on a one-for-one basis or, at the option of the Company, an equivalent amount of cash.

         "REIT" shall mean real estate investment trust, as defined in section 856 of the Code.

         "Related Party Tenant" shall mean a tenant of Fortress or the Operating Partnership in which Fortress, or a direct or indirect owner of 10% or more of Fortress, owns 10% or more of such tenant, both actually and constructively.

         "Rent" shall mean rent received by the Company from tenants of real property.

         "REO" shall mean real estate owned.

         "Right" as defined under "Description of Securities -- Stockholder Rights Plan."

         "Rights Agreement" shall mean that stockholder rights agreement adopted by the Board of Directors.

         "Rule 144" shall mean the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

         "Second Closing Date" shall mean July 1, 1998, the date of the second closing of the Original Offering.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Selling Stockholders" as defined on the cover page of this Prospectus.

         "Series A Preferred Stock" as defined under "Description of Securities -- Stockholder Rights Plan."

         "Sister Co." shall mean an entity established by the Company to make an investment in assets which are not, or which may produce income which is not, qualifying assets or income for purposes of certain REIT asset or income tests.

         "Stock Acquisition Date" as defined under "Description of Securities -- Stockholder Rights Plan."

         "Stock Ownership Limit" as defined under "Description of Securities-- Transfer Restrictions--Restrictions Under Charter."

         "Total Equity" shall mean the total equity capital raised by Fortress, including, without limitation, the net proceeds of the Original Offering, the Private Placement and any subsequent offering of Common Stock or Preferred Stock by Fortress.

         "Transfer Agent" shall mean American Stock Transfer & Trust Company.

         "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

         "Triggering Events" as defined under "Description of Securities -- Stockholder Rights Plan."

         "Trust" shall mean a trust created in the event of an impermissible transfer of shares of Common Stock.

         "Trustee"  shall mean the trustee of the Trust.

         "U.S. Stockholder" as defined under "Federal Income Tax Considerations -- Taxation of Taxable U.S. Stockholders."

         "UBS" shall mean UBS Securities, LLC.

         "UBTI" shall mean unrelated business taxable income.

         "Units" shall mean units of limited partnership interest in the Operating Partnership.

         "UPB" shall mean unpaid principal balance.

                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                          INDEX TO FINANCIAL STATEMENTS


                                                                            Page


June 30, 1998 Consolidated Financial Statements of the Company:

         Independent Auditors' Report...................................... F-2

         Consolidated Balance Sheet as of June 30, 1998.................... F-3

         Consolidated Income Statement for the Period from May 11, 1998
         (Inception) to June 30, 1998...................................... F-4

         Consolidated Statement of Cash Flows for the Period from May
         11, 1998 (Inception) to June 30, 1998............................. F-5

         Notes to Consolidated Financial Statements........................ F-6

Combined Statement of Revenue and Certain Expenses for the Properties
         Known as the "Initial GSA Properties" for the Year Ended
         December 31, 1997:

         Independent Auditors' Report...................................... F-12

         Combined Statement of Revenue and Certain Expenses................ F-13

         Notes to Combined Statement of Revenue and Certain Expenses....... F-14

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Fortress Investment Corp.
New York, NY

We have audited the accompanying consolidated balance sheet of Fortress Investment Corp. and subsidiaries. (the "Company") as of June 30, 1998, and the related consolidated statements of income, and cash flows for the period from May 11, 1998 (inception) through June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 1998, and the results of their operations and their cash flows for the period from May 11, 1998 (inception) through June 30, 1998 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP

New York, New York
September 3, 1998

                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1998

ASSETS:
  Cash and cash equivalents                                         $367,874,956
  Investment in marketable securities                                 12,411,300
  Accrued interest receivable                                            323,541
  Property and equipment, net                                            255,032
  Other assets                                                           312,933
                                                                    ------------

TOTAL ASSETS                                                        $381,177,762
                                                                    ============

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:

   Due to Manager                                                   $  1,587,455
   Other liabilities                                                     847,063
                                                                    ------------

   Total Liabilities                                                   2,434,518
                                                                    ------------

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS' EQUITY:

Preferred stock, par value $.01 per share, authorized 100,000,000 shares; no shares issued and outstanding

Common stock, $.01 par value, 500,000,000
  shares authorized, 20,353,450 shares issued and
  outstanding                                                            203,535

Additional paid-in capital                                           378,339,074

Retained earnings                                                        200,635
                                                                    ------------

  Total Stockholders' Equity                                         378,743,244
                                                                    ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $381,177,762
                                                                    ============

See notes to consolidated financial statements.

                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                          CONSOLIDATED INCOME STATEMENT
          FOR THE PERIOD FROM MAY 11, 1998 (INCEPTION) TO JUNE 30, 1998

REVENUES:
   Interest Income                                                   $ 1,146,209
                                                                     -----------

  TOTAL REVENUES                                                       1,146,209
                                                                     -----------


EXPENSES:
   Management Fee                                                        857,160
   Other                                                                  88,414
                                                                     -----------

  TOTAL EXPENSES                                                         945,574
                                                                     -----------

NET INCOME                                                           $   200,635
                                                                     ===========

NET INCOME PER SHARE:

  BASIC & DILUTED                                                    $      0.01
                                                                     ===========

WEIGHTED AVERAGE  NUMBER OF SHARES  OUTSTANDING:

  BASIC & DILUTED                                                     20,353,450
                                                                     ===========


See notes to consolidated financial statements.

                   FORTRESS INVESTMENT CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
          FOR THE PERIOD FROM MAY 11, 1998 (INCEPTION) TO JUNE 30, 1998


CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net income                                                        $     200,635
Adjustment to reconcile net income to cash
  provided by operating activities:
  Depreciation                                                           12,267
  Changes in assets and liabilities:
    Increase in accrued interest receivable                            (323,541)
    Increase in other assets                                           (112,832)
    Increase in due to manager                                        1,005,685
    Increase in other liabilities                                        24,036
                                                                  -------------

Net cash provided by operating activities                               806,250
                                                                  -------------


CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
Purchase of marketable securities                                   (12,411,300)
Purchase of property and equipment                                     (267,399)
Increase in other assets                                               (100,000)
Increase in due to manager                                              267,399
                                                                  -------------

Net cash used in investing activities                               (12,511,300)
                                                                  -------------

CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
Proceeds from Private Placement, net of certain expenses            378,542,609
Increase in other assets                                               (100,000)
Increase in due to manager                                              314,371
Increase in other liabilities                                           823,026
                                                                  -------------

Net cash provided by financing activities                           379,580,006
                                                                  -------------

Net increase in cash and cash equivalents
  and balance at June 30, 1998                                    $ 367,874,956
                                                                  =============


See notes to consolidated financial statements.

FORTRESS INVESTMENT CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.       ORGANIZATION AND PURPOSE

         Formation and Capitalization. Fortress Investment Corp. ("Fortress") was incorporated under the laws of the State of Maryland on May 11, 1998 and was initially capitalized through the sale of 50 shares of common stock for $1,000. Fortress is involved in the following three main business lines: (1) investing in residential and commercial properties leased to third parties, (2) investing in portfolios of distressed, sub-performing and performing residential, multifamily and commercial mortgage loans and related properties acquired in foreclosure or by deed-in-lieu of foreclosure, and (3) making relatively short-term, secured loans to third-party owners of real estate or portfolios of mortgage loans.

         In June 1998, Fortress increased the number of its authorized shares to 500,000,000 of common stock and 100,000,000 shares of preferred stock. In June 1998, Fortress completed a private offering for the sale of 20,353,400 shares of common stock (the "Offering"), subject to an over-allotment option granted to NationsBanc Montgomery Securities LLC (the "Initial Purchaser"). The proceeds of the Offering, net of expenses, were approximately $378 million.

At June 30, 1998, the stockholders' equity of Fortress consisted of the following:

                                                    SHARES      COMMON STOCK   ADDITIONAL PAID-       RETAINED             TOTAL
                                                                                  IN-CAPITAL          EARNINGS
                                               ------------------------------------------------------------------------------------

Stockholders' Equity-May 11, 1998                        --       $     --       $         --       $         --       $         --

Initial Capital Contribution-June 4, 1998                50              1                999                                 1,000

Net proceeds from Private Offering               20,353,400        203,534        378,338,075                           378,541,609

Net income for the Period from May 11,
1998 (inception) to June 30, 1998                                                                         200,635           200,635
                                               ------------------------------------------------------------------------------------

Stockholders' Equity-June 30, 1998              $20,353,450       $203,535       $378,339,074       $    200,635       $378,743,244
                                               ====================================================================================


         In July 1998, the Initial Purchaser exercised its over-allotment option and purchased an additional 559,001 shares of common stock. The Initial Purchaser was obligated to sell the common stock to qualified institutional buyers as required by Rule 144A of the Securities Act. In addition, in July 1998, certain employees of Fortress Investment Group LLC (the "Manager") purchased 4,288 shares of common stock.

         Operating Partnership. In connection with the Offering, Fortress formed Fortress Partners, L.P. (the "Operating Partnership"). Fortress and the Operating Partnership are collectively referred to as the "Company." Fortress contributed the net proceeds of the Offering to the Operating Partnership and is the sole General Partner of the Operating Partnership.

         Management Agreement. Fortress will be managed by the Manager pursuant to a management agreement (the "Management Agreement") (see Note 3) for an initial term of three years, subject to certain termination rights. The Management Agreement provides for, among other things, use of the investment guidelines, as defined, in determining appropriate investments, the duties of the Manager and the compensation of the Manager.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Accounting. The accompanying consolidated financial statements are prepared in accordance with generally accepted accounting principles and include the accounts of Fortress, the Operating Partnership, and its subsidiaries. Fortress consolidates all wholly-owned subsidiaries and those majority-owned subsidiaries in which it can exercise control. All significant intercompany transactions and balances have been eliminated in consolidation. Fortress has elected a December 31 fiscal year end.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

         Federal Income Taxes. Fortress expects to elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code, commencing with its taxable year ending December 31, 1998. As a result of such election, Fortress will not be subject to federal income taxation in such taxable years to the extent that Fortress distributes its pre-distribution taxable income.

         Cash and Cash Equivalents. Cash and cash equivalents consist of cash in banks and investments in money market fund accounts offered by major financial institutions. The amounts on deposit with these financial institutions exceed insured limits. The Company considers all highly liquid short-term investments purchased with a maturity of 90 days or less to be cash equivalents.

         Investment in Marketable Securities. The Company has classified its investment in marketable securities as available for sale. Securities available for sale are carried with the net unrealized gains or losses reported as a separate component of stockholders' equity. Unrealized losses on securities that reflect a decline in value which is other than temporary, if any, are charged to earnings. At disposition, the realized net gain or loss is included in earnings.

         The investment in marketable securities was purchased on June 30, 1998, therefore the cost of the investment approximates market value.

         Syndication Costs. Costs associated with the Company's private placement of its common stock approximate $21 million. Such figure includes, among others, the fee paid to the placement agent, printing costs and legal fees and have been reflected as a reduction of stockholders' equity.

         Impairment of Long-Lived Assets. The Company annually assesses any impairment in value of long-lived assets by making a comparison of the current and projected operating cash flows of each of its properties, over its remaining useful life on an undiscounted basis, to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to reflect an impairment in the value of the asset.

         Property and Equipment. Property and equipment are recorded at cost. Major improvements are capitalized and repairs are expensed when incurred. Depreciation is calculated using the straight-line method over the assets' estimated useful lives.

         Net Income per Share. Net income per share is computed in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share," and is calculated on the basis of the weighted average number of common shares outstanding during each period. The Company did not have any dilutive common stock equivalents during the period from May 11 to June 30, 1998.

         Stock Options. Fortress accounts for stock options granted to non-employees in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, the fair value of the options the Company is obligated to grant to the Manager (Note 4) will be provided for when all contingencies associated with granting the options are satisfied. As such options are issued as compensation to the Manger for its efforts in raising capital for the Company, the value of options granted will be recorded as a reduction of capital proceeds received.

         Fair Value of Financial Instruments. The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate such fair value. The fair values of financial instruments are estimates based upon market conditions and perceived risks at June 30, 1998 and require varying degrees of management judgment. The fair values of financial instruments presented may not always be indicative of amounts Fortress could realize upon the disposition of the financial instruments.

         Cash and cash equivalents and liabilities are carried at an amount which, due to their nature, approximate fair value.

         Comprehensive Income. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," which establishes standards for the reporting and display of comprehensive income and its components. The statement requires a separate statement to report the components of comprehensive income for all periods reported. The provisions of this statement are effective for fiscal years beginning after December 15, 1997. Management believes that there are currently no items that would require presentation in a separate statement of comprehensive income.

         Recent Accounting Pronouncements. In June of 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that the Company recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge of the exposure to changes in the fair value of a recognized asset or liability or a hedge of the exposure to variable cash flows of a forecasted transaction. The accounting for changes in the fair value of a derivative (e.g., through earnings or outside earnings, through comprehensive income) depends on the intended use of the derivative and the resulting designation.

         SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Company management is evaluating the impact that this statement will have on its hedging strategies and use of derivative instruments and is currently unable to predict the effect, if any, it will have on the Company's financial statements.

3.       MANAGEMENT AGREEMENT

         Fortress has entered into the Management Agreement with the Manager, which provides for an initial term of three years with automatic one-year extensions, subject to certain termination rights. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreement may be terminated by Fortress by payment of a termination fee, as defined in the Management Agreement, upon the affirmative vote of at least two-thirds of the independent directors, or by a vote of the holders of common stock. Pursuant to the Management Agreement, the Manager, under the supervision of Fortress' board of directors, will formulate investment strategies, arrange for the acquisition of assets, arrange for financing, monitor the performance of Fortress' assets and provide certain advisory, administrative and managerial services in connection with the operations of Fortress. For performing these services, Fortress will pay the Manager an annual Management Fee equal to 1.5% of the gross equity of the Company, as defined, provided, however, that during the remainder of 1998 following the First Closing Date, as defined, the Manager will be paid the greater of (1) $6,000,000 or (2) the product of (a) 1.5% of the Gross Equity of the Company and (b) a fraction, the numerator of which is the number of days in 1998 following the First Closing Date and the denominator of which is 365.

         Fortress will also pay the Manager, as incentive compensation, an amount equal to 25% of the amount of funds from operations (before incentive compensation) of the Company plus gains or losses, in excess of the amount that would produce an annual return equal to a simple interest rate of 10%, to the stockholders' of Fortress, per annum as further described in the Management Agreement.

4.       STOCK OPTION PLAN

         In June 1998, Fortress (with the approval of the board of directors) adopted a non-qualified stock option plan (the "Option Plan") for non-employee directors and the Manager. For the purpose of compensating the Manager for its successful efforts in raising capital for the Company, the Manager will be granted options representing the right to acquire shares of common stock (or, at the election of the Manager, units in the Operating Partnership) in an amount equal to 10% of the shares of common stock and units of the Company immediately upon the closing of the Original Offering, at an exercise price per share of Common Stock equal to $20, with such price subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events (including capital dividends and capital distributions made by the Company). The grant of the options is contingent upon the first effectiveness of a registration statement filed with the Securities and Exchange commission. The options, once granted, are not exercisable until the date (the "Option Effective Date") that is the earlier to occur of (1) the date that a registration statement filed by Fortress under the Securities Act, registering the sale of any common stock of Fortress, is declared effective by the Securities and Exchange Commission and (2) the first anniversary of the closing date. From and after the Option Effective Date, one thirtieth of the options will become exercisable on the first day of each of the following thirty calendar months, or earlier upon the occurrence of certain events, such as a change in control of the Company or the termination of the Management Agreement. The options expire on the tenth anniversary of the closing date. At June 30, 1998, none of the options have been granted to the Manager.

         In connection with the Initial Purchaser's exercise of the over-allotment option in July 1998, Fortress is obligated to grant the Manager additional options to purchase shares of common stock (or, at the election of the Manager, Units) at $20 per share. (Note 7)

         The fair value of the options Fortress is obligated to grant to the Manager amounted to approximately $3.6 million. The Company estimated this value by reference to the volatility and dividend yield of the Morgan Stanley REIT Index which are approximately 15.4% and 7.1%, respectively, together with an expected life assumption of 5 years and a risk-free rate assumption of 4.88%. Since Fortress' common stock is not publicly traded and the Option Plan has characteristics significantly different from those of traded options, the actual value of the options could vary materially from management's estimate.

5.       COMMITMENTS AND CONTINGENCIES

         (a) In connection with the Original Offering, Fortress entered into a Registration Rights Agreement which, among other things, requires Fortress to (1) file a Registration Statement (the "Registration Statement") with respect to the resale of Common Stock issued in the Offering within 90 days following the First Closing Date of the Original Offering, (2) use its best efforts to cause such Registration Statement to be declared effective by the Securities and Exchange Commission, and (3) use its best efforts to cause such Registration Statement to remain continuously effective until the second anniversary of the First Closing Date.

         (b) The Company has adopted a Stockholder Rights Agreement. Pursuant to the terms of the Rights Agreement, the Company will attach to each share of Common Stock one Preferred Stock Purchase Right (a "Right"). Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share at a purchase price of $80 per unit. Initially, the Rights are not exercisable and are attached to and transfer and trade with, the outstanding shares of Common Stock. The Rights will separate from the Common Stock and will become exercisable upon the acquisition or tender offer to acquire a 15% beneficial ownership interest by an acquiring person. The effect of the Rights Agreement will be to dilute the acquiring party's beneficial interest. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company.

6.       RELATED PARTY TRANSACTIONS

         At June 30, 1998, the Company has accrued expenses relating to fees payable to the Manager of $857,160. Additionally, $730,295 of expenses relating to the Offering and the startup of the Company were paid by the Manager. Such expenses are reflected as Due to Manager in the June 30, 1998 consolidated financial statements.

7.       SUBSEQUENT EVENTS

         Issuance of Additional Common stock

         In July 1998, the Initial Purchaser exercised the over-allotment option and purchased an additional 559,001 shares of common stock. Also on such date, certain employees of the Manager who were non-accredited investors purchased 4,288 shares from Fortress. Fortress received proceeds of $10,425,000, net of expenses, from the issuance of the additional common stock.

         Investments

         In July 1998, the Company purchased from UBS for a purchase price of approximately $277 million (i) nine properties (the "Initial GSA Properties") leased to the General Services Administration of the U.S. government (the "GSA") and (ii) rights to purchase three additional properties leased to the GSA (the "Option GSA Properties") upon completion of the related construction and the commencement of the related GSA lease terms. The Company financed this purchase through the Loan Facility discussed below. See "--Borrowings." One of the Option GSA Properties has been completed and leased to the GSA and has been acquired by the Company. The remaining approximately $16 million balance for this property was financed through the Loan Facility. These properties are generally office properties located throughout the U.S. and are net leased to the GSA.

         In August 1998, the Company purchased an office building in Houston, Texas for approximately $14 million. The Houston property is primarily leased to GSA.

         In August 1998, the Company purchased an office building on E Street in Washington, D.C. for approximately $36 million. The E Street property is primarily leased to the GSA.

         The Company purchased four mortgage loan pools during August 1998 for approximately $179 million. As of June 30, 1998 the portfolio owned by the Company and its partners is comprised of approximately 4,382 first and junior residential and commercial mortgage loans and REO assets with an unpaid principal balance of approximately $292 million. The weighted average coupon of the portfolio is approximately 11.6% and the weighted average maturity is approximately May 2003. The portfolio is secured by assets located throughout North America.

         In August 1998, the Company entered into an agreement to purchase from a real estate company based in Canada a portfolio of seven office and industrial buildings for a purchase price of approximately $53 million. The closing is expected to occur on or about October 1, 1998. The properties are located in southern Ontario.

         The Company's revenues and the values of its properties may be affected by a number of factors relating to the particular geographic areas in which its properties are located. In particular, approximately 20% of the

         Company's assets relate to properties in California, approximately 12% in Canada and approximately 5% in Virginia. Furthermore, the Company's property in Burlington, N.J. represents approximately 10% of its total assets and its participation interest in a mortgage loan secured by a building located near Paris, France represents approximately 6% of its total assets.

         Financings

         Subsequent to June 30, 1998, the Company has entered the following funding agreements:

         In August 1998, the Company entered into a $234 million financing arrangement bearing interest on a floating rate basis, maturing in 2008 and secured by the Initial GSA Properties and the Concord, Houston and E Street properties.

         In August 1998, the Company entered into repurchase facilities for approximately $105 million, $76 million and $81 million, respectively, to finance the acquisition of certain investments. Each facility is secured by the related investments, bears interest at a floating rate and bears a maturity of between 6 and 12 months, with principal payable prior to maturity to the extent of payoffs on the related investments. As discussed in the debt agreements, certain facilities require that the Company maintain in effect interest rate hedges and require the Company to meet certain other requirements.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Fortress Investment Corp.
New York, NY

We have audited the accompanying combined statement of revenues and certain expenses (the "Statement") of the properties known as the "Initial GSA Properties" for the year ended December 31, 1997. This Statement is the responsibility of the management of Fortress Investment Corp. (the "Company"). Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined Statement was prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for inclusion in the Registration Statement on Form S-11 of the Company as described in Note 1 to the Statement and is not intended to be a complete presentation of the Initial GSA Properties revenues and expenses.

In our opinion, such financial statement presents fairly, in all material respects, the combined revenues and certain expenses of the properties known as the "Initial GSA Properties" as described in Note 1 for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

New York, New York
August 5, 1998

              THE PROPERTIES KNOWN AS THE "INITIAL GSA PROPERTIES"

                         COMBINED STATEMENT OF REVENUES
                              AND CERTAIN EXPENSES



                                                Year Ended             Six Months Ended
                                             December 31, 1997    June 30, 1998 (Unaudited)
                                             -----------------    -------------------------
REVENUES:
     Rental income                              $29,793,566             $14,189,140
     Other income                                   814,349                 577,337
                                                -----------             -----------

         Total                                   30,607,915              14,766,477
                                                -----------             -----------

CERTAIN EXPENSES:
     Real estate taxes                            2,249,896               1,144,791
     Management fees                                567,741                 231,562
     Other operating expenses                     5,184,016               2,205,732
                                                -----------             -----------

         Total                                    8,001,653               3,582,085
                                                -----------             -----------

REVENUES IN EXCESS OF CERTAIN EXPENSES          $22,606,262             $11,184,392
                                                ===========             ===========


See notes to combined statement of revenues and certain expenses.

              THE PROPERTIES KNOWN AS THE "INITIAL GSA PROPERTIES"
          NOTES TO COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                      FOR THE YEAR ENDED DECEMBER 31, 1997


1.       ORGANIZATION AND BASIS OF PRESENTATION

         The accompanying historical combined statement includes the accounts of the eight operating properties known as the "Initial GSA Properties" (the "Properties"). The Properties consist of eight office buildings located throughout the United States, which are leased primarily to the General Services Administration ("GSA") of the U.S. Government. The Properties have aggregate net rentable area of approximately 2.2 million square feet.

         The accompanying combined financial statement is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the combined financial statement is not representative of the actual operations of the Properties for the year ended December 31, 1997. Certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the acquired Properties have been excluded. Expenses excluded consists of interest, depreciation, amortization and other costs not directly related to the future operations of the Properties. Management is not aware of any material factors relating to the Properties which would cause the reported financial information not to be necessarily indicative of future operating results.

         The combined statement of revenues and certain expenses for the six month period ended June 30, 1998 are unaudited, however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this combined statement of revenues and certain expenses for the interim period, on the basis described above, have been included. The results of such interim periods are not necessarily indicative of the results for an entire year.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of Reporting. The financial statement is prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

         Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses reported during the period. Actual results could differ from those estimates.

3.       OPERATING LEASES

         Future minimum rentals to be received by the Properties pursuant to noncancellable operating leases are as follows:

                   Year Ending
                   December 31,
                   ------------
                       1998                      $ 28,593,253
                       1999                        28,596,053
                       2000                        27,248,539
                       2001                        26,428,342
                       2002                        25,934,528
                    Thereafter                    168,621,526
                                                 ------------
                       Total                     $305,422,241
                                                 ============

         Major Tenant - The Properties are approximately 85% leased to the GSA.

4.       SUBSEQUENT EVENTS

         In July of 1998 Fortress Investment Corp. purchased from an unrelated party, the eight properties included in this statement along with two additional properties which were under construction at December 31, 1997. The seller of these properties purchased these properties from 9 unrelated parties between November of 1997 and April of 1998.


                                     ******

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                             ----------------------
                                TABLE OF CONTENTS

                             ----------------------
                                                      PAGE
Offering Summary.....................................   2
Risk Factors.........................................  13
Investment Strategy..................................  24
The Company..........................................  29
The Manager and the Management Agreement.............  32
Management...........................................  45
Security Ownership of Certain Beneficial
     Owners and Management...........................  51
Certain Relationships and Related Party
     Transactions....................................  52
Use of Proceeds......................................  52
Distribution Policy..................................  52
Price Range of Common stock..........................  52
Consolidated Unaudited Pro Forma.....................  52
     Financial Statements............................  53
Management's Discussion and Analysis of
     Financial Condition and Results of Operations...  59
Description of Securities............................  60
Certain Provisions of Maryland Law and of
     Fortress' Charter and Bylaws....................  69
Common stock Available for Future Sale...............  72
Operating Partnership Agreement......................  73
Federal Income Tax Considerations....................  76
ERISA Considerations.................................  86
Selling Stockholders.................................  89
Plan of Distribution.................................  90
Legal Matters........................................  90
Experts..............................................  91
Glossary of Terms....................................  92
Financial Statements.................................  F-1


                                20,916,739 SHARES



                            FORTRESS INVESTMENT CORP.



                                  COMMON STOCK



                                  -------------
                                   PROSPECTUS
                                  -------------




                                           , 1998
                                -----------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered.


Securities and Exchange Commission registration fee..............    $123,409
Printing and engraving expenses..................................           *
Legal fees and expenses..........................................           *
Accounting fees and expenses.....................................           *
Miscellaneous....................................................           *
                                                                     --------
   Total.........................................................    $      *
                                                                     ========

----------
     *To be filed by amendment.

ITEM 32.  SALES TO SPECIAL PARTIES.

         See Item 33.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

         On May 11, 1998, in connection with the Registrant's incorporation, the Registrant issued 50 shares of Common stock to Fortress Principal Investment Holdings LLC, a Delaware limited liability company, for $1,000. Such issuance was exempt from the registration requirements of the Securities Act pursuant to
Section 4(2) thereof.

         On June 1, 1998, the Registrant issued 2,680,960 shares of Common stock to Fortress Principal Investment Holdings LLC, a Delaware limited liability company, for approximately $50,000,000. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

         On June 10, 1998, the Registrant issued an aggregate of 17,672,440 shares of Common stock to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. The initial purchaser of such shares of Common stock was NationsBanc Montgomery Securities LLC. The aggregate proceeds to the Registrant from such offering and the aggregate initial purchaser's discount were $329,591,006 and $20,408,992, respectively.

         On July 1, 1998, the Registrant issued an aggregate of 559,001 shares of Common stock pursuant to an option granted to NationsBanc Montgomery Securities LLC in connection with the Original Offering, to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and to a limited number of "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation D under the Securities Act. The aggregate proceeds to the Registrant from such offering and the aggregate initial purchaser's discount were $10,425,368 and $738,670, respectively.

         On July 1, 1998, the Registrant issued an aggregate of 4,288 shares of Common stock to employees of Fortress Investment Group LLC for $80,000.00. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

         The Charter authorizes Fortress, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of Fortress. The Bylaws obligate Fortress, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of Fortress and at the request of Fortress, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit Fortress to indemnify and advance expenses to any person who served a predecessor of Fortress in any of the capacities described above and to any employee or agent of Fortress or a predecessor of Fortress.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Fortress pursuant to the foregoing provisions, Fortress has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 35.  TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

         No portion of the proceeds of the sale of the shares of Common stock being registered hereunder will be received by the Registrant.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) The following financial statements are being filed as part of this Registration Statement:

                  1.       June 30, 1998 Consolidated Financial Statement of the
                           Company

                  2. Combined Statements of Revenue and Certain Expenses for the Properties Known as the Initial GSA Properties for the Year Ended December 31, 1997

         (b) The following is a list of exhibits filed as part of this Registration Statement.

  EXHIBIT
   NUMBER                                   DESCRIPTION
------------  ------------------------------------------------------------------
     3.1      Articles of Amendment and Restatement of the Registrant
     3.2      By-laws of the Registrant
     4.1      Form of Certificate for Common Stock
     4.2 Registration Rights Agreement, dated as of June 10, 1998, by and between the Registrant and NationsBanc Montgomery Securities, Inc.
     4.3 Registration Rights Agreement, dated as of June 10, 1998, by and among the Registrant, Fortress Principal Investment Holdings LLC and Additional Purchasers (as defined therein)
     4.4 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent
     5.1 Opinion of Ballard, Spahr, Andrews & Ingersoll LLP relating to the legality of the Common Stock*
     8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
    10.1 Management and Advisory Agreement, dated as of June 10, 1998, by and among the Registrant, Fortress Partners, L.P. and Fortress Investment Group LLC.
    10.2 Agreement of Limited Partnership of Fortress Partners L.P., dated as of June 10, 1998
    10.3      Limited Liability Company Agreement of Fortress Investment Group
              LLC
    10.4 Asset Purchase Agreement, dated July 1, 1998, between UBS Securities (SWAPS) Inc. and Fortress GSA Properties LLC
    10.5 Loan Agreement, dated as of July 31, 1998, by and among the borrowers listed on Schedule I thereto, Meridian Funding Company, LLC, as the lender, and Bankers Trust Company as the collateral agent
    21.1      Subsidiaries of the Registrant
    23.1      Consent of Deloitte & Touche LLP
    23.2      Consent of Ballard, Spahr, Andrews & Ingersoll LLP (contained in
              Exhibit 5.1)*
    23.3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
              Exhibit 8.1)*
    24.1 Power of Attorney (included on the signature page of this Registration Statement)

-------------

   * To  be filed by amendment.

ITEM 37.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof."

         (c) The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) for the purposes determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on September 8, 1998.

                                       Fortress Investment Corp.

                                       By:  /s/ Wesley R. Edens
                                            -----------------------------------
                                       Name:    Wesley R. Edens
                                       Title:   Chief Executive Officer

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                POWER OF ATTORNEY

EACH PERSON IN SO SIGNING, ALSO MAKES, CONSTITUTES AND APPOINTS WESLEY R. EDENS, RANDAL A. NARDONE AND WAYNE OLSON AND EACH OF THEM ACTING ALONE, HIS TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION, TO EXECUTE AND CAUSE TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, ANY AND ALL AMENDMENTS AND POST-EFFECTIVE AMENDMENTS TO THIS REGISTRATION STATEMENT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND ANY RELATED REGISTRATION STATEMENT AND ITS AMENDMENTS AND POST-EFFECTIVE AMENDMENTS FILED PURSUANT TO RULE 462(B) UNDER THE ACT, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, AND HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEY-IN-FACT OR HIS SUBSTITUTE OR SUBSTITUTES MAY DO OR CAUSE TO BE DONE BY VIRTUE THEREOF.


      SIGNATURE                                  TITLE                                     DATE
      ---------                                  -----                                     ----
/s/ Wesley R. Edens             Chief Executive Officer and Chairman of the Board     September 8, 1998
-------------------
Wesley R. Edens

/s/ Robert I. Kauffman          President and Director                                September 8, 1998
----------------------
Robert I. Kauffman

/s/ Randal A. Nardone           Chief Operating Officer and Secretary                 September 8, 1998
---------------------
Randal A. Nardone

/s/ Erik P. Nygaard             Chief Information Officer and Treasurer               September 8, 1998
-------------------
Erik P. Nygaard

/s/ Wayne C. Olson              Chief Financial Officer                               September 8, 1998
------------------              (Principal Financial and Accounting Officer)
Wayne C. Olson

/s/ Mark. H. Burton             Director                                              September 8, 1998
-------------------
Mark H. Burton

/s/ Douglas A. Jacobs           Director                                              September 8, 1998
---------------------
Douglas A. Jacobs

/s/ Stuart A. McFarland         Director                                              September 8, 1998
-----------------------
Stuart A. McFarland

                                EXHIBIT INDEX


  EXHIBIT
   NUMBER                                   DESCRIPTION
------------  ------------------------------------------------------------------
     3.1      Articles of Amendment and Restatement of the Registrant
     3.2      By-laws of the Registrant
     4.1      Form of Certificate for Common Stock
     4.2 Registration Rights Agreement, dated as of June 10, 1998, by and between the Registrant and NationsBanc Montgomery Securities, Inc.
     4.3 Registration Rights Agreement, dated as of June 10, 1998, by and among the Registrant, Fortress Principal Investment Holdings LLC and Additional Purchasers (as defined therein)
     4.4 Rights Agreement between the Registrant and American Stock Transfer & Trust Company, as Rights Agent
     5.1 Opinion of Ballard, Spahr, Andrews & Ingersoll LLP relating to the legality of the Common Stock*
     8.1      Opinion of Skadden, Arps, Slate, Meagher & Flom LLP*
    10.1 Management and Advisory Agreement, dated as of June 10, 1998, by and among the Registrant, Fortress Partners, L.P. and Fortress Investment Group LLC.
    10.2 Agreement of Limited Partnership of Fortress Partners L.P., dated as of June 10, 1998
    10.3      Limited Liability Company Agreement of Fortress Investment Group
              LLC
    10.4 Asset Purchase Agreement, dated July 1, 1998, between UBS Securities (SWAPS) Inc. and Fortress GSA Properties LLC
    10.5 Loan Agreement, dated as of July 31, 1998, by and among the borrowers listed on Schedule I thereto, Meridian Funding Company, LLC, as the lender, and Bankers Trust Company as the collateral agent
    21.1      Subsidiaries of the Registrant
    23.1      Consent of Deloitte & Touche LLP
    23.2      Consent of Ballard, Spahr, Andrews & Ingersoll LLP (contained in
              Exhibit 5.1)*
    23.3      Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in
              Exhibit 8.1)*
    24.1 Power of Attorney (included on the signature page of this Registration Statement)

-------------

   * To  be filed by amendment.